UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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PROXY STATEMENT AND NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

iff

Where science
& creativity meet

Letter from the Chief Executive Officer

Dear Fellow Shareholder:

It is a privilege to write to you as CEO of IFF, a global leader in high-value ingredients and solutions with a world-class team and an unmatched portfolio to meet the evolving needs of the global food, beverage, home and personal care and health and wellness markets.

I am honored to lead such a world-class company and join a global team united around a central purpose – to apply science and creativity for a better world – as we strengthen our position as an essential solutions partner for our customers. IFF has embarked on an incredible transformational journey and our company is stronger today than it’s ever been. As CEO, I am squarely focused on opportunities to build on this incredible foundation to achieve our next chapter of growth.

In 2021, IFFers once again showcased their resilience, remarkable spirit and relentless determination in pursuit of our mission to Do More Good for our stakeholders and our planet. As the COVID-19 pandemic continued to test our communities in ever-evolving ways, IFF showcased its essential role in the value chain for key consumer brands and manufacturers.

The completion of our combination with Nutrition & Biosciences (N&B) business in February 2021 officially marked the beginning of a new era for IFF. IFF’s teams around the world have worked tirelessly over the last two years to bring this incredible combination to life and position our business for our next chapter of growth and innovation. We continue to make tremendous progress integrating our businesses and bringing together more than 24,000 employees worldwide, while delivering on our efforts to create a more efficient organization.

IFF’s financial results in 2021 reflect the strength and durability of our expanded portfolio and the exceptional dedication of our teams. Within the complex global operating environment, we delivered strong sales growth across our business divisions, including meaningful recoveries in the segments most affected by the pandemic. For the full year, IFF delivered $11.7 billion in sales and adjusted operating EBITDA of $2.4 billion. IFF finished the year ahead of our sales target, with double-digit growth driven by strong performance across all four business segments. While global supply chain challenges pressured our profitability margin for the year, we are proud of how our teams navigated this landscape to continue to deliver year-over-year growth in adjusted operating EBITDA.

Importantly, IFF has improved its financial flexibility and robust cash flow, particularly as we streamlined our portfolio to focus on our core competencies. IFF successfully completed the divestiture of our non-core fruit preparation business and announced the sale of our microbial control business. These strategic actions allow IFF to reduce outstanding debt and invest in valuable growth and innovation opportunities to further meet the evolving needs of our customers.

All of us at IFF believe strongly in our responsibility to Do More Good in all our communities. As a purpose-driven, customer-centric organization, we are a leading force for a more sustainable future. We are on a journey to challenge the status quo and be the most responsible partner we can for our shareholders, customers, communities and planet. I am proud to report that IFF is achieving our targets in this mission. In May, IFF announced that we met and surpassed the intensity-based environmental targets we initially set in 2010, when we first established our 10-year sustainability objectives. We reduced greenhouse gas emissions, water withdrawal and hazardous waste generation well beyond our targets. We are proud of this work, but we know all of us can, and must, do more.

Expanding on these initiatives, IFF announced in December 2021 a new and ambitious environmental, social and governance roadmap called the ESG 2030 ‘Do More Good Plan.’ Through this framework, IFF will accelerate efforts to address the most urgent issues affecting our world for the next decade and beyond. By focusing on four “ESG+” areas of action (Environmental, Social, Governance and Sustainable solutions), IFF commits to transform how we design and manufacture our products. Across IFF, we are incorporating our Do More Good mindset into the ways we responsibly engage with our employees, customers, suppliers and communities.

We have pledged to support environmental stewardship across our business by setting new, science-based targets to further reduce greenhouse gas emissions, achieve net zero and ultimately become net positive. As we strengthen our globally certified diversity, equity & inclusion leadership, we are focused on achieving world class safety performance and continuing to promote human rights and animal welfare through our responsible sourcing program and natural ingredient supply chains. We have also expanded our mandate to help our customers achieve their own ESG goals by ensuring all new innovations are as sustainable as possible.

At IFF, our power is our people. Since our inception, we have worked hard to foster an environment where IFFers across the globe feel seen, heard and able to truly thrive in their professional careers. We are proud to be globally recognized for these efforts, having received Economic Dividend for Gender Equality (EDGE) certification in 21 countries, the largest number of countries ever certified by EDGE at one time, as well as other diversity, equity & inclusion certifications such as Diversity Inc., Human Rights Campaign, and proudly signing the U.N. Global LGBTI Standards of Conduct for Business and the U.N. Women’s Empowerment Principles. Our efforts cannot and will not stop there, and our organization will continue to focus on furthering this deeply important work.

As I get to know our incredibly talented team around the world, I am confident that IFF is well-positioned to redefine the possibilities for our industry while creating long-term value for all of our stakeholders. As CEO, I am committed to advancing IFF’s bold reinvention, as we challenge expectations and transform our ability to reach and partner with more customers around the world. Your ongoing partnership is key to our success. I am energized by the immense possibilities on our horizon and know that IFF has vision, people and opportunity to accelerate our impact for our customers, teams and communities as, together, we Do More Good.

Thank you.

Frank Clyburn

Chief Executive Officer and Director

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This letter includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2022 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Notice of 2022 Annual Meeting of Shareholders

Date and Time

May 4, 2022
10:00 a.m. Eastern Daylight Time

Place

Meeting live via the Internet. Please visit: www.virtualshareholdermeeting.com/IFF2022*

Items to be Voted On

1.   Elect 14 members of the Board of Directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders.

2.     Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year.

3.     Approve, on an advisory basis, the compensation of our named executive officers in 2021.

4.     Transact such other business as may properly come before the 2022 Annual Meeting and any adjournment or postponement of the 2022 Annual Meeting.

Record Date

Only shareholders of record as of the close of business on March 8, 2022 may vote at the 2022 Annual Meeting.

Sincerely,

Frank Clyburn

Chief Executive Officer and Director

March 25, 2022

Virtual Meeting

You can attend our virtual 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2022. Be sure to have the 16 digit Control Number we have provided to you to join the meeting. Our 2022 Annual meeting will start at 10:00 a.m. Eastern Daylight Time.

Proxy Voting

It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement.

Proxy Voting Methods

Telephone Internet Mail

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2022:

Our Notice, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com.

TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

We are making the Proxy Statement and the form of proxy first available on or about March 25, 2022.

521 W. 57th Street New York, NY 10019

*

As part of our effort to maintain a safe and healthy environment at our 2022 Annual Meeting for our employees and shareholders and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the New York State Department of Health (health.ny.gov) regarding COVID-19, we will hold the 2022 Annual Meeting online at www.virtualshareholdermeeting.com/IFF2022, as permitted under New York State law. Note that the decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

PROXY STATEMENT SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2022 Annual Report before you vote.

2021 Highlights

2021 Results

Net Sales	$11.7 B

Operating Profit	$585 M

Adjusted Operating EBITDA*	$2,425 M

Diluted EPS	$1.10

Adjusted Diluted EPS*	$3.28
Adjusted Diluted EPS ex Amortization*	$5.63

* See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this Proxy Statement.

Our Corporate Governance Policies Reflect Best Practices

➢ All Directors other than our CEO are Independent

➢    Majority Voting and Director Resignation Policy in Uncontested Elections

➢    Executives and Directors are Subject to Rigorous Stock Retention Guidelines

➢    No Limitation on Shareholder Litigation Rights

➢    Proxy Access By-Law Provisions

➢    Prohibition on Short Sales and Hedging of our Stock by our Employees, Officers and Directors

➢    No Exclusive Forum or Fee-Shifting Provisions

➢    Extensive Executive Clawback Policy

➢    Long Standing Commitment to Sustainability

➢ Strong Pay for Performance Practice
➢ Diverse Board Brings Balance of Skills, Professional Experience and Perspectives
➢ Annual Election of Directors
➢ Non-Executive Chair of the Board Leads Board’s Independent Oversight
➢ No Guaranteed Pay Increases or Equity Awards for NEOs
➢ Annual Board and Committee Assessments
➢ Formal Board and Executive Succession Planning
➢ No Shareholder Rights Plan (“Poison Pill”)

Proposals and Board Recommendations

Proposal 1 Election of 14 Director Nominees

The Board recommends a vote FOR the election of all Director Nominees

Our Nominating and Governance Committee and our Board have determined that each of the nominees possesses the skills and qualifications to collectively comprise a highly effective Board.

See “Proposal 1 — Election of Directors” beginning on page 1 of this Proxy Statement.

IFF  |  2022 PROXY STATEMENT  i

PROXY STATEMENT SUMMARY

Director Nominees

				Committee Membership
Name and Primary Occupation	Joined	Age	Indep.	Audit	Comp.	Nom.& Gov.	Inn. & Sus.
Kathryn J. Boor Dean of the Graduate School and Vice Provost for Graduate Education, Cornell University	2021	63	●
Edward D. Breen CEO, DuPont de Nemours, Inc.	2021	66	●				●
Barry A. Bruno Executive Vice President and Chief Marketing Officer of Church & Dwight Co., Inc.	2022	50	●	●
Frank Clyburn Chief Executive Officer, IFF	2022	57					●
Carol Anthony Davidson Former Senior Vice President, Controller & CAO of Tyco International Ltd.	2021	66	●
Michael L. Ducker Former President and CEO, FedEx Freight	2014	68	●		●		●
Roger W. Ferguson, Jr. Former President and CEO, TIAA	2010	70	●			●
John F. Ferraro Former Global COO, Ernst & Young	2015	66	●
Christina Gold Former CEO, The Western Union Company	2013	74	●		●
Ilene Gordon Former Chair, President & CEO of Ingredion Incorporated	2021	68	●		●
Matthias J. Heinzel CEO, Life Science division of Merck KGaA, Darmstadt, Germany	2021	55	●				●
Dale F. Morrison Non-executive Chair and Founding Partner of Twin Ridge Capital Management	2011	73	●			●
Kåre Schultz President and CEO, Teva Pharmaceutical Industries Ltd.	2021	60	●			●
Stephen Williamson Senior Vice President and CFO, Thermo Fisher Scientific	2017	55	●
Committee Chair Financial Expert

ii  IFF  |  2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Skills and Qualifications

Our Board regularly evaluates desired attributes for directors in light of the Company’s strategy and needs. Key skills, qualifications and experience currently maintained on the Board include:

Proposal 2 Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year

The Board recommends a vote FOR this proposal

Our Board recommends that shareholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year.

See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm” beginning on page 42 of this Proxy Statement.

Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers in 2021	The Board recommends a vote FOR this proposal Our Board recommends a vote “FOR” the advisory vote to approve executive compensation for the 2021 performance year.
See “Proposal 3 — Advisory Vote on Executive Compensation” on page 71 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 46 of this Proxy Statement.

IFF  |  2022 PROXY STATEMENT  iii

PROXY STATEMENT SUMMARY

Compensation Governance

Our pay-for-performance compensation program is part of the strong compensation governance that we have adopted.

What We Do	Significant portion of NEO compensation in the form of at-risk variable compensation
Variable compensation based on multiple performance metrics to encourage balanced incentives
Appropriate mix of fixed and variable compensation to reward company, business unit and individual performance
Majority of variable compensation awarded as equity-based awards
Executive clawback policies to recoup cash and equity compensation upon certain triggering events
Executives required to meet share retention guidelines
Independent compensation consultant
Annual risk assessment of compensation programs
What We Don’t Do	No tax gross-ups on severance payments
No single-trigger vesting of cash or equity-based awards upon change in control
No short-sales, hedging or pledging of our stock by our employees, officers or directors
No fixed-duration employment agreements with executive officers
No stock option/SSAR repricing or exchange of underwater options or SSARs for cash without shareholder approval

iv  IFF  |  2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

IFF  |  2022 PROXY STATEMENT  v

Our Current Board

Our Board of Directors (“Board”) currently has fourteen members. Upon the recommendation of the Nominating and Governance Committee, our Board has nominated the current directors for election at the 2022 Annual Meeting, each for a one-year term that expires at the 2023 Annual Meeting:

Dale F. Morrison (Chair)
Kathryn J. Boor	John F. Ferraro
Edward D. Breen	Christina Gold
Barry. A Bruno	Ilene Gordon
Frank Clyburn	Matthias Heinzel
Carol Anthony Davidson	Kåre Schultz
Michael L. Ducker	Stephen Williamson
Roger W. Ferguson, Jr.

Each director will serve until the next annual meeting of shareholders and until a successor is elected and qualified, or until his or her earlier resignation, removal, or death. If any of our Board’s nominees for director becomes unavailable to serve before the 2022 Annual Meeting, our Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.

Director Nominee Experience and Qualifications

Board Membership Criteria and Selection

Our Certificate of Incorporation provides that we have at least six but not more than 15 directors. To ensure independence and to provide the breadth of needed expertise and diversity of our Board, the Board periodically reviews its size and makes appropriate adjustments pursuant to our By-Laws. In addition, our Nominating and Governance Committee, together with the other Board members, from time to time, as appropriate, identify the need for new Board members.

Board candidates are considered based on various criteria which may change over time as our business evolves and as the composition of the Board changes. At a minimum, our Nominating and Governance Committee considers the following factors as part of its review of all director candidates and in recommending potential director candidates:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences, gender, race, ethnicity, national origin and other demographics;

•	business or other relevant experience; and

•

the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to our needs and to the requirements and standards of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).

IFF  |  2022 PROXY STATEMENT  1

 PROPOSAL 1 — ELECTION OF DIRECTORS

Proposed director candidates who satisfy the criteria and who otherwise qualify for membership on the Board are identified by the Nominating and Governance Committee. In identifying candidates, the Nominating and Governance Committee seeks input and participation from other Board members and other appropriate sources so that all points of view are considered and the best possible candidates identified. The Nominating and Governance Committee may also engage a search firm to assist it in identifying potential candidates. Members of the Nominating and Governance Committee and other Board members, as appropriate, interview selected director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Nominating and Governance Committee to the Board. Our Nominating and Governance Committee evaluates the suitability of potential candidates recommended by shareholders in the same manner as other candidates recommended to the Nominating and Governance Committee.

We believe that each of our nominees has the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. Each of our nominees is being nominated because he or she adheres to the highest standards of personal integrity and possesses excellent interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills and qualities.

	Current or Prior CEO	Operations / Manufacturing	Consumer Products	Innovation / R&D	M&A / Integrations	Human Capital & Sustainability	Finance/ Accounting	ERM / Risk Management	International / Emerging Markets	Other Public Board Experience

Kathryn Boor				✓		✓			✓	✓

Edward Breen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Barry A. Bruno		✓	✓	✓	✓	✓		✓	✓

Frank Clyburn	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Carol A. Davidson					✓	✓	✓	✓	✓	✓

Mike Ducker	✓	✓		✓	✓	✓		✓	✓	✓

Roger Ferguson	✓		✓		✓	✓	✓	✓		✓

John Ferraro		✓	✓		✓	✓	✓	✓	✓	✓

Christina Gold	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Ilene Gordon	✓	✓			✓	✓	✓	✓	✓	✓

Matthias Heinzel	✓	✓		✓	✓	✓			✓

Dale Morrison	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Kåre Schultz	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Stephen Williamson				✓	✓	✓	✓	✓	✓

Board Transitions

Effective February 14, 2022, the Company appointed Mr. Frank Clyburn as Chief Executive Officer (“CEO”) and as a member of the Board of Directors. Mr. Clyburn joined the Company from Merck & Co., Inc. (“Merck”), where he served as Executive Vice President and Division President of Human Health.

2  IFF  |  2022 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

As planned, upon Mr. Clyburn’s succession as CEO, Mr. Fibig resigned as CEO and as director and Chair of the Board. In addition, the Board appointed Mr. Dale F. Morrison to serve as the non-executive Chair of the Board. With a non-executive Chair, the Board determined it no longer needed an independent Lead Director and Mr. Edward D. Breen resigned from such position but remains a director.

On February 8, 2022, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Mr. Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which the Company agreed to (i) increase the size of the Board to fourteen directors and (ii) appoint Mr. Barry A. Bruno to the Board to fill the resulting vacancy. In addition, the Company agreed to include Mr. Bruno as part of the Company’s slate of nominees for election to the Board at the 2022 Annual Meeting.

In connection with his appointment to the Board, the Board determined that Mr. Bruno qualifies as an independent director under the listing rules of New York Stock Exchange. Under the terms of the Cooperation Agreement, the Icahn Group agreed that it will not enter into any agreement with, or compensate, Mr. Bruno with respect to his role or service as a director of the Company. In addition, the Icahn Group confirmed that Mr. Bruno is not associated with the Icahn Group.

In addition, under the terms of the Cooperation Agreement, in the event Mr. Bruno resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Cooperation Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting of stockholders subsequent to the 2022 Annual Meeting, following which the Icahn Group’s replacement rights shall terminate), then a new independent director that is mutually acceptable to the Board and the Icahn Group shall be added to the Board or as a nominee on the slate of nominees for election to the Board at the 2022 Annual Meeting, as applicable.

So long as Mr. Bruno is a member of the Board, any Board consideration of appointment and employment of the Company’s chief executive officer and chief financial officer, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees at which Mr. Bruno is a member.

The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions. The Cooperation Agreement, including the standstill restrictions on the Icahn Group, will terminate upon the earlier of (x) 35 calendar days before the advance notice deadline set forth in the bylaws of the Company for the Company’s 2023 annual meeting of stockholders and (y) the day that is the seventh calendar day after the Icahn Group gives written notice to the Company (which notice shall not be given before May 31, 2022) of the Icahn Group’s election to terminate the Cooperation Agreement.

Diversity and Tenure

Diversity is one of the factors that the Nominating and Governance Committee considers in identifying and selecting director nominees. The Board recognizes the value of diversity and strives to assemble a Board with diverse skills, professional experience, global, geographic and other perspectives, age, race, ethnicity, gender, gender identity, sexual orientation or identity, national origin and cultural background, to include in the pool from which nominees for the Board are selected.

In connection with the N&B Transaction, completed in February 2021, we refreshed our Board by appointing six new members and increasing the size of the Board from eleven to thirteen members. As a result and with the addition of Mr. Bruno, more than half of our directors currently have a tenure of less than 3 years and our average director tenure is 4.1 years.

IFF  |  2022 PROXY STATEMENT  3

 PROPOSAL 1 — ELECTION OF DIRECTORS

We Strive for a Balanced and Diverse Board

*	Tenure and age are as of March 25, 2022

Shareholder Nominations and Proxy Access

Under our By-Laws, if a shareholder wishes to submit a director candidate for consideration by the Nominating and Governance Committee, or wishes a director nomination to be included in the Company’s proxy statement for an annual meeting pursuant to our proxy access by-law, the shareholder must deliver or mail notice of the request to the Company’s Corporate Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of shareholders. However, if the annual meeting is not within 30 days of the anniversary date of the prior year’s annual meeting, such notice must be received by the Corporate Secretary no later than 10 days following the mailing of notice of the annual meeting or public disclosure of the annual meeting date, whichever occurs first. The notice must be accompanied by the information concerning the director candidate and nominating shareholder described in Article I, Section 3 and Section 4 of our By-Laws. The Nominating and Governance Committee may also request any additional background or other information from any director candidate or recommending shareholder as it may deem appropriate. Our proxy access by-law permits an eligible shareholder (or group of up to 20 eligible shareholders) who owns shares representing at least 3% of our outstanding shares, and has held the shares for at least three years, to nominate and include in our proxy materials for an annual meeting, director candidates constituting up to 20% of our Board.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Continued Service

The Nominating and Governance Committee annually reviews each Board member’s suitability for continued service as a member of our Board and recommends to the Board whether such member should be re-nominated. In addition, each director is required to promptly tender his or her resignation for consideration to the Chair of the Nominating and Governance Committee if, during his or her tenure as a director, such director:

•	has a material change in employment,

•	has a significant change in personal circumstances which may adversely affect his or her reputation, or the reputation of the Company, or

•	intends to join the board of another for-profit company,

so that the Nominating and Governance Committee can review the change and make a recommendation to the full Board regarding the director’s continued service. Such resignation becomes effective only upon acceptance by the Board. In addition, if a Director is an active chief executive officer of another public company, such Director shall not serve on the board of more than two public companies (including IFF), other than the company of which he or she is the chief executive officer.

√ YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

IFF  |  2022 PROXY STATEMENT  5

 PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Director

Kathryn J. Boor

Director Since: 2021 Committees: • Innovation and Sustainability (Chair) Age: 63

Business Experience

Dr. Boor is the Dean of the Graduate School and Vice Provost for Graduate Education at Cornell University. Prior to appointment to her current role on October 1, 2020, Dr. Boor served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University since 2010. Dr. Boor earned a B.S. in Food Science from Cornell University, an M.S. in Food Science from the University of Wisconsin and a Ph.D. in Microbiology from the University of California, Davis.

Public Board Memberships

•  Seneca Foods Corporation, a food processing company

Additional Accomplishments and Memberships

•  Director, Foundation for Food and Agriculture Research

•  Director, US-Israel Binational Agricultural Research and Development Fund

Qualifications

Dr. Boor brings to the Board extensive knowledge of food and beverage science, including expertise in food safety and quality. Until assuming her current role in October 2020, Dr. Boor was responsible for developing and implementing the strategic direction of Cornell’s College of Agriculture and Life Science and made important contributions in food and beverage research.

6  IFF  |  2022 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

Edward D. Breen

Director Since: 2021 Committees: • Innovation and Sustainability Age: 66

Business Experience

Mr. Breen is the Executive Chairman and Chief Executive Officer of DuPont de Nemours, Inc. Before becoming CEO, he was Executive Chairman of DuPont and previously served as CEO of DowDuPont and DuPont since 2015. Mr. Breen was the Chief Executive Officer of Tyco International Ltd. from July 2002 until September 2012, was the Chairman of its Board until March 2016 and was one of its directors until September 2016. Prior to joining Tyco International, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola’s Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola’s Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument’s Broadband Networks Group.

Public Board Memberships

•  Comcast Corporation, a media and technology company

•  DuPont de Nemours, Inc., a multi-industry specialty solutions company

Additional Accomplishments and Memberships

•  Trustee, Grove City College

•  Trustee, Lebanon Valley College

•  Trustee, The Hun School of Princeton

Qualifications

Mr. Breen brings to the Board extensive global management experience, including leading the strategic direction and execution of DuPont and its transformative separation from DowDuPont.

IFF  |  2022 PROXY STATEMENT  7

 PROPOSAL 1 — ELECTION OF DIRECTORS

Barry A. Bruno

Director Since: 2022 Committees: • Audit Age: 50

Business Experience

Since October 1, 2021 Mr. Bruno has served as Chief Marketing Officer and Executive Vice President of Church & Dwight Co., Inc. where he is responsible for their U.S. business. Prior to assuming this role, Mr. Bruno served as Executive Vice President and President, International with responsibility for Church & Dwight’s international business. Prior to joining Church & , Mr. Bruno spent 14 years at Johnson & Johnson where he held roles of increasing responsibility in their U.S. and international Consumer Products, Pharmaceutical and Medical Device business units. Mr. Bruno received his Bachelor of Arts Degree in Economics from the College of The Holy Cross in Worcester, MA, a Master of Business Administration degree from Wake Forest University in Winston-Salem, NC and has participated in post-MBA executive education at Harvard Business School in Cambridge, Massachusetts.

Qualifications

Mr. Bruno has more than 20 years of experience in the Consumer Packaged Goods industry in which he has been responsible for Marketing, Sales and New Product Development. In that capacity he has been a customer of IFF and many of its main competitors. His skin care, oral care and beauty care experience are especially relevant. Likewise, he has spent considerable time driving international expansion with a particular focus on emerging markets including opening new offices in China, the Middle East, Southeast Asia and Latin America. Finally, Mr. Bruno has extensive experience in acquisition evaluation/due diligence and business integration.

8  IFF  |  2022 PROXY STATEMENT

 PROPOSAL 1 — ELECTION OF DIRECTORS

Frank Clyburn

Director Since: 2022 Committees: • Innovation and Sustainability Age: 57

Business Experience

Mr. Clyburn is the Chief Executive Officer of IFF. Prior to joining IFF, he was Executive Vice President and Division President of Human Health at Merck & Co., Inc. from 2021 to 2022. After joining Merck in 2008, Mr. Clyburn held several leadership positions including Senior Vice President, Merck Bioventures, Merck Research Laboratories from 2008 to 2009, Senior Vice President, Global Franchise and Market Access, Merck Bioventures, Merck Research Laboratories from 2009 to 2011, President, Primary Care and Women’s Health Business Line from 2011to 2013, President Global Oncology Business Unit from 2013 to 2018, and Executive Vice President and Chief Commercial Officer from 2019 to 2021. While at Merck, he was selected to live in Shanghai, China and Lucerne, Switzerland while leading their global pharmaceutical franchises. Prior to his time at Merck, Mr. Clyburn served as Vice President & Head of U.S. Internal Medicine and Oncology Business at Sanofi and held various senior management positions of increasing responsibility from 1994 to 2008. In addition, Mr. Clyburn held various sales positions at Marion Laboratories from 1987 to 1994.

Public Board Memberships

•  DuPont de Nemours, Inc., a multi-industry specialty solutions company, from June 2019 to January 2022

Additional Accomplishments and Memberships

•  Thomas Edison University from 2013 to 2019

Qualifications

Mr. Clyburn has an in-depth understanding of R&D, extensive integration and M&A experience and a unique ability to connect with customers and all stakeholders. He has built his career around impactful execution and while at Merck, built one of the leading oncology businesses in the world and the largest business within Merck. Mr. Clyburn brings extensive experience leading complex global businesses and executing with exceptional operating discipline.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Carol Anthony (John) Davidson

Director Since: 2021 Committees: • Audit Age: 66

Business Experience

Mr. Davidson served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from January 2004 to September 2012. In that role, he led financial reporting, internal controls and accounting policies and processes. Mr. Davidson was a member of Tyco’s senior leadership team that established financial integrity, operational excellence and strong ethical practices across Tyco’s global operations. Prior to Tyco, Mr. Davidson was Vice President of audit, risk and compliance for Dell Computer Corporation where he served in several executive roles, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. Earlier in his career, he spent 16 years with Eastman Kodak Company where he led the internal audit function and previously served in various accounting and financial leadership roles. Mr. Davidson began his career in public accounting at Arthur Andersen & Co.

Public Board Memberships

•  TE Connectivity, a consumer electronics company

•  FMC Corporation, an agricultural sciences company

Additional Accomplishments and Memberships

•  Trustee of University of Rochester

•  Former Member of the Board of Governors of the Financial Industry Regulatory Authority

•  Former Trustee of the Financial Accounting Foundation

•  Inducted into the Financial Executives International Hall of Fame in 2016

Qualifications

Mr. Davidson brings to the Board years of experience overseeing financial reporting, internal controls and developing accounting policies for public companies. He is a Certified Public Accountant, with extensive leadership experience across multiple industries.

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Michael L. Ducker

Director Since: 2014 Committees: • Human Capital and Compensation • Innovation and Sustainability Age: 68

Business Experience

Mr. Ducker served as President and Chief Executive Officer of FedEx Freight from January 2015 to August 2018. In that role, he provided strategic direction for FedEx’s less-than-truckload (LTL) companies throughout North America and for FedEx Custom Critical, a leading carrier of time sensitive, critical shipments. Mr. Ducker was formerly the Chief Operating Officer and President of International for FedEx Express, where he led all customer-facing aspects of the company’s U.S. operations and its international business, spanning more than 220 countries and territories across the globe. Mr. Ducker also oversaw FedEx Trade Networks and FedEx Supply Chain. During his FedEx career, which began in 1975, Mr. Ducker has also served as president of FedEx Express Asia Pacific in Hong Kong and led the Southeast Asia and Middle East regions from Singapore, as well as Southern Europe from Milan, Italy.

Public Board Memberships

•  nVent Electric plc, a global provider of electrical connection and protection solutions

•  U.S. Xpress Enterprises, Inc., a transportation company operating in the truckload space

Additional Accomplishments and Memberships

•  Executive Committee and Leadership Council of the U.S. Chamber of Commerce

•  Board of Amway Corporation

•  National Advisory Board of the Salvation Army

•  Executive Committee and Treasurer of the American Trucking Association from 2014 to 2019

•  Board of the American Transportation Research Institute from 2014 to 2019

•  Board member of University of Mississippi Foundation

Qualifications

Mr. Ducker’s significant senior executive and international experience coupled with his extensive expertise in complex operations and logistics complements the strength of our Board. Mr. Ducker’s career with FedEx Freight provided him with knowledge of a number of important areas that assist our Board, including leadership, risk assessment and operational issues.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Roger W. Ferguson, Jr.

Director Since: 2010 Committees: • Human Capital and Compensation (Chair) • Nominating and Governance Age: 70

Business Experience

Mr. Ferguson has served as the President and Chief Executive Officer of TIAA (formerly TIAA-CREF) between 2008 and 2021. Prior to joining TIAA, Mr. Ferguson served as Chairman of Swiss Re America Holding Corporation, a global insurance company, from 2006 to 2008. Mr. Ferguson served as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. He represented the Federal Reserve on several international policy groups and served on key Federal Reserve System committees, including Payment System Oversight, Reserve Bank Operations and Supervision and Regulation. In addition, Mr. Ferguson led the Fed’s initial response on 9/11. From 1984 to 1997, Mr. Ferguson was an associate and partner at McKinsey & Company. Mr. Ferguson became the Steven A. Tananbaum Distinguished Fellow at the Council on Foreign Relations during 2021.

Public Board Memberships

•  Blend Labs, a fintech company that simplifies the process of getting a loan or opening a deposit account

•  Alphabet Inc., the parent holding company of Google Inc.

•  Corning Incorporated, a leading innovator in materials science

Additional Accomplishments and Memberships

•  Board member of a number of charitable and non-governmental organizations, including the Institute for Advanced Study, Memorial Sloan Kettering Cancer Center, Smithsonian Institution, the Aspen Institute and the Teacher’s College of Columbia University

•  Board member, Klarna Bank AB

•  Board member, Notarize, Inc.

•  Board member, VitaKey Inc.

•  Trustee, The Conference Board

•  Member, Economic Club of New York

•  Member, Council on Foreign Relations

•  Member, Group of Thirty

•  Fellow of the American Academy of Arts and Sciences, and Co-Chair of the Academy’s Commission on the Future of Undergraduate Education

•  Fellow, American Philosophical Society

•  Previous Chairman and Executive Committee Member, Business-Higher Education Forum

Qualifications

Mr. Ferguson brings to our Board his sound business judgment, extensive knowledge of the financial services industry and regulatory experience. We benefit from Mr. Ferguson’s service as Chief Executive Officer of TIAA and his experience as a member of other public company boards, which provides him an enhanced perspective on issues applicable to our company.

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John F. Ferraro

Director Since: 2015 Committees: • Audit (Chair) Age: 66

Business Experience

Mr. Ferraro was the Global Chief Operating Officer of Ernst & Young, a leading professional services firm, from 2007 to January 2015. In that role, he was responsible for the overall operations and services of Ernst & Young worldwide. Prior to the COO role, Mr. Ferraro served in several leadership positions, including as Global Vice Chair of Audit and as the senior advisory partner on some of the firm’s largest accounts. Mr. Ferraro began his career with Ernst & Young Milwaukee in 1976 and has served a variety of global companies. He has worked in Europe (London and Rome), throughout the Midwest (Chicago, Cleveland and Kansas City) and New York. Also, Mr. Ferraro was the Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software company for the energy industry from February 2019 to July 2019.

Public Board Memberships

•  Advance Auto Parts, Inc., an automotive aftermarket parts provider

•  ManpowerGroup Inc., a global workforce solution and service provider

Additional Accomplishments and Memberships

•  Member of the Global Executive Board of Ernst & Young from 2001-2002 and 2004-2014

•  Founded the Audit Committee Leadership Network in 2003

•  Former Chair of the Board of Trustees of Boston College High School

•  Former Chair of the Board of Trustees of Marquette University

•  Practiced as a CPA and is a member of the American Institute of Certified Public Accountants

Qualifications

Mr. Ferraro brings to our Board his extensive executive, auditing and accounting experience working with large and global corporations. We benefit from his extensive understanding of global business operations, markets and risks.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Christina Gold

Director Since: 2013 Committees: • Human Capital and Compensation • Nominating and Governance (Chair) Age: 74

Business Experience

From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leader in global money movement and payment services. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., a leading global beauty company, in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and later President of Avon North America, and Senior Vice President & CEO of Avon Canada.

Public Board Memberships

•  Korn/Ferry International, a leadership and talent management organization

•  ITT Corporation, a manufacturer of highly engineered components and technology solutions for industrial markets, from 1997 to May 2020

•  Exelis, Inc., a diversified, global aerospace, defense and information solutions company, from October 2011 to May 2013

Additional Accomplishments and Memberships

•  Board of New York Life Insurance, a private mutual life insurance company, from 2001 to April 2020

•  Board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water

•  Board of Governors of Carleton University in Ottawa, Canada, from 2015 to 2021

Qualifications

Ms. Gold brings a number of valuable characteristics to our Board, including her extensive international and domestic business experience, her familiarity with the Company’s customer base, her financial expertise and her prior experience as a chief executive officer.

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Ilene Gordon

Director Since: 2021 Committees: • Human Capital and Compensation Age: 68

Business Experience

Ms. Gordon is the retired Chair, President and Chief Executive Officer of Ingredion Incorporated. Ms. Gordon served as Executive Chairman of the Board of Ingredion Incorporated from January 2018 to July 2018, and Chairman of the Board, President and Chief Executive Officer from May 2009 to December 2017. Ms. Gordon was President and Chief Executive Officer of Rio Tinto’s Alcan Packaging, a multinational business unit engaged in the production of flexible and specialty packaging, from 2007 to 2009 and held various senior management positions of increasing responsibility at its affiliate and predecessor companies from 1999 to 2007.

Public Board Memberships

•  International Paper, a paper and packaging company

•  Lockheed Martin, a global security and aerospace company

Additional Accomplishments and Memberships

•  Member, MIT Sloan Executive Board Americas

•  Former Chairman, The Economic Club of Chicago

Qualifications

Ms. Gordon brings to the Board extensive knowledge of the development and implementation of growth strategies from her experience as chief executive officer at a leading global producer of nature-based ingredient solutions for global food, beverage, brewing and industrial customers.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Matthias Heinzel

Director Since: 2021 Committees: • Innovation and Sustainability Age: 55

Business Experience

Dr. Heinzel is Executive Board member and CEO of the Life Science division of Merck KGaA, Darmstadt, Germany, from April 2019 to February 2021. From 2003 to March 2019, Dr. Heinzel held several leadership roles at DuPont, including as President, Nutrition & Health for the Specialty Products Division, President, Nutrition & Health, and Global Business Director for the Enablers Division. He worked in Germany, the United States and Denmark. Earlier in his career, Dr. Heinzel was a Senior Management Consultant with McKinsey where he served international clients in the technology, telecommunications and process industry. He then held several leadership roles in marketing, strategy and business development in the telecommunications industry.

Additional Accomplishments and Memberships

•  President, DuPont Nutrition & Biosciences, from April 2019 to February 2021

•  President, DuPont Nutrition & Health, from 2015 to 2019

Qualifications

Dr. Heinzel brings to the Board deep industry experience from having overseen the strategic direction and operations of DuPont N&B. He has worked closely with IFF throughout the integration planning stage.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Dale F. Morrison

Director Since: 2011 Committees: • Nominating and Governance Non-Executive Chair of the Board Age: 73

Business Experience

Mr. Morrison is non-Executive Chairman of the Board and a founding partner of Twin Ridge Capital Management, a private equity firm. Prior to Twin Ridge, he founded TriPointe Capital Partners in 2011. From 2004 until 2011, Mr. Morrison served as the President and Chief Executive Officer of McCain Foods Limited, an international leader in the frozen food industry. A food industry veteran, his experience includes service as Chief Executive Officer and President of Campbell Soup Company, various roles at General Foods and PepsiCo and as an operating partner of Fenway Partners, a private equity firm.

Public Board Memberships

•  Twin Ridge Capital Acquisition, a special purpose acquisition company

•  InterContinental Hotels Group, an international hotel company, from 2011 to 2021

•  Trane Inc., a manufacturer of heating, ventilating and air conditioning systems, from 2005 to 2008

Additional Accomplishments and Memberships

•  Non-Executive Chairman of the Center of Innovation at the University of North Dakota

•  Board of Harvest/Sherwood, a food distribution company

Qualifications

Mr. Morrison is a seasoned executive with strong consumer marketing, sales and international credentials and his knowledge of our customer base is very valuable to our Board. His experience in private equity and mergers and acquisitions is also an important asset for our Board.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Kåre Schultz

Director Since: 2021 Committees: • Nominating and Governance Age: 60

Business Experience

Mr. Schultz has served as President and CEO of Teva Pharmaceutical Industries Ltd. and as a member of its Board of Directors since November 1, 2017. From May 2015 to October 2017, Mr. Schultz served as President and Chief Executive Officer of H. Lundbeck A/S. Prior to that, Mr. Schultz worked for nearly three decades at Novo Nordisk, where he served in a number of leadership roles, including Chief Operating Officer, Vice President of Product Supply and Director of Product Planning and Customer Services in the Diabetes Care Division. Mr. Schultz has also held positions at McKinsey and Anderson Consulting. Mr. Schultz received a master’s degree in economics from the University of Copenhagen.

Public Board Memberships

•  Teva Pharmaceutical Industries Ltd., a pharmaceutical company

•  The LEGO® Group, a toy production company, from 2007 to 2020

•  Royal Unibrew A/S, a brewing and beverage company, from 2010 to 2017

Additional Accomplishments and Memberships

•  Former Director, Bitten & Mads Clausen’s Foundation, the holding vehicle for Danfoss A/S, in 2017

•  Knight of the Dannebrog Order

Qualifications

Mr. Schultz is a seasoned executive with global executive leadership experience in the healthcare industry and brings to the Board his experience overseeing financial and growth initiatives in markets worldwide.

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Stephen Williamson

Director Since: 2017 Committees: • Audit Age: 55

Business Experience

Mr. Williamson currently serves as Senior Vice President and Chief Financial Officer at Thermo Fisher Scientific, a leader in life sciences and healthcare technologies. Appointed to this role in August 2015, Mr. Williamson is responsible for the company’s finance, tax, treasury and global business services functions.

He joined Thermo Fisher in 2001 as Vice President, European Financial Operations, based in the U.K., and oversaw its integration activities across Europe. In 2004, Mr. Williamson moved to the U.S. and held finance leadership roles for many of Thermo Fisher’s operating businesses. In 2008, he became Vice President of Financial Operations for the company and led the finance function supporting all businesses.

Prior to Thermo Fisher, Mr. Williamson served as Vice President and Chief Financial Officer, Asia Pacific for Honeywell International (formerly AlliedSignal) in Singapore and held other finance roles in corporate development and operational finance. He began his career with Price Waterhouse in the transaction support group and the audit practice, working in both London and New York.

Additional Accomplishments and Memberships

•  Member of the Institute of Chartered Accountants of England and Wales

Qualifications

Mr. Williamson is an accomplished finance leader with extensive international senior management experience and he brings a deep understanding of the power of innovation and R&D as well as the value of M&A – core components of IFF’s strategy. His deep understanding of complex, global businesses, 20 years of M&A experience and extensive financial insight adds considerable guidance to our Board and Audit Committee.

IFF  |  2022 PROXY STATEMENT  19

Corporate Governance

Code of Conduct

We have adopted a Code of Conduct that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer, as well as our Directors. Additionally, we have adopted a Code of Conduct for Directors and a Code of Conduct for Executive Officers (together with the Code of Ethics, the “Codes”). The Codes are available on our website at https://ir.iff.com/governance.

Only the Board or the Audit Committee may grant a waiver from any provision of our Codes in favor of a director or executive officer, and any such waiver and any amendments to the Codes will be publicly disclosed on our website, www.iff.com.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our strategies, performance, acquisition-related activities, share price development, capital allocation policies and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making and ensure our interests remain well-aligned with those of our shareholders. During 2021, we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares. We believe that these engagements provide valuable feedback and this feedback is shared regularly with our Board and its relevant committees.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which set forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	non-executive Chair appointment and duties;

•	board and committee structure and meetings;

•	management succession; and

•	the CEO evaluation and succession process.

In 2021, the Board revised its Corporate Governance Guidelines to, among other things:

•

underscore that the Board recognizes the value of diversity and that, in conjunction with any search firms engaged by the Company, it will continue to strive to assemble a Board with diverse skills, professional experience, global, geographic and other perspectives, age, race, ethnicity, gender, gender identity, sexual orientation or identity, national origin and cultural background;

•

outline the process for the selection of the Chair of the Board, who shall be an independent member of the Board and will be appointed by the Board after consideration and recommendation of the Nominating and Corporate Governance Committee, taking into account characteristics including diplomacy, sound judgment, the ability to work collaboratively, among others;

•

provide responsibilities of the Chair including, among other things, presiding at all meetings of the Board and of shareholders, serving as the liaison between the CEO, Committee Chairs and other directors, coordinating periodic Board input and review of management’s strategic plan for the Company and leading the Board’s review of the succession plan for the CEO; and

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 CORPORATE GOVERNANCE

•	provide that a Director shall not serve on the board of more than four public companies (including IFF).

The Nominating and Governance Committee reviews our Corporate Governance Guidelines annually, and recommends changes to the Board as appropriate. A copy of our Corporate Governance Guidelines is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.

Environmental, Social and Governance Initiatives

Since the N&B Transaction, we have been working to integrate all aspects of environmental, social and governance (ESG) topics into a combined program. As a part of our integration with N&B, we have developed an ESG roadmap, the 2030 ‘Do More Good Plan’ (“the Plan”), which aligns with IFF’s purpose of applying science and creativity for a better world. The Plan includes four key focus areas:

Environmental

Supporting environmental stewardship across our operations, including commitments to climate action, zero waste to landfill, water stewardship solutions and an acceleration of our responsible sourcing practices by promoting regenerative ecosystems and achieving zero deforestation for strategic raw material supply chains.

Social

Advancing our commitment to people and communities by strengthening diversity, equity & inclusion within our workforce, while continuously improving our safety program by striving for an injury-free workplace, and achieving world class safety performance. Within our responsible sourcing program, the Company will continue to promote human rights and animal welfare, while supporting farmers’ livelihoods and ensuring prosperous and equitable value chains.

As part of our continued commitment to transparency and progress in our inclusion and diversity commitments and based on feedback from internal and external stakeholders, in 2021, we published our U.S. demographic representation data, or EEO-1 data, along the same categories under which we report to the EEOC. This year, we also published our latest U.S. Consolidated EEO-1 Report that we submitted to the EEOC. This EEO-1 information is available on the Company’s website at https://www.iff.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by IFF job category over a three-year period in our annual sustainability report.

Governance

Continuing our commitment to good governance which starts with our Board and Executive Committee and is supported by a strong governance framework, including having a robust program to ensure compliance with our Codes of Conduct and adherence to the highest standards of ethics, integrity, honesty and respect in our dealings internally and with our business partners. To enhance accountability in line with evolving stakeholder expectations, the Company plans to launch ESG metrics tied to executive compensation, while expanding oversight for ESG at the Board of Directors level. IFF remains on track to increase our transparency in disclosures and key performance indicators.

Sustainable Solutions

Focusing on the sustainability value proposition and growth for all new innovations as we assist customers in achieving their own ESG goals by delivering an expanded suite of sustainable solutions for the market. In 2021, our Company continued to achieve notable recognitions in these areas. We were

IFF  |  2022 PROXY STATEMENT  21

 CORPORATE GOVERNANCE

named to the Dow Jones Sustainability Indices for the second consecutive year, a family of best-in-class benchmarks for investors who recognize that sustainable business practices are critical to generating long-term shareholder value. Once again named to both the 2021 World Index and the North America Index, this distinction validates IFF’s leadership position in sustainability performance and underscores our commitment to executing on key ESG priorities. IFF was also recognized by the Human Rights Campaign as a 2021 Best Place to Work for LBGTQ Equality and named among the 2021 Best Places to Work for Disability Inclusion by Disability:IN, for the third and second consecutive years, respectively. For the first time in 2021, we were also recognized by CDP as a triple A list company for corporate transparency and action on climate change, water stewardship and deforestation. IFF continues to be named one of Barron’s 100 Most Sustainable Companies and listed in the FTSE4Good Index series as well as in the Euronext Vigeo World 120 Index for ESG performance.

We describe our environmental, social and governance programs and performance in more detail in our annual sustainability report, which is posted on our website for investors, customers and suppliers. More information on our governance initiatives and Board oversight of environmental, social and governance matters can also be found throughout this proxy statement.

Independence of Directors

The Board undertakes an annual review of director independence, which includes a review of each director’s relationships with the Company. This review is designed to identify and evaluate, among other things, any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management.

The Board has affirmatively determined that each of our current directors (other than Mr. Clyburn, our CEO) meets our independence requirements and those of the NYSE’s corporate governance listing standards. In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors or their family members are or have been affiliated. In connection with its evaluation of director independence, our Board reviewed such transactions, and it has determined that these transactions do not impair the independence of the respective director.

Board Leadership Structure

In connection with the appointment of Mr. Clyburn as CEO and director, the Board determined to appoint Mr. Morrison as Non-Executive Chair. With Mr. Morrison serving as Non-Executive Chair, there was no need for a Lead Director and Mr. Breen resigned that position, but remained a director.

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 CORPORATE GOVERNANCE

The Board has determined to separate the role of Chair and CEO and to have the Chair serve in a presiding capacity, coordinate the activities of the Board and perform the duties provided in the Governance Guidelines (as described below).

Duties of Non-Executive Chair
➢ presiding at all meetings of the Board, including executive sessions of the Independent Directors, and providing prompt feedback regarding those meetings to the CEO

➢ presiding at all meetings of shareholders

➢ providing suggestions for Board meeting agendas, with the involvement of the CEO and input from other Directors

➢ serving as the liaison between the CEO, Committee Chairs and the other Directors

➢ monitoring significant issues, together with the CEO, occurring between Board meetings and assuring Board involvement when appropriate

➢ ensuring, in consultation with the CEO, the adequate and timely exchange of information and supporting data between the Company’s management and the Board

➢ coordinating periodic Board input and review of management’s strategic plan for the Company

➢ working with the Chair of each Committee of the Board during the annual review of Committee charters and the implementation and compliance with such Committee charters

➢ leading the Board’s review of the succession plan for the CEO and other key senior executives

➢ helping establish the annual schedule of the Board

➢ helping set the tone for the highest standards of ethics and integrity

Board Committees

Our Board has an Audit Committee, a Human Capital and Compensation Committee, a Nominating and Governance Committee and an Innovation and Sustainability Committee, each of which operates under a written charter adopted by the Board. Each Committee reviews its charter annually and recommends charter changes to the Board as appropriate. Each of the Audit Committee, Human Capital and Compensation Committee, Nominating and Governance Committee and Innovation and Sustainability Committee reviewed its charter, and amended it where appropriate. Each Committee charter provides that the Committee will annually review its performance, and each Committee reviewed and discussed its performance as required. A current copy of each of the Audit Committee, Human Capital and Compensation Committee, Nominating and Governance Committee, and Innovation and Sustainability Committee charters is available through the Investor—Governance link on our website, www.iff.com.

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 CORPORATE GOVERNANCE

The table below provides the current membership and chair for each of our Committees.

Name	Audit	Human Capital and Compensation	Nominating and Governance	Innovation and Sustainability
Kathyrn J. Boor

Edward D. Breen				●

Barry A. Bruno	●

Frank Clyburn				●

Carol Anthony Davidson	●

Michael L. Ducker		●		●

Roger W. Ferguson, Jr.			●

John F. Ferraro

Christina Gold		●

Ilene Gordon		●

Matthias Heinzel				●

Dale F. Morrison			●

Kåre Schultz			●

Stephen Williamson	●

 = Committee Chair

Board and Committee Meetings

Our Board held eight meetings during 2021. The Audit Committee held eight meetings, the Human Capital and Compensation Committee held eight meetings, the Nominating and Governance Committee held six meetings, and the Innovation and Sustainability Committee held four meetings during 2021. All incumbent directors attended at least 75% of the total Board and Committee meetings over periods in which he or she served during 2021. All of our directors who were serving on the day of last year’s annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members endeavor to participate in all Board meetings and all Committee meetings of which the director is a member and to attend our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and Committees.

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 CORPORATE GOVERNANCE

Audit Committee

Current Members:	Responsibilities

John F. Ferraro (Chair) Barry A. Bruno Carol Anthony (John) Davidson Stephen Williamson Meetings in 2021: 8

The Audit Committee’s responsibilities include overseeing and reviewing:

•  the financial reporting process, materiality determinations, and the integrity of our financial statements, capital structure and related financial information;

•  our internal control environment, systems and performance, including cyber and data security;

•  the audit process followed by our independent accountant and our internal auditor;

•  the appointment, compensation, retention and oversight of our independent accountant and our internal auditor;

•  our independent accountant’s and internal auditor’s qualifications, performance and independence, and whether our independent accountant and internal auditor should be rotated, considering the advisability and potential impact of selecting a different independent accountant or internal auditor;

•  the procedures for monitoring compliance with laws and regulations and any material litigation and claims;

•  the Board in overseeing and reviewing with management financial risks and corporate tax strategy;

•  the significant enterprise risks and steps taken by management to monitor and mitigate them;

•  updates on quality policies, practices, trends and audits;

•  the establishment, monitoring and review of procedures for the treatment of concerns regarding compliance with our Code of Conduct, accounting, internal accounting controls and auditing matters, including critical audit matters; and

•  all audit and non-audit services performed by our independent accountant.

Independence and Financial Expertise

The Board reviewed the background, experience and independence of the current Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:

•  meets the independence requirements of the NYSE’s corporate governance listing standards;

•  meets the enhanced independence standards for audit committee members required by the SEC; and

•  is financially literate, knowledgeable and qualified to review financial statements.

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 CORPORATE GOVERNANCE

Human Capital and Compensation Committee

Current Members:	Responsibilities

Roger W. Ferguson, Jr. (Chair) Michael Ducker Christina Gold Ilene Gordon Meetings in 2021: 8

The Human Capital and Compensation Committee’s responsibilities include:

•  recommending the compensation of the CEO for approval by the independent directors of the Board;

•  reviewing and making determinations regarding compensation of executive officers (other than the CEO) and certain other members of senior management;

•  reviewing, adopting and recommending to the Board, or shareholders as required, general compensation and benefits policies, plans and programs, and overseeing the administration of such policies, plans and programs and ensuring that they provide appropriate performance incentives to management;

•  reviewing and approving the peer group companies for the purpose of benchmarking compensation and performance;

•  reviewing and discussing with management each year the Compensation Discussion and Analysis included in our annual proxy statement;

•  recommending to the Board any changes to the compensation and benefits of non-employee directors;

•  conducting a risk assessment of our overall compensation policies and practices;

•  reviewing succession planning for executive officers (other than the CEO) and certain members of senior management;

•  reviewing and discussing with management key human capital management strategies and programs, including diversity and inclusion initiatives and related disclosure;

•  oversight of occupational health and safety standards; and

•  reviewing policies and plans for talent attraction, retention, learning and development.

Independence

The Board reviewed the background, experience and independence of the Human Capital and Compensation Committee members and, based on this review, the Board determined that each member of the Human Capital and Compensation Committee:

•  meets the independence requirements of the NYSE’s corporate governance listing standards; and

•  is a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Role of Compensation Consultant. The Human Capital and Compensation Committee has the authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating CEO, executive and non-employee director compensation, and in fulfilling its other responsibilities. In 2021, the Committee directly engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook’s work with the Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends, incentive plan designs and pay and performance alignment and other executive compensation practices and policies such as stock ownership guidelines. See also the discussion in our CD&A.

Human Capital and Compensation Committee Interlocks and Insider Participation. During the fiscal year ended December 31, 2021, Messrs. Ferguson, Ducker and Morrison, as well as Mmes. Gold and Gordon served as members of the Human Capital and Compensation Committee. None of these directors was, during 2021, an officer or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2021 between us and any directors who served as Human Capital and Compensation Committee members for any part of 2021 that would require disclosure by us under SEC rules requiring disclosure of certain relationships and related party transactions. During 2021, none of our executive officers served as a director of another entity, one of whose executive officers served on our Human Capital and Compensation Committee, and none of our executive officers served as a member of the Human Capital and Compensation Committee of another entity, whose executive officers served as a member of our Board.

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Nominating and Governance Committee

Current Members:	Responsibilities

Christina Gold (Chair) Roger W. Ferguson, Jr. Dale F. Morrison Kåre Schultz Meetings in 2021: 6

The Nominating and Governance Committee’s responsibilities include:

•  developing and reviewing criteria for the selection of directors, and making recommendations to the Board regarding such criteria;

•  identifying qualified individuals to serve on the Board, reviewing the qualifications of director candidates and recommending to the Board the nominees to be proposed by the Board for election as directors at the annual meeting of shareholders who bring the background, knowledge, experience, skill set and expertise that would strengthen and increase the diversity of the Board;

•  reviewing the suitability of directors for continued service, including in case of a resignation tendered by a director following a change in employment or anticipated board memberships, and making recommendations to the Board with respect to their continued service;

•  reviewing director candidates recommended by shareholders for election;

•  establishing and reviewing policies pertaining to roles, responsibilities, tenure and removal of directors, and reviewing the size of the Board, and the number, responsibilities, membership and Chairs of the Board committees;

•  overseeing CEO succession planning;

•  developing and reviewing the Board and Board committee annual evaluation process;

•  overseeing the annual CEO evaluation process and recommending to the Board the annual performance goals for the CEO;

•  reviewing and recommending changes to our Corporate Governance Guidelines and monitoring corporate governance issues;

•  overseeing policies and plans related to corporate citizenship and philanthropy; and

•  conducting a prior review and, if appropriate, approval of transactions with all related parties.

Independence

The Board reviewed the background, experience and independence of the Nominating and Governance Committee members, and based on this review, the Board determined that each member of the Nominating and Governance Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

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Innovation and Sustainability Committee

Current Members:	Responsibilities

Kathryn Boor (Chair) Edward Breen Frank Clyburn Michael Ducker Matthias Heinzel Meetings in 2021: 4

The Innovation and Sustainability Committee’s responsibilities include:

•  reviewing, evaluating the quality, direction and competitiveness of the Company’s R&D and innovation programs, and R&D pipeline and advising the Board regarding the Company’s progress in achieving its long-term strategic R&D and innovation objectives, with a focus on product design and sustainable solutions;

•  overseeing the Company’s business development activities as they relate to the acquisition or development of new science and technology, providing input on new, innovative business development opportunities and evaluating the soundness and risks of technologies in which the Company is investing its innovation efforts;

•  assisting in identifying significant emerging science and technology issues, policies and trends that may impact the Company’s overall business strategy;

•  reviewing the Company’s policies, programs and practices on sustainability and corporate responsibility and assessing new opportunities that would support the Company’s sustainability and corporate responsibility goals, including those related to environmental stewardship, operational eco-efficiency, climate and water risk strategy, and risks associated with responsible sourcing;

•  reviewing and discussing with management the Company’s environmental performance including progress toward targets, programs, policies and disclosure related to climate change;

•  providing support to the management of the Company to ensure a quality Scientific Advisory Board is in place; and

•  reviewing the recruitment and retention of scientific talent.

The members of the Innovation and Sustainability Committee are not required to meet the independence requirements of the NYSE’s corporate governance listing standards.

Board and Committee Assessment Process

Each year, the Nominating & Governance Committee leads an evaluation of the effectiveness of the Board and each of its committees. Each member of the Board responds to an anonymous survey regarding the effectiveness of the Board, its committees and their leadership, and the dynamics between the Board and management. The Board supplements this process through the use of in-person director interviews during which the non-executive Chair of the Nominating & Governance Committee interviews each director to obtain his or her assessment of the effectiveness of the Board and its committees. The Chair of the Nominating & Governance Committee summarizes and reviews the results with the Board.

Succession Planning

Our Board recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our CEO and other senior members of executive management. As part of this process, our

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CEO and our executive officers are required to prepare a detailed development and succession plan for themselves and for their direct reports on an annual basis. The Company’s executives regularly attend Board meetings and maintain an ongoing dialogue with Board members, which is critical to the Company’s succession planning. The Human Capital and Compensation Committee reviews, on an annual basis, potential successors for the Company’s executive officers and such other senior management employees as the Human Capital and Compensation Committee may determine. In addition, the Nominating and Governance Committee also agrees upon and recommends to the Board a succession plan for our CEO, including in emergency situations. The Chair is responsible for leading the Board’s review of the succession plan for the CEO. Our Board is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

On September 30, 2021, Mr. Fibig announced his intention to retire as Chairman and CEO after a 10-year tenure with the company and more than seven years as Chairman and CEO. Effective February 14, 2022, the Company appointed Mr.Clyburn as CEO and as a member of the Board of Directors.

Risk Management Oversight

Our Board is actively involved in the oversight of risks that could affect our Company and is responsible for overseeing and reviewing with management the Company’s enterprise-wide risks and the policies and practices established to manage such risks. It is the responsibility of the CEO and other senior management to manage the Company’s day-to-day business risks and its risk management process. We believe this division of responsibility is the most effective approach for addressing risk management.

Board and Committee Roles in Overseeing Risk

The Board exercises its risk oversight function both at the Board level and by delegating to its committees. The Board and its committees focus on operational risk, financial risk, regulatory risk, litigation risk, cybersecurity and information security risk, tax risk, credit risk, liquidity risk, compliance risk as well as our general risk management strategy, and how these risks are being managed. The Board receives updates on the Company’s risk through management’s enterprise risk management (“ERM”) program report to the Board, which includes management’s approach to mitigating and managing such risks. Such risks include risks related to shareholder activism, cybersecurity breaches, raw material sourcing and availability, facilities and production quality, technology and innovation, revenue synergies, sustainability and integration/divestiture of business segments. The Board also receives updates on the Company’s risk from its committees. Each of the Audit, Nominating and Governance, Human Capital and Compensation, and Innovation and Sustainability Committee is responsible for the oversight of risks relevant to its function (as described above) and regularly reports to the Board. The Board believes that its risk oversight structure allows for open communication between the Board, its committees and management.

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Management

Management maintains an ERM program which is designed to identify and assess our global risks and to develop steps to mitigate and manage risks. As part of its risk management practices, the Company has established a management risk committee chaired by the CFO and General Counsel and made up of key members of the Company’s management to integrate global risk activities (including cybersecurity, compliance, business, human resources and crisis management) and to ensure appropriate prioritization of resources and alignment across the Company. The Board receives regular reports on the ERM process and the Company’s risk mitigation activities, including reports focused on compliance, human capital, cyber security and sustainability risks.

Compensation Risks

In the fourth quarter of 2021, the Human Capital and Compensation Committee, working with its independent compensation consultant, conducted a risk assessment of our executive compensation programs. The goal of this assessment was to determine whether the general structure of our executive compensation policies and programs, annual and long-term performance goals or the administration of the programs posed any material risks to our Company. In addition, with the input from our Chief Human Resources and Diversity and Inclusion Officer, the Human Capital and Compensation Committee reviewed compensation programs and policies below the executive level in a Company-wide risk assessment. The Human Capital and Compensation Committee shared the results of this review with our full Board.

The Human Capital and Compensation Committee determined, based on the reviews of its independent compensation consultant and management’s input and other factors, that the compensation policies and practices for the Company’s employees in 2021, including the established performance goals and incentive plan structures, did not result in excessive risk taking or the implementation of inappropriate business decisions or strategies by the Company’s executives or employees generally, and that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

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 CORPORATE GOVERNANCE

Human Capital Management

Our business is built on our talented employees. At December 31, 2021, we had approximately 24,000 employees worldwide, of whom approximately 5,300 are employed in the United States.

Culture and Values

Our culture is based on our five corporate values of empowerment, expertise, innovation, integrity and responsibility, and the expression of these values can be seen and felt throughout our history. Our employees appreciate that they contribute to products that touch and enhance the lives of millions of people around the world. In 2021, we implemented an employee engagement initiative through our cultural ambassador program to build a common identity and shared purpose, drive positive organizational change, and strengthen engagement and motivation. Cultural ambassadors were nominated by each site and led programs and sessions on promotion of the IFF values and recognition of individuals who exemplified such values. To date, approximately half of the IFF employees world-wide have attended such sessions.

Leadership and Development

Our leadership development efforts empower employees to become forward-looking, inspiring and capable decision-makers, agents of change and great leaders. To cultivate our employees’ talent and build sustainable long-lasting careers at IFF, we provide tools that enable our employees to envision their career journeys in the form of articulated career “ladders” and “frameworks”. We offer corresponding development opportunities to include specialized courses for employees globally by partnering with leading institutions and universities to help provide the latest training and development offerings at all levels. We also offer to our employees an extensive library of on-demand courses and materials on leadership, management and professional skills development. Those learning resources are integrated into our human capital platform, allowing managers and employees to establish digitalized learning plans that are ultimately captured as a part of their employee profile. Further, those offerings complement our talent acquisition strategy and organized and personalized feedback process, which is supported by industry-leading assessment tools.

Diversity, Equity, & Inclusion (DE&I)

Our DE&I vision: “Your Uniqueness Unleashes Our Potential.” sets the tone for our colleagues to be empowered to bring their whole authentic selves to work. To this end, we are dedicated to nurturing a truly inclusive and equitable culture through the three pillars of our DE&I mission:

•	Our People embody the mosaic of the markets we serve and are empowered to transform the future

•	Our Spirit nurtures an inclusive and fair culture where every voice is valued and heard

•	Our World embraces diversity of thought and strives to do more good, creating a better future for all

In 2021, our primary focus was harmonizing the two corresponding DE&I programs from the legacy N&B and IFF organizations. We reorganized IFF’s DE&I Steering Committee to ensure there was equitable representation of our employee population, including heritage N&B colleagues. We continued our commitment of gender equality using the Economic Dividends for Gender Equity Methodological Framework. IFF was also listed as a “Best Place to Work for Disability Inclusion” for the second consecutive year with a 100% score; part of this achievement was due to the fact that we have launched a Disability Inclusion Taskforce that is auditing our policies & practices for any opportunities to be more inclusive of People with Disabilities. Moreover, IFF maintained our “Best Place to Work for LGBTIQ+ Equality” with 100% scores in Human Rights Campaign Corporate Equality Index and the HRC Equidad Mexico and also achieved a Bronze Level recognition form the India Workplace Equality Index. Throughout 2021, our employee resource groups known as “colleague communities” continued to thrive and mature. Our existing communities; Women@IFF, Prisma, Black Excellence, NextGen@IFF and SERVE (which supports veteran and first responder issues), hosted several events throughout the year

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and continued to expand their footprint around the globe through chapter development & new members. We were also excited to launch our newest communities, such as Asian Colleagues for Equity, Empowerment, & Excellence, IFFers UNIDOS, and AccessAbility. Lastly, we hosted our first annual Global Inclusion Week delivering over 5,000 hours of training, which further advances our journey towards full inclusion.

As part of our continued commitment to transparency and progress in our inclusion and diversity commitments and based on feedback from internal and external stakeholders, in 2021, we published our U.S. demographic representation data, or EEO-1 data, along the same categories under which we report to the EEOC. This year, we also published our latest U.S. Consolidated EEO-1 Report that we submitted to the EEOC. This EEO-1 information is available on the Company’s website at https://www.iff.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by IFF job category over a three-year period in our annual sustainability report.

Occupational Health & Safety

Employee safety is one of the cornerstones of our business. Our occupational health and safety management system requires and encourages employees and supervised contractors at sites globally to uphold IFF’s protocols, report any incidents and suggest improvements that will increase the safety of work sites. Our safety management system in each country is based on local regulations. In the absence of country-specific requirements, IFF guidelines are implemented, which are based on U.S. Occupational Safety and Health Administration (“OSHA”) standards. To work toward a safer workplace, we have put in place a set of protocols and programs related to three areas of focus: (a) safety governance (setting and updating comprehensive safety policies and procedures), (b) safety training of employees on local requirements and IFF policies, and (c) safety culture characterized by awareness and communication. In response to the novel coronavirus (“COVID-19”) pandemic, we have been following the requirements of governmental authorities and taking additional preventative and protective measures to ensure the safety of our workforce. Moreover, we have developed return-to-workplace protocols and mandatory site guidelines to continue to protect the health and safety of employees at each location and to promote an orderly and phased return for employees who have been working from home.

Related Person Transactions and Other Information

Transactions with Related Persons

In 2021, there were no transactions and there are no currently proposed transactions in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater shareholder of the Company or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.

Related Person Transactions Policy

In accordance with SEC and NYSE rules, our Board has adopted a written policy for the review and the approval of related person transactions. This policy is available through the Investor-Leadership & Governance-Governance link on our website, www.iff.com. Under the policy, a “related person” is specifically defined as an executive officer, a director, a director nominee, a beneficial owner of more than 5% of any class of voting securities, an immediate family member of any of the foregoing, or a controlled entity, which is defined as an entity owned or controlled by any of the foregoing or in which any such person serves as an officer or partner, or together with all of the foregoing persons, owns 5% or more equity interests. The policy defines a “related person transaction” as a transaction or series of transactions involving a related person and the Company, excluding employment arrangements involving an executive officer or other senior officer or employee of the Company and director compensation arrangements. The

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 CORPORATE GOVERNANCE

policy requires that any such transaction be approved or ratified by the Nominating and Governance Committee. If accounting issues are involved in the transaction, the Nominating and Governance Committee will consult with the Audit Committee if deemed appropriate.

Pursuant to the policy, the Nominating and Governance Committee is required to conduct a reasonable prior review of related person transactions required to be disclosed under Item 404(a) of Regulation S-K. The Nominating and Governance Committee can approve or ratify such transactions and must determine that such transactions are being entered into in good faith and on fair and reasonable terms which are in the best interest of our Company and our shareholders. In determining whether to approve or ratify a transaction, the Nominating and Governance Committee considers the following factors, to the extent relevant:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction;

•	the benefits to the Company;

•	the availability of alternate sources of comparable products or services and the terms of such alternative; and

•	an assessment as to whether the transaction is on terms comparable to the terms available to an unrelated third party or to employees generally.

No related person may participate in the review of a transaction in which he or she may have an interest. In addition, except for non-discretionary contributions made pursuant to our matching contributions program, a charitable contribution by our Company to an organization in which a related person is known to be an officer, director or trustee, is subject to approval by the Nominating and Governance Committee. In 2021, there were no related person transactions presented under the policy.

Share Retention Policy

We encourage our executives and directors to own our common stock so that they share the same long-term investment risk as our shareholders. Our Share Retention Policy provides executives and directors flexibility in personal financial planning, yet requires them to maintain ongoing and substantial investment in our common stock. In 2021, the Human Capital and Compensation Committee reviewed our Share Retention Policy with input from management and FW Cook and did not make any substantive changes to the policy.

If an executive or director does not meet the targeted ownership level, the executive or director may not sell or transfer any shares held in an equity, a deferred compensation or a retirement plan account provided by the Company, and the executive or director must retain such shares in such accounts until the targeted ownership level is met. For executives, if their retention requirement is not met, the executive is required to retain a portion of any shares of common stock acquired as a result of exercising any stock settled appreciation right (“SSAR”) or as a result of the vesting of restricted stock or a restricted stock unit (“RSU”) (after payment of any taxes). Unexercised SSARs and unvested performance-based RSU awards do not count towards meeting the ownership guideline.

As of December 31, 2021, all of our named executive officers and directors were in compliance with our Share Retention Policy. Additional detail regarding ownership of our common stock by our executive officers and directors is included in this proxy statement under the heading “Securities Ownership of Management, Directors and Certain Other Persons.”

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Equity Grant Policy

The Human Capital and Compensation Committee has adopted an Equity Grant Policy with respect to the issuance of equity awards under our equity plans. Under the Equity Grant Policy, the Human Capital and Compensation Committee approves all equity awards to our executive officers (other than our CEO) and certain other members of senior management, and our Board approves all equity awards to our CEO and to our non-employee directors. The grant date for annual awards to all employees (other than awards under our Long Term Incentive Plan, “LTIP”) and for annual awards to our non-employee directors is the date of the Company’s annual meeting of shareholders. The grant date for awards under our LTIP is the date that the applicable metrics are approved, which typically occurs at the Committee’s regularly scheduled meeting in late February/early March. In addition to the annual grants, equity awards may be granted “off-cycle” at other times during the year to new hires, for promotions, retention purposes, director appointments or other special circumstances. The grant price of equity awards (other than LTIP awards) is the closing price of our common stock on the NYSE on the date of the grant. The grant price for LTIP awards is the trailing twenty-day average closing price of our common stock on the NYSE as of the first trading day of the applicable LTIP performance.

Policy Regarding Derivatives, Short Sales, Hedging and Pledges

Under our insider trading policy, directors and all employees, including our named executive officers, are prohibited from entering into transactions designed to hedge against economic risks associated with an investment in our common stock. These individuals may not trade in derivatives in our securities (such as put and call options), effect “short sales” of our common stock, or enter into monetization transactions or similar arrangements (such as prepaid variable forwards, equity swaps, collars or exchange funds) relating to our securities. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan.

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Director Compensation Program

Annual Director Cash and Equity Compensation

Under our non-employee director compensation program, for the service year from the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) to the 2022 Annual Meeting, each non-employee director received an annual retainer of $270,000, of which $112,500 was paid in cash and $157,500 was paid in RSUs issued under our 2021 Stock Award and Incentive Plan (“2021 SAIP”) on the date of the 2021 Annual Meeting. These RSUs vest one year from the grant date and are subject to accelerated vesting upon a change in control. The 1,089 RSUs granted to each director on the date of the 2021 Annual Meeting were calculated using the closing market price of our common stock on the grant date. Any director who is an employee of our Company does not receive any additional compensation for his or her service as a director. In addition to their 2021-2022 retainer for their board service, directors who joined the Board in February 2021 received a pro-rata grant on March 1, 2021 of 255 RSUs for their 2020-2021 board service year from February 1, 2021 to May 5, 2021, which vested on May 6, 2021.

Compensation for our Lead Director and Committee Chairs

For the service year from the 2021 Annual Meeting to the 2022 Annual Meeting, the Lead Director received an additional annual cash retainer of $30,000, the Chair of the Audit Committee received an additional annual cash retainer of $20,000, the Chair of the Human Capital and Compensation Committee received an additional annual cash retainer of $20,000, the Chair of the Nominating and Governance Committee received an additional annual cash retainer of $15,000 and the Chair of the Innovation and Sustainability Committee received an additional cash retainer of $15,000.

On December 28, 2021, the Compensation Committee approved an additional annual retainer for the Company’s non-executive Chair of $150,000 per service year, to be paid 40% in cash and 60% in RSUs, effective February 14, 2021.

Participation in our Deferred Compensation Plan

Non-employee directors are eligible to participate in our Deferred Compensation Plan (“DCP”). A non-employee director may defer all or a portion of his or her cash compensation as well as any RSUs granted to him or her, subject to tax law requirements. Additional details regarding our DCP may be found in this proxy statement under the heading “Executive Compensation—Non-Qualified Deferred Compensation.” Non-employee directors are not entitled to matching contributions or the 25% premium on deferrals into our common stock fund that are applicable to employees under the DCP.

Additional Benefits

We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Committee meetings, our shareholder meetings and other Company-related activities. In addition, our current directors are eligible to participate in our Matching Gift Program. Under this program, we match, on a dollar for dollar basis, contributions made by directors to qualifying charitable organizations up to a maximum of $10,000 per person per year.

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 DIRECTORS’ COMPENSATION

The following table details the compensation paid to or earned by our non-employee directors for the year ended December  31, 2021.

2021 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Kathryn J. Boor	156,473	188,889	—	345,362
Marcello V. Bottoli*	—	—	—	—
Edward D. Breen	171,473	188,889	—	360,362
Carol Anthony (John) Davidson	141,473	188,889	—	330,362
Michael L. Ducker	112,500	154,192	10,000	276,692
David R. Epstein*	—	—	—	—
Roger W. Ferguson, Jr.	132,500	154,192	—	286,692
John F. Ferraro	132,500	154,192	10,000	296,692
Christina Gold	127,500	154,192	10,000	291,692
Ilene Gordon	141,473	188,889	10,000	340,362
Matthias Heinzel	141,473	188,889	—	330,362
Katherine M. Hudson*	—	—	—	—
Dale F. Morrison	112,500	154,192	10,000	276,692
Kåre Schultz	141,473	188,889	—	330,362
Dr. Li-Huei Tsai *	—	—	—	—
Stephen Williamson	112,500	154,192	10,000	276,692

*	No longer serving as director as of February 1, 2021.

(1)

The amounts in this column include (i) the annual cash retainer for service as a non-employee director (including, for new Directors, who joined the Board in February 2021, the pro-rata cash retainer of $28,973 for their 2020-2021 Board Service Year) and (ii) for certain directors, the annual cash retainer for service as Lead Director or as chairperson of a Board committee for the 2021-2022 Board Service Year, which was paid in full in 2021. Of the amounts in this column, the following amounts were deferred in 2021 under our DCP: Ms. Boor—$127,500; Mr. Breen—$142,500; Mr. Ducker—$112,500; Mr. Ferguson—$132,500; Mr. Ferraro—$132,500; Mr. Morrison—$112,500 and Mr. Williamson—$112,500. Earnings in our DCP were not above-market or preferential and thus are not reported in this table.

(2)

The amounts in this column represent the aggregate grant date fair value of equity awards granted during the fiscal year ended December 31, 2021, computed in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 13 to our audited financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2022.

(3)

Each director received a grant on May 5, 2021 of 1,089 RSUs under our 2021 SAIP. None of our directors forfeited any RSUs or shares of deferred stock during 2021. New Directors, who joined the Board in February 2021, received a pro-rata grant on March 1, 2021 of 255 RSUs for their 2020-2021 Board Service Year in addition to their 2021-2022 retainer.

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 DIRECTORS’ COMPENSATION

(4)	As of December 31, 2021, the following directors held the number of unvested RSUs and shares of deferred common stock indicated in the table below.

Director	RSUs	Deferred Stock
Kathryn J. Boor	1,089	—
Marcello V. Bottoli*	—	—
Edward D. Breen	1,089	—
Carol Anthony (John) Davidson	1,089	—
Michael L. Ducker	1,089	1,059
David R. Epstein*	—	7,610
Roger W. Ferguson, Jr.	1,089	14,991
John F. Ferraro	1,089	6,091
Christina Gold	1,089	1,461
Ilene Gordon	1,089	—
Matthias Heinzel	1,089	—
Katherine M. Hudson*	—	26,415
Dale F. Morrison	1,089	24,296
Dr. Li-Huei Tsai*	—	1,065
Stephen Williamson	1,089	8,057
Kåre Schultz	1,089	—

*	No longer serving as director as of February 1, 2021.

The deferred shares, which are held under the DCP, result from deferral of vested equity grants, voluntary deferral of retainer fees or the crediting of additional share units as a result of reinvestment of dividend equivalents. Deferred shares will be settled by delivery of common stock upon the director’s separation from service on the Board, or as otherwise elected by the director. All of the deferred shares are included for each director in the Beneficial Ownership Table.

(5)

The amounts in this column are contributions made by us under our Matching Gift Program to eligible charitable organizations matching contributions of the director to those charitable organizations during 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports, except four, that were required to be filed under Section 16(a) during fiscal year ending December 31, 2021, were timely filed. A Form 3 filing for Glenn Richter and a Form 4 filing for each of John F. Ferraro, Dale F. Morrison and Glenn Richter, in each case relating to the acquisition of RSUs, were filed late due to delays in receiving codes and administrative filing system errors. Each of these Form 4s was filed promptly following the identification and resolution of the applicable error.

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Securities Ownership

Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 8, 2022, by each current director, each director nominee, the persons named in the Summary Compensation Table in this proxy statement and all current directors and executive officers as a group. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

Name of Director / Officer	Shares of Common Stock Beneficially Owned (1)(2)		Percent of Class**
Kathryn J. Boor	1,344	(3)	*
Edward D. Breen	1,544	(4)	*
Barry A. Bruno	289		*
Anne Chwat	3,647.436	(5)	*
Frank Clyburn	0		*
Carol Anthony (John) Davidson	1,344	(6)	*
Michael L. Ducker	9,821.478	(7)	*
Roger W. Ferguson, Jr.	16,163.785	(8)	*
John F. Ferraro	7,214.361	(9)	*
Andreas Fibig	217,944.111	(10)	*
Francisco Fortanet	29,218.138	(11)	*
Kathy Fortmann	519		*
Christina Gold	9,392.907	(12)	*
Susana Suarez Gonzalez	16,889	(13)	*
Ilene Gordon	2,344	(14)	*
Matthias Heinzel	1,344	(15)	*
Rustom Jilla	20,015.484	(16)	*
Nicolas Mirzayantz	43,167.189	(17)	*
Dale F. Morrison	29,530.042	(18)	*
Glenn Richter	0		*
Kåre Schultz	1,344	(19)	*
Stephen Williamson	9,190.749	(20)	*
All Directors and Executive Officers as a Group (29 persons)	506,214.842	(21)	*

*	Less than 1%.

**	Based on 254,744,721 shares of common stock outstanding as of March 8, 2022.

(1)	This column includes shares held by our executive officers in our 401(k) Retirement Investment Fund Plan.

(2)

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after March 8, 2022 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. Certain stock equivalent units held in the IFF Stock Fund under our DCP are premium stock equivalent units paid to executive officers that are subject to vesting and may be forfeited if the executive officer’s employment is terminated. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(3)	Includes 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(4)	Includes 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

IFF  |  2022 PROXY STATEMENT  39

 SECURITIES OWNERSHIP

(5)

Includes 1,638.902 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2023.

(6)	Includes 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(7)	Includes 1,064.478 stock equivalent units held in the IFF Stock Fund under the DCP and 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(8)	Includes 15,074.785 stock equivalent units held in the IFF Stock Fund under the DCP and 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(9)	Includes 6,125.361 stock equivalent units held in the IFF Stock Fund under the DCP and 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(10)

Mr. Fibig retired from his position effective February 14, 2022. The number of shares includes 65,052.562 stock equivalent units held in the IFF Stock Fund under the DCP and the 25% premium contributed by IFF on such units as of his retirement date and 74,507 stock units that will vest within 60 days after March 8, 2022.

(11)	Includes 34.350 stock equivalent units held in the IFF Stock Fund under the DCP and 5,006 restricted stock units that will vest within 60 days after March 8, 2022.

(12)	Includes 1,468.907 stock equivalent units held in the IFF Stock Fund under the DCP and 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(13)	Includes 3,032 restricted stock units and 2,585 stock appreciation rights that will vest within 60 days after March 8, 2022.

(14)	Includes 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(15)	Includes 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(16)

Includes 830.484 stock equivalent units held in the IFF Stock Fund under the DCP resulting from the deferral of compensation and the 25% premium contributed by IFF on such units. Units contributed by IFF are subject to vesting based on continued employment through December 31, 2023.

(17)	Includes 2,996.189 stock equivalent units held in the IFF Stock Fund under the DCP and 4,353 restricted stock units that will vest within 60 days after March 8, 2022.

(18)	Includes 24,431.042 stock equivalent units held in the IFF Stock Fund under the DCP and 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(19)	Includes 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(20)	Includes 8,101.749 stock equivalent units held in the IFF Stock Fund under the DCP and 1,089 restricted stock units that will vest within 60 days after March 8, 2022.

(21)

Includes an aggregate of 127,612.306 stock equivalent units held in the IFF Stock Fund under the DCP. Includes also an aggregate of 8,327 restricted stock units that will vest within 60 days after March 8, 2022.

40  IFF  |  2022 PROXY STATEMENT

 SECURITIES OWNERSHIP

5% Shareholders

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, as of March 8, 2022, based on a review of filings with the SEC. Unless otherwise indicated, beneficial ownership is direct.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class*
The Vanguard Group 100 Vanguard Blvd. Malvem, PA 19355	30,267,303 (1)	11.89%
Winder Investment Pte Ltd and related persons 17-01 6 Battery Road Singapore 049909	25,109,000 (2)	9.86%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,198,319 (3)	7.54%

*	Based on 254,744,721 shares of common stock outstanding as of March 8, 2022.

(1)

This amount is based solely on Amendment No. 13 to Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group. Of these shares, The Vanguard Group has the (i) sole power to vote or direct the vote with respect to 0 of these shares, (ii) shared power to vote or direct the vote with respect to 398,751 of these shares, (iii) sole power to dispose or direct the disposition of 29,245,262 of these shares, and (iv) shared power to dispose or direct the disposition of 1,022,041 of these shares.

(2)

This amount is based on Amendment No. 7 to Schedule 13D filed with the SEC on February 10, 2022 by Winder Investment Pte Ltd (“Winder”), Freemont Capital Pte. Ltd (“Freemont”), and Haldor Foundation (“Haldor”). Winder is a wholly owned subsidiary of Freemont, and Freemont is a wholly owned subsidiary of Haldor. By virtue of such relationships, Freemont and Haldor may be deemed to beneficially own the shares held of record by Winder.

(3)

This amount is based solely on Amendment No. 12 to Schedule 13G filed with the SEC on February 1, 2022 by BlackRock, Inc. of these shares, BlackRock has the (i) sole power to vote or direct the vote with respect to 16,789,359 of these shares and (ii) sole power to dispose or direct the disposition of 19,198,319 of these shares.

IFF  |  2022 PROXY STATEMENT  41

Proposal 2 Ratification of Independent Registered Public Accounting Firm

Selection of our Independent Registered Public Accounting Firm

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence to determine whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2022, and our Board has directed that our management submit that selection for ratification by our shareholders at the 2022 Annual Meeting. PwC has been retained as our external auditor continuously since 1957. In connection with the selection of PwC, the Audit Committee annually reviews and negotiates the terms of the engagement letter entered into with PwC. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms, responsibilities of each party and the election of the parties to be subject to binding arbitration in the case of any dispute.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and quality review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2022. Although ratification is not required by our By-Laws or otherwise, we are submitting the selection of PwC to our shareholders for ratification because we value our shareholders’ views on our Company’s independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the Audit Committee’s selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the shareholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of our Company and our shareholders.

Representatives of PwC are expected to attend the 2022 Annual Meeting, where they will be available to respond to questions and, if they desire, to make a statement.

42  IFF  |  2022 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table provides detail about fees for professional services rendered by PwC for the years ended December 31, 2021 and December 31, 2020.

	2021	2020
Audit Fees (1)	$14,792,324	$9,272,539
Audit-Related Fees (2)	$1,383,941	$200,092
Tax Fees (3)	$240,765	$73,836
All Other Fees (4)	$105,508	$9,689
Total	$16,522,538	$9,556,156

(1)

Audit Fees were for professional services rendered for audits of our consolidated financial statements and statutory and subsidiary audits, consents and review of reports filed with the SEC and consultations concerning financial accounting and reporting standards. Audit Fees also included the fees associated with an annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, integrated with the audit of our annual financial statements.

(2)	Audit-Related Fees were for services related to review of certain governance, risk and compliance procedures and other local statutory requirements.

(3)

Tax Compliance services consisted of fees related to tax compliance professional services incurred with respect to the acquisition and integration of Frutarom, preparation of tax returns, assistance with tax audits and appeals, indirect taxes, expatriate tax compliance services and transfer pricing services.

(4)	All Other Fees were for software licenses and other professional services.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for:

•	appointing,

•	negotiating, and setting the compensation of, and

•	overseeing the performance of, the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee chairperson to pre-approve services up to $100,000, and the Audit Committee may also delegate authority to one or more of its members to

IFF  |  2022 PROXY STATEMENT  43

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All services rendered by PwC to our Company are permissible under applicable laws and regulations. During 2021, all services performed by PwC which were subject to the SEC’s pre-approval requirements were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2021.

Audit Committee Report

The Audit Committee (“we” “us” or the “Committee”) operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available through the Investor—Leadership & Governance—Governance link on the Company’s website at www.iff.com. The Committee is composed of four directors whom the Board has determined are “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC, and a majority of whom qualify as “audit committee financial experts” as defined by the rules of the SEC.

Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. We met eight times during 2021, including meeting regularly with PwC and the Company’s internal auditor, both privately and with management present. For 2021, we have reviewed and discussed the Company’s audited financial statements with management. We have reviewed and discussed with management its process for preparing its report on its assessment of the Company’s internal control over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. We discussed with PwC its audit of the financial statements and of the Company’s internal control over financial reporting. We discussed with PwC and the Company’s internal auditor the overall scope and plans for their respective audits.

We have discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. We also received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PwC its independence. We concluded that PwC’s independence was not adversely affected by the non-audit services provided by PwC, the majority of which consisted of audit-related, tax compliance and other tax services arising from our acquisition of Frutarom.

Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022.

In determining whether to retain PwC as the Company’s independent registered public accounting firm for the 2022 fiscal year, we took into consideration a number of factors, including:

•	the quality and effectiveness of PwC’s historical and recent performance on the Company’s audit;

44  IFF  |  2022 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•

the length of PwC’s tenure as the Company’s independent registered public accounting firm, and its familiarity with our business, accounting policies and practices, and internal control over financial reporting;

•	PwC’s capability, understanding and expertise in handling the breadth and complexity of our global operations;

•	the appropriateness of PwC’s fees and payment terms; and

•	PwC’s independence.

Based on this evaluation, we believe that it is in the best interests of the Company and its shareholders to retain PwC as the Company’s independent registered public accounting firm for 2022, which the shareholders will be asked to ratify at the 2022 Annual Meeting of Shareholders.

Audit Committee

John F. Ferraro (Chair)

Barry A. Bruno

Carol Anthony (John) Davidson

Stephen Williamson

√ YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

IFF  |  2022 PROXY STATEMENT  45

Compensation Discussion and Analysis

Reference Guide to our CD&A

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer, each of our three most highly compensated executive officers, our former chief financial officer, our former president, Nourish and our former general counsel (collectively referred to as our NEOs). This CD&A is organized as follows:

As discussed in Proposal 3, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation.” To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to and are aligned with our performance.

In 2021, IFF completed the transformational N&B transaction, which diversified our business and expanded our global footprint. We remained focused on achieving our strategic growth initiatives and realizing the full potential of our combination with N&B by working to finalize the organization’s leadership, operational structure, brand identity, and foundational vision.

In 2021, we delivered strong sales growth across our business divisions, including meaningful recoveries in the segments most affected by the pandemic. For the full year, IFF delivered $11.7 billion in sales and adjusted operating EBITDA of $2.4 billion. IFF finished the year ahead of our sales target, with double-digit growth driven by strong performance across all four business segments. While global supply chain challenges pressured our profitability margin for the year, we are proud of how our teams navigated this landscape to continue to deliver year-over-year growth in adjusted operating EBITDA.

In addition, IFF has improved its financial flexibility and robust cash flow, particularly as we streamlined our portfolio to focus on our core competencies. IFF successfully completed the divestiture of our non-core fruit preparation business and announced the sale of our microbial control business. These strategic actions allow IFF to reduce outstanding debt and invest in valuable growth and innovation opportunities to further meet the evolving needs of our customers.

We also have continued to make progress in our sustainability efforts. In May, IFF announced that we met and surpassed the intensity-based environmental targets we initially set in 2010, when we first established our 10-year sustainability objectives. We reduced greenhouse gas emissions, water withdrawal and hazardous waste generation well beyond our targets. Expanding on these initiatives, IFF announced in December 2021 a new and ambitious environmental, social, and governance roadmap called the ESG 2030 ‘Do More Good Plan.’ Through this framework, IFF will accelerate efforts to address the most urgent issues affecting our world for the next decade and beyond.

46  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

For 2021, our NEOs were:

Name	Title
Andreas Fibig	Chair and CEO[1]
Glenn Richter	CFO[2]
Nicolas Mirzayantz	President, Nourish[3]
Francisco Fortanet	Global Operations Officer
Susana Suarez Gonzalez	CHRO and Diversity & Inclusion Officer[4]
Rustom Jilla	Former CFO[5]
Kathy Fortmann	Former President, Nourish[6]
Anne Chwat	Former General Counsel[7]

[1]	As previously announced, Andreas Fibig ceased serving as CEO and as a director and Chair of the Board as of February 14, 2022 and retired on March 14, 2022.

[2]	Glenn Richter joined as our CFO on September 27, 2021.

[3]	Nicolas Mirzayantz transitioned from President, Scent to President, Nourish, effective September 1, 2021.

[4]	Susana Suarez Gonzalez ceased serving as our CHRO and Diversity & Inclusion Officer, effective March 15, 2022, and will be leaving the Company on April 30, 2022.

[5]	Rustom Jilla ceased serving as CFO as of September 27, 2021 and departed from the Company, effective October 29, 2021.

[6]	Kathy Fortmann ceased serving as President, Nourish and departed from the Company, effective September 1, 2021.

[7]	Anne Chwat ceased serving as General Counsel as of January 31, 2021 and departed from the Company, effective April 15, 2021.

Compensation Philosophy

The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. As such, we consistently focus on the following key drivers of shareholder value maximization:

IFF  |  2022 PROXY STATEMENT  47

 COMPENSATION DISCUSSION AND ANALYSIS

We designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. Our compensation program:

The design of our executive compensation program reflects our belief that executive compensation should be (1) aligned with the achievement of financial and operational metrics for both our Company and the respective business unit function in which the executive serves and (2) tied to the total shareholder return (“TSR”) delivered to our shareholders. The following illustrates how our CEO’s and other NEOs’ total direct compensation is designed to tie a significant portion of their compensation to variable and long-term goals:

CEO Target Opportunity Mix

NEO Average (excluding CEO) Target Opportunity Mix

48  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

To ensure continued alignment of compensation with Company performance and the creation of shareholder value on a long-term, sustainable basis, we maintain strong compensation-related corporate governance policies.

What We Do	What We Don’t Do

Pay for performance. A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation	No tax gross-ups for severance or change in control related payments

Base variable compensation on multiple performance metrics to encourage balanced focus	No single-trigger vesting of cash or equity-based awards upon change in control

Use an appropriate mix of fixed and variable compensation to reward Company, business unit and individual performance	No short-sales, hedging or pledging of our stock by our employees, officers or directors

Award a majority of variable compensation as equity-based awards	No fixed-duration employment agreements with executive officers

Maintain executive clawback policies to recoup cash and equity compensation upon certain triggering events	No stock option/SSAR repricing or exchange of underwater options or SSARs for cash

Require our executives to meet share retention guidelines	No guaranteed pay increases or equity awards for NEOs

Engage an independent compensation consultant	No springloading of equity awards

Conduct an annual risk assessment of our compensation programs

IFF  |  2022 PROXY STATEMENT  49

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements and Targeted Mix

Our executive compensation program includes direct and indirect compensation elements. We believe that direct compensation should be the principal form of compensation. The table below provides a brief description of the principal elements of direct compensation, whether such compensation is fixed or variable, and the compensation program objectives served by each element.

Element	Fixed or Variable	Primary Objective

Base Salary	Fixed Short-Term Cash

• To attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibilities, experience, and individual contributions.

Annual Incentive Plan (“AIP”) Award	Variable Short-Term Cash

• To motivate and reward the achievement of our annual financial performance objectives, including currency neutral sales growth, adjusted operating EBITDA, gross margin, and working capital, as well as individual synergy-related objectives.

Long-Term Incentive Plan (“LTIP”) Award	Variable Long-Term Equity and Cash

• To motivate and reward efficient capital allocation, annual profitability performance, deleveraging the Company, and long-term shareholder value creation.

• The 2019-2021 LTIP awards were measured by cumulative net debt ratio and the relative TSR performance for the award’s three-year period.

• The 2020-2022 LTIP award is measured by annual net debt ratio for 2020, two-year cumulative net debt ratio for 2021-2022, and the relative TSR performance for the award’s three-year period.

• The 2021-2023 LTIP award is measured by annual net debt ratio for each of 2021, 2022 and 2023, and the relative TSR performance for the award’s three-year period.

• To align executives’ interests with those of shareholders by paying 50% of the earned award in shares of our common stock (with the remaining 50% denominated in and settled in cash).

Equity Choice Program (“ECP”) Award	Variable Long-Term Equity

• To align executives’ interests with the interests of shareholders through equity-based compensation.

• To encourage direct investment in our Company.

• To serve as an important retention tool.

• To recognize individual contributions.

The Committee periodically reviews the mix between variable and fixed and short-term and long-term incentive compensation opportunities and between cash and non-cash opportunities based on (1) benchmarking and other external data provided by our independent compensation consultant, (2) recommendations from our independent compensation consultant, and (3) recommendations from our CEO and CHRO and D&I Officer. When reviewing and setting compensation for our NEOs, the Committee considers individual performance that contributes to the Company’s success in achieving its strategic initiatives.

50  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Our indirect compensation and reward elements consist of (1) our Deferred Compensation Plan (“DCP”) and our Retirement Investment Fund Plan (the “401(k)”), (2) our perquisite program, (3) our Executive Severance Policy (“ESP”), (4) our Executive Death Benefit Plan, and (5) our supplemental long-term disability coverage. The Committee regularly reviews the costs and benefits of these programs.

From time to time, the Committee may also approve discretionary awards to executives in connection with their initial employment or for extraordinary individual performance, a significant contribution to the Company’s strategic objectives or retention purposes. In 2021, Mr. Richter received an inducement grant of Restricted Stock Units (“RSUs”) in connection with his initial employment. In connection with Mr. Mirzayantz’s promotion to President, Nourish, Mr. Mirzayantz received a grant of RSUs to maintain market competitive target total direct compensation levels for his new role. In December 2021, Mr. Fortanet and Dr. Suarez Gonzalez each received a special long-term incentive award consisting of Performance-Based Stock Units (“PSUs”) to maintain stability during the ongoing N&B integration process and the CEO succession transition period.

2022 Compensation Actions

In February 2022, in response to shareholder feedback and after significant shareholder engagement in which we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares, the Human Capital and Compensation Committee approved the following changes to the incentive compensation program for our NEOs for the 2022 fiscal year: (1) the adoption of a median compensation strategy (rather than median to 75th percentile) for the Company after the completion of the N&B transaction, (2) the increase in the weight placed on long-term incentive performance awards to 60% for the CEO and 50% for all other NEOs, and (3) the addition of ESG goals to the AIP performance metrics.

In addition, the Committee, in consultation with management and FW Cook, evaluated the LTIP design for the 2022–2024 cycle. In response to shareholder feedback and to increase performance orientation and accountability, the Committee decided to (1) return to evaluating performance at the end of a three-year performance period, (2) replace Net Debt Ratio with return on invested capital as a performance metric to increase focus on capital efficiency, and (3) cap relative TSR LTIP awards at 100% if the absolute TSR for the three-year performance period is negative.

2021 Direct Compensation

Salaries

The Committee reviews the salaries of our NEOs annually and adjusts salaries periodically. In August 2020, the Committee reviewed the base salaries of our NEOs in anticipation of the closing of the N&B transaction. After consultation with its independent compensation consultant, to maintain market competitive total annual compensation levels and to recognize the executives’ increased scope of responsibilities following the N&B transaction, which doubled our revenues and expanded our lines of business, the Committee approved the following salary increases, effective February 1, 2021: (1) approximately 4% for Mr. Mirzayantz to $650,000, (2) approximately 13% for Mr. Fortanet to $480,000, (3) approximately 14% for Dr. Suarez Gonzalez to $485,000, (4) approximately 5% for Mr. Jilla to $600,000, and (5) approximately 7% for Ms. Fortmann to $631,592 (558,437 Euros, converted based on a conversion rate of 1.131 US Dollars to Euros (the exchange rate on December 31, 2021)). Additionally, the Committee further increased Mr. Mirzayantz’s salary by $65,000 in connection with his September 2021 promotion to President, Nourish. Mr. Richter’s salary upon his initial employment was $750,000. No 2021 salary increases were approved for Mr. Fibig or Ms. Chwat.

IFF  |  2022 PROXY STATEMENT  51

 COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Plan

During 2021, our AIP compensated our executive officers based on the achievement of certain levels of Company financial performance and individual performance. Financial performance metrics are measured (1) at the consolidated corporate level for our CEO, CFO, Global Operations Officer, CHRO and D&I Officer, former CFO, and former General Counsel and (2) at the consolidated corporate level and the business unit level for our President, Nourish and former President, Nourish.

In March 2021, for each NEO, the Committee approved the addition of an individual performance metric, weighted at 20% and measured against the NEO’s 2021 personal objectives. The funding of the individual performance metric was contingent on the achievement of certain synergy targets (i.e., cost synergies and/or revenue synergies) for each NEO. With respect to the Company’s Divisional Presidents, a broad-based corporate metric (consisting of currency neutral sales growth, adjusted operating EBITDA, gross margin, and working capital), weighted at 20%, replaced the corporate metric focused on capital expenditure in 2020. Furthermore, the operating profit metric used in 2020 was replaced with adjusted operating EBITDA, which aligns with feedback from our shareholders.

The performance metrics for the 2021 AIP and their assigned weightings were as follows:

Annual Incentive Program

	Currency Neutral Sales Growth	Adjusted Operating EBITDA	Gross Margin	Working Capital	Individual Component	Total Weighting
All NEOs Except Divisional Presidents Corporate Weighting	30%	25%	10%	15%	20%	100%

	Currency Neutral Sales Growth	Adjusted Operating EBITDA	Gross Margin	Working Capital	Individual Component	Total Weighting
Divisional Presidents Corporate Weighting	7.5%	6.25%	2.5%	3.75%	0%	20%	100%
Divisional Presidents Business Unit Weighting	25%	15%	10%	10%	20%	80%

52  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Each year the Committee sets an AIP target (stated as a percentage of base salary) for each NEO. For 2021, the Committee approved the following AIP percentage target increases (or, in the case of Mr. Fibig, recommended to the independent members of the Board for approval) to reflect the executives’ expanded responsibilities following the close of the N&B transaction: (1) Mr. Fibig’s from 120% to 140%, (2) Mr. Fortanet’s from 60% to 70%, (3) Dr. Suarez Gonzalez’s from 60% to 70%, (4) Mr. Jilla’s from 80% to 90%, and (5) Ms. Fortmann’s from 80% to 90%. In connection with Mr. Mirzayantz’s promotion, the Committee increased his AIP percentage target from 80% to 90%. Mr. Richter’s AIP percentage target upon his initial employment was 90%. For Ms. Chwat, the Committee maintained the AIP percentage targets at the same level as 2020.

	2021 Salary (1)	Target AIP as % Base Salary	AIP Target (2)

Andreas Fibig	$1,300,000	140%	$1,820,000

Glenn Richter	$750,000	90%	$675,000

Nicolas Mirzayantz	$715,000	90%	$643,500

Francisco Fortanet	$480,000	70%	$336,000

Susana Suarez Gonzalez	$485,000	70%	$339,500

Rustom Jilla	$600,000	90%	$540,000

Kathy Fortmann (3)	$631,592	90%	$568,433

Anne Chwat	$496,000	60%	$297,600

(1)	The amounts in this column reflect 2021 annualized salaries, not actual payment amounts.

(2)	The amounts in this column reflect 2021 annualized AIP targets, not actual payment amounts.

(3)

Ms. Fortmann was paid in Euros. For 2021, her salary was 558,437 Euros and her AIP target was 502,593 Euros. The table above reflects the US Dollar equivalent of her salary and AIP target based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021).

Performance Metrics and Capped AIP Payouts: Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Committee annually sets the financial performance metrics for our Company and the respective business units that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Committee then approves threshold, target and maximum performance levels for each performance metric. Upon achievement of the relative performance level, an executive has the opportunity to earn threshold (25%), target (100%) and maximum (200%) amounts with performance achievements in between calculated on a linear basis. The Committee seeks to establish corporate performance goals that are challenging yet attainable.

IFF  |  2022 PROXY STATEMENT  53

 COMPENSATION DISCUSSION AND ANALYSIS

As discussed above, for 2021 AIP awards, the Committee approved the following performance metrics for the reasons noted below:

2021 AIP Performance Metrics	Reasons for Selection
Currency neutral sales growth

•  Reflects both increases in market share and sales expansion, which drives increases in gross profit. By measuring achievement exclusive of currency fluctuations, this goal helps to ensure that we are rewarding actual incremental growth.

Adjusted operating EBITDA	• A focus on adjusted operating EBITDA helps to ensure the achievement of critical long-term financial targets such as debt reduction, investment, etc.
Gross margin percentage

•  Improvement in gross margin percentage is an important measure of our ability to effectively recover increases in the cost of raw materials, cost discipline and operating efficiencies.

•  Gross margin also promotes greater focus on R&D and innovation.

Working capital

•  Reductions in working capital drive better operating cash flow generation. For this purpose, we define working capital as the average days sales outstanding (DSO), plus the average days inventory outstanding (DIO), less the average days payable outstanding. For the business units, working capital calculations only include DSO and DIO.

Individual performance	• Each individual performance component is tied to the achievement of individualized stretch goals, including, but not limited to, cost synergies, revenue synergies, and integration milestones.

Determination of 2021 Performance Levels: In determining our 2021 AIP performance threshold, target and maximum levels, the Committee considered our annual targets for 2021, 2020 actual results and payout trends over the prior three-year and five-year periods. The performance target levels for the financial metrics were set in line with our 2021 budget and were approved in March 2021.

In addition, 2021 LTIP and AIP target performance levels and actual achievement against the target performance levels excluded costs or income associated with (1) adjustments related to ongoing operational improvement initiatives and restructuring, (2) adjustments related to executive severance costs, (3) restructurings in connection with our consolidation of Frutarom sites, (4) the DuPont N&B acquisition and integration costs, (5) the sale of our fruit preparation and microbial control businesses, (6) U.S. pension expenses, and (7) shareholder activism (together, the “2021 non-core items”). These adjustments were intended to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results.

2021 Individual Performance: In 2021, an individual performance component weighted 20% was added to the AIP for each NEO. Each NEO’s individual objective component is based on objectives relevant to the NEO’s role. These objectives are tailored to each NEO and include business performance, debt reduction, talent and ESG, N&B synergy achievement and innovation. For the individual component of the AIP to fund, each NEO had to achieve a specialized synergy target. For the CEO, the individual performance component encompassed company-wide financial and synergy targets which were met with the delivery of approximately $95M of fiscal year synergy EBITDA contribution, exceeding the target 2021 total synergy EBITDA of $75M. The individual component of our 2021 AIP was fully funded for each of our NEOs.

54  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

2021 Corporate and Business Unit AIP Performance: Our actual performance against our 2021 AIP corporate financial metrics is set forth in the tables below.

Corporate Performance

The table below reflects the 2021 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by each of Messrs. Fibig, Richter, Fortanet and Jilla, as well as Dr. Suarez Gonzalez and Ms. Chwat, each of whom were evaluated based on both corporate performance and individual performance. The table below also reflects the 2021 AIP metrics and their respective targets for each of Mr. Jilla and Ms. Chwat; however, in connection with their respective terminations of employment, Mr. Jilla and Ms. Chwat received a prorated portion of their target AIP awards pursuant to the ESP.

Corporate Level

As indicated above, during 2021, our corporate performance was 113.5%. The actual dollar amount earned by each NEO is set forth below under “2021 Individual AIP Payouts.”

Business Unit Performance

As Mr. Mirzayantz transitioned from President, Scent to President, Nourish on September 1, 2021, his (1) 2021 AIP for January 1, 2021 to September 1, 2021 related to Scent business unit performance and his initial target AIP of 80% of his base salary of $650,000 (i.e.,$520,000) (66.58%) and (2) 2021 AIP for September 1, 2021 to December 31, 2021 related to Nourish business unit performance and his increased target AIP of 90% of his base salary of $715,000 (i.e., $643,500) (33.42%). The tables below reflect the 2021 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by Mr. Mirzayantz. The Nourish business unit table below also reflects the 2021 AIP metrics and their respective targets for Ms. Fortmann; however, in connection with her termination of employment, she received a prorated portion of her target AIP award.

IFF  |  2022 PROXY STATEMENT  55

 COMPENSATION DISCUSSION AND ANALYSIS

Scent Business Unit

56  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Nourish Business Unit

As indicated above, during 2021, our Scent business unit performance was 118.2% and our Nourish business unit performance was 123.7%. The actual dollar amount earned by our President, Nourish is set forth below under “2021 Individual AIP Payouts.”

IFF  |  2022 PROXY STATEMENT  57

 COMPENSATION DISCUSSION AND ANALYSIS

2021 Individual AIP Payouts

The 2021 AIP payout to our NEOs based on the actual achievement of each of the performance metrics is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement. Based on the corporate and business unit performance outlined in the tables above, 2021 AIP payouts were as follows:

Executive	2021 AIP Target ($)	2021 Payout
		Financial Performance As % of Target	Individual Performance As % of Target	Total Performance As % of Target	Award ($)

Andreas Fibig	$1,820,000	116.88%	100.0%	113.5%	$2,065,700

Glenn Richter (1)	$675,000	116.88%	100.0%	113.5%	$201,501

Nicolas Mirzayantz	$643,500	125.38%	100.0%	120.3%	$675,262

Francisco Fortanet	$336,000	116.88%	100.0%	113.5%	$381,360

Susana Suarez Gonzalez	$339,500	116.88%	100.0%	113.5%	$385,333

Rustom Jilla (3)	$540,000	100.00%	100.0%	100.0%	$446,795

Kathy Fortmann (2)	$568,433	100.00%	100.0%	100.0%	$379,993

Anne Chwat (3)	$297,600	100.00%	100.0%	100.0%	$85,611

(1)	Mr. Richter’s 2021 AIP was prorated to reflect his service as CFO beginning on September 27, 2021.

(2)

In accordance with Ms. Fortmann’s agreement, Ms. Fortmann received a 2021 AIP payout equal to her target annual incentive award under the 2021 AIP, prorated based on the number of her active days of employment with IFF in 2021. The table above converts Ms. Fortmann’s AIP target of 90% of her salary to US Dollar equivalent, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021). The actual AIP payout amount reflects the US Dollar equivalent using the same 1.131 exchange rate.

(3)

In accordance with our ESP, each of Mr. Jilla and Ms. Chwat received a 2021 AIP payout equal to such employee’s target annual incentive award under the 2021 AIP, prorated based on the number of the employee’s active days of employment with IFF in 2021.

Long-Term Incentive Plan

We believe that LTIP awards reward our executive officers, including our NEOs, for financial results and align their interests with the interests of our shareholders. Annually, the Committee reviews the LTIP to determine (1) the metrics that should be used to encourage long-term success, (2) the weightings that should be applied to such metrics, (3) the length of the performance periods, and (4) the targets for such metrics. The Committee believes that commencing a new three-year LTIP cycle each year:

•	provides a regular opportunity to re-evaluate long-term metrics,

•	aligns goals with the ongoing strategic planning process, and

•	reflects our evolving business priorities and market factors.

The Committee also annually sets a total LTIP target award for each NEO, which reflects the total LTIP award an NEO has the opportunity to receive at the end of the three-year cycle if we meet all of our targets. Depending upon our actual performance relative to financial and total shareholder return (“TSR”) goals (relative to the S&P 500), the actual payout to the NEO could be greater or less than the total LTIP target award.

58  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Performance Segments. As discussed below, in 2021, the Committee determined to modify the design of the 2021-2023 LTIP cycle to consist of three annual performance segments for 2021, 2022, and 2023, and one, three-year cumulative performance segment for 2021-2023. The 2020-2022 LTIP cycle consists of one annual performance segment for 2020, one two-year cumulative performance segment for 2021-2022, and one three-year cumulative performance segment for 2020-2022. The 2019-2021 LTIP cycle consists of two cumulative, three-year performance segments.

Performance Metrics

Long-Term Incentive Plan (2021-2023 Cycle). In early 2021, the Committee, in consultation with management and FW Cook, evaluated potential LTIP performance metrics and performance periods for the 2021-2023 LTIP cycle taking into account the transformative N&B Transaction that closed on February 1, 2021. The Committee retained the Net Debt Ratio (as defined below) and relative TSR performance metrics that focus on deleveraging the balance sheet and the shareholder experience, but changed the measurement periods for the Net Debt Ratio metric due to challenges associated with multi-year goal setting in light of the N&B Transaction. For the 2021-2023 LTIP cycle, the Committee set three annual Net Debt Ratio performance segments, in addition to the cumulative, three-year relative TSR performance segment, with the performance segments being weighted as set forth in the chart below. “Net Debt Ratio” is defined as the ratio of the Company’s net debt to adjusted operating EBITDA (earnings before interest, tax, depreciation and amortization).

Long-Term Incentive Plan (2021-2023 Cycle) - Segment Weightings

Net Debt Ratio (2021)	Net Debt Ratio (2022)	Net Debt Ratio (2023)	Relative TSR (2021-2023)	Total
16.6%	16.7%	16.7%	50.0%	100.0%

The Committee also believes that three-year relative TSR is a good indicator of our overall long-term performance, and directly ties our executives’ compensation opportunity to our share price appreciation and dividend payments relative to a major large-cap index of which the constituents are viewed as being competitors for investor capital. The relative TSR is calculated by measuring the change in the market price of stock plus dividends paid (assuming the dividends are reinvested) for our Company and the S&P 500 companies over the three-year performance period. The market price for purposes of calculating the relative TSR of our Company and the S&P 500 on each cycle-end date is determined based on the average closing price per share of each company’s stock over the period of 20 consecutive trading days preceding that date, as reported by S&P Capital IQ. The relative TSR goal for the cumulative performance segment is set at the beginning of the three-year cycle.

Long-Term Incentive Plan (2020-2022 Cycle). The 2020-2022 LTIP cycle is tied to an annual Net Debt Ratio performance segment for 2020 and a two-year cumulative Net Debt Ratio performance segment for 2021-2022, in addition to a cumulative, three-year relative TSR performance segment, with the performance segments being weighted as set forth in the chart below.

Long-Term Incentive Plan (2020-2022 Cycle) - Segment Weightings

Net Debt Ratio (2020)	Net Debt Ratio (2021-2022)	Relative TSR (2020-2022)	Total
16.7%	33.3%	50.0%	100.0%

IFF  |  2022 PROXY STATEMENT  59

 COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan (2019-2021 Cycle). The 2019-2021 LTIP cycle is tied to achievement of three-year Net Debt Ratio at the end of the three-year period, and three-year relative TSR, with Net Debt Ratio and relative TSR to be weighted equally. Following the completed three-year cycles, the Committee approves the total payout based on the cumulative performance segments.

Long-Term Incentive Plan (2019-2021 Cycle) - Segment Weightings

Net Debt Ratio (2019-2021)	Relative TSR (2019-2021)	Total
50.0%	50.0%	100.0%

2021-2023 LTIP Target Awards

In early 2021, the Committee approved the following total LTIP target awards to each of our NEOs for the 2021-2023 LTIP cycle:

NEO	Total LTIP Target Award

Andreas Fibig	$4,278,000

Glenn Richter	$938,000

Nicolas Mirzayantz	$550,000

Francisco Fortanet	$375,000

Susana Suarez Gonzalez	$375,000

Rustom Jilla	$875,000

Kathy Fortmann (1)	$550,000

Anne Chwat	$297,600

(1)

The table above converts Ms. Fortmann’s total LTIP target award to US Dollar equivalent, based on an exchange rate of 1.299 US Dollars to Euros (the exchange rate as of January 1, 2021, the start of the 2021-2023 LTIP cycle).

The Committee set the 2021 Net Debt Ratio goal based on the Company’s internal deleveraging goal. The Committee set the cumulative three-year relative TSR goal for the 2021-2023 LTIP cycle at the same level that had been set for the prior year’s LTIP cycle, which required above median (55th percentile) performance to achieve target payout. The Committee again determined that 50% of the value of the awards would be denominated and paid in cash and 50% would be denominated and paid in shares, consistent with prior LTIP cycles. The Committee believes that paying 50% of the LTIP value in shares creates a stronger alignment between executives and shareholders, and provides additional incentive for executives to achieve superior Company performance and to produce share price appreciation over the three-year performance cycle. The number of target shares of our common stock for the 50% portion that would be paid in shares is determined based on the market price of the common stock at the beginning of the cycle. For the 2021-2023 LTIP cycle, it was based on $112.41 per share, the average closing price for the twenty trading days prior to January 4, 2021, the first stock trading day of the 2021-2023 LTIP cycle. Mr. Richter’s 2021-2023 LTIP cycle price of $144.33 is based on the average closing market price of a share of our common stock for the 20 trading days preceding his September 27, 2021 appointment.

2021 LTIP Performance

2021 LTIP performance levels and actual achievement against the target performance levels were adjusted as set forth above under “Annual Incentive Plan” to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results. For the 2021 segment of the 2021-2023 LTIP cycle, our Net Debt Ratio of 4.1, as adjusted for 2021 non-core items, was between threshold and target performance level. As a result, our NEOs earned 70% of the annual target based on the Net Debt Ratio goal for the year. The LTIP award earned and “banked” for the 2021 segment of the 2021-2023 LTIP cycle was equal to approximately 11.7% of the total award opportunity. Earned awards are not paid until the end of the LTIP cycle subject to continued employment.

60  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

2019-2021 LTIP Performance

For the cumulative three-year performance periods ending in 2021 of the 2019–2021 LTIP cycle, our relative TSR was at the 13th percentile, and our Net Debt Ratio of 4.1 was also below threshold performance level. As a result, our NEOs did not earn any portion of the 2019-2021 LTIP cycle.

Segment	Result	Segment Weighting	Overall Result

Cumulative (Net Debt Ratio)	0.0%	50.0%	0.0%

Cumulative (Relative TSR)	0.0%	50.0%	0.0%
Total		100%	0.0%

The 2019-2021 LTIP cycle for the NEOs is discussed in greater detail following the Grants of Plan-Based Awards Table.

Special Long-Term Incentive Awards

In December 2021, to maintain leadership continuity during the ongoing N&B integration process and the CEO succession transition period, the Committee granted each of Mr. Fortanet and Dr. Suarez Gonzalez special long-term incentive awards with a grant date value of $400,743 in the form of PSUs. These awards vest based on performance in each of two one-year performance periods beginning December 31, 2021 and December 31, 2022, and subject to continuous employment through each vesting date. The performance measure for Mr. Fortanet’s PSU award is the increase of manufacturing capacity by 7% by December 31, 2022 and the increase of manufacturing capacity by 12% by December 31, 2023, in each case in respect of eight previously identified constrained capacity assets. The performance measure for Dr. Suarez Gonzalez’s PSU award is the reduction in 2022 HR profits and losses by $1.5M and the reduction in 2023 HR profits and losses by $1.0M, in each case in respect of HR target synergies.

Equity Choice Program

Equity is a key component of our long-term incentive compensation as it (1) provides participants with a meaningful stake in our Company, thereby aligning their interests more closely with shareholders, (2) encourages participants to focus on long-term success, (3) helps to attract and retain top talent, and (4) recognizes individual contributions. We believe that our ECP is an effective vehicle to encourage ownership as it provides participants the flexibility to allocate their award among three types of equity.

Under the ECP, participants, including all NEOs, may choose from three types of equity award grants. For ECP awards in 2021, these three types were (1) Purchased Restricted Stock Units (“PRSUs”), (2) Stock-Settled Appreciation Rights (“SSARs”), and (3) RSUs. PRSUs are assigned an adjustment factor of 120% to incent participants to invest in and accumulate shares to promote retention and increase alignment of participants’ interests with those of our shareholders. Based on the participant’s election, a participant’s dollar award value is converted into a combination of PRSUs, SSARs and/or RSUs on the grant date based on the market price of our common stock on such date.

All ECP awards are generally subject to a vesting period of approximately three years. The Committee believes the ECP is an attractive tool for recruiting, motivating, and retaining executive talent and encourages alignment with shareholders by reinforcing investment and ownership in our Company by our executives.

IFF  |  2022 PROXY STATEMENT  61

 COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth each of the three types of equity awards offered and their adjustment factor. During 2021, ECP participants, including all of our NEOs, made choices based on the different equity award types described below.

Types of Equity	Description of Equity Type
PRSUs

PRSUs are restricted stock units that are granted as a match against shares of Company stock committed and/or purchased at full value by an ECP participant on the grant date. As an incentive to promote share accumulation and direct investment in our stock, there is a 20% upward adjustment of the award value if PRSUs are elected. If an ECP participant chooses PRSUs, then he or she must deliver funds to purchase shares (or commit to holding shares with an equivalent value) equal to the dollar amount of the ECP award (including the 20% adjustment). Upon receipt of the funds (or committed shares) by the Company, the ECP participant receives a matching number of PRSUs.

PRSU holders have no voting rights during the vesting period but accrue dividend equivalents on their PRSUs. PRSUs vest approximately three years from the date of grant. PRSUs are the most rapid way for participants to accumulate and build share ownership based on the participant’s direct investment in Company stock.

SSARs

SSARs are a contractual right to receive the value, in shares of Company stock, of the appreciation in stock price from the SSAR grant date to the date the SSAR is exercised by the participant. Participants receive a number of SSARs equivalent to five times (i.e., the approximate binomial value of the SSARs) the elected SSAR award value divided by the grant price. SSARs provide upside potential for share accumulation and greater alignment with shareholders because SSARS only have value if the stock price increases after the grant date.

SSARs become exercisable on a stated vesting date, which is approximately three years from the grant date, and expire on the seventh anniversary of the grant date. SSARs do not require a financial investment by the SSAR grantee.

RSUs

RSUs are our promise to issue unrestricted shares of our stock on the stated vesting date, which is approximately three years from the grant date. RSUs do not require a financial investment by the RSU grantee.

As an example of the value that may be delivered by the ECP to the participant based on the three election types, the following table shows the number of shares and value to the participant at vesting for an ECP award of $500,000. For all three choices, vesting occurs approximately three years from the grant date:

Assumes a Common Share Value of $125.00 at Award (1)
	PRSU (2)	RSUs	SSARs (3)

Award Value	$500,000	$500,000	$500,000

Adjustment Factor	1.2	1.0	1.0

Post-Factor Value	$600,000	$500,000	$500,000

Participant Required Investment	$600,000	—	—

Award Shares/SSARs at Grant Date	4,800 Shares	4,000 Shares	20,000 SSARs

Dollar Value of Award at Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Increase)	$755,827	$629,856	$649,280
Dollar Value of Award at Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Decrease)	$476,299	$396,916	—

62  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

(1)	Dollar values of awards are used in this table for illustrative purposes only and are not intended as forecasts of future stock price performance. All values shown are before tax withholding.

(2)	PRSU values exclude dividend equivalents.

(3)

Participants may choose to hold their SSARs longer than the three-year vesting period (up to the full seven-year contractual term) and continue to participate in future stock price appreciation, if any.

2021 Equity Choice Program Awards

In January 2021, the Committee approved (or, in the case of the CEO, recommended to the independent members of the Board for approval) the 2021 ECP values awarded to each executive, including our NEOs, with an effective grant date of May 5, 2021. The period of time between approval of ECP values and the actual grant date gives ECP participants time to make their irrevocable ECP elections and to arrange for the purchase of shares from the Company if PRSUs are elected. The Committee determined that the 2021 ECP grants would vest on April 5, 2024 (35 months from the grant date).

Similar to prior years, the actual amount of each ECP awarded to each NEO in 2021 was based on an evaluation of the individual NEO’s performance, long-term potential, market factors and retention considerations. The actual value of these awards will depend on future stock price performance.

The following table shows the ECP dollar award value approved by the Committee or Board for each NEO during 2021 and the percentage and adjusted dollar value after application of the adjustment factor of each type of award elected by each NEO.

		RSU Election		PRSU Election		SSAR Election
	2021 Unadjusted ECP Award	Percent Election	Adjusted Value	Percent Election	Adjusted Value	Percent Election	Adjusted Value

Andreas Fibig	$2,852,000	0%	$—	100%	$3,422,400	0%	$—

Glenn Richter (1)	—	—%	$—	—%	$—	—%	$—

Nicolas Mirzayantz	$550,000	0%	$—	100%	$660,000	0%	$—

Francisco Fortanet	$425,000	0%	$—	100%	$510,000	0%	$—

Susana Suarez Gonzalez	$400,000	50%	$200,000	25%	$120,000	25%	$100,000

Rustom Jilla	$500,000	0%	$—	100%	$600,000	0%	$—

Kathy Fortmann	$570,000	100%	$570,000	0%	$—	0%	$—
Anne Chwat (2)	$—	—%	$—	—%	$—	—%	$—

(1)	Mr. Richter did not receive a 2021 ECP award, as he joined as our CFO on September 27, 2021.

(2)	Anne Chwat did not receive a 2021 ECP award, as she departed from the Company, effective April 15, 2021.

The actual equity award grants to each NEO, based on the above elections, are identified in the Grants of Plan-Based Awards Table. Information regarding prior ECP awards that were vested in 2021 can be found in the Stock Vested Table.

IFF  |  2022 PROXY STATEMENT  63

 COMPENSATION DISCUSSION AND ANALYSIS

Indirect Compensation

Deferred Compensation Plan

As part of our compensation program, we offer U.S.-based executives and other senior employees an opportunity to participate in our DCP. Pursuant to the terms of the DCP, we provide the same level of matching contributions to our executives that are available to other employees under our 401(k) savings plan. We also use the DCP to encourage executives to acquire shares of our common stock that are economically equivalent to ownership of our common stock but on a tax-deferred basis. We do this to encourage executives to be long-term owners of a significant equity stake in our Company and to enhance the alignment between the interests of executives and those of our shareholders.

Our costs in offering the DCP consist of the time-value of money costs, the cost of the matching contribution that supplements the 401(k) savings plan, administrative costs and a 25% premium for amounts deferred into the IFF Stock Fund in an executive’s DCP account. The premium on amounts deferred into the IFF Stock Fund typically do not vest until approximately two years after the deferral is made, as the premium is contingent on the executive remaining employed by us (other than for retirement) for the full calendar year following the year when such deferral is made. If notional investments within the DCP increase in value, the amount of our payment obligation will increase. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive.

Additional information about the DCP and supplemental matching contributions and premiums on cash deferrals into the IFF Stock fund under the DCP made for NEOs may be found below under “2021 Non-Qualified Deferred Compensation.”

Severance Arrangements

Executive Severance Policy

The ESP provides severance and other benefits to executives, including NEOs, whose employment is terminated by the Company without cause or in the event of a termination by the executive for good reason in certain circumstances. This policy helps us in competing with other companies in recruiting and retaining qualified executives. When recruiting an executive from another company, the executive in most cases will seek contract terms that provide compensation if his or her employment is terminated in cases in which the executive has not engaged in misconduct. The level of severance pay under the ESP is based on a tier system and each executive’s assigned tier is based on the executive’s grade level. All of our NEOs are in Tier I. We believe that the ESP provides a level of severance pay and benefits that is competitive with our peer group companies.

The N&B Transaction constituted a change in control under the ESP. As such, NEOs are eligible for heightened change in control severance benefits upon a qualifying termination.

A discussion of our ESP and the payments that each of our NEOs would have been eligible to receive had a covered termination occurred as of December 31, 2021 or, with respect to those NEOs who departed in 2021, the actual payments received, is set forth below under “Potential Payments upon Termination or Change in Control.”

Mr. Fibig’s Separation Arrangement

In recognition of Mr. Fibig’s service to the Company and his willingness to remain with IFF until an appropriate successor was identified and to help ensure a smooth transition, it was determined that Mr. Fibig’s departure would be treated as a qualifying event for purposes of the ESP and that, upon his departure, all of his then-outstanding equity awards would vest at target performance levels.

64  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

A Further discussion of Mr. Fibig’s separation arrangement is set forth below under “Termination and Change in Control Arrangements.”

Ms. Chwat’s Separation Arrangement

In recognition of Ms. Chwat’s service to the Company and her assistance with the transition of her duties in 2021, her departure was treated as a qualifying event for purposes of the ESP.

Ms. Fortmann’s Separation Arrangement

In connection with her departure from the Company, Ms. Fortmann and the Company entered into an agreement in which the Company agreed to provide Ms. Fortmann with the following payments and benefits:

•	A severance payment equal to $315,797 (converted from Euros to US Dollars, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021));

•	A prorated portion of her target AIP award;

•

For each performance segment that ended prior to her termination, a payment equal to the LTIP award payment she would have been entitled to receive for such performance segment had her termination not occurred;

•	For each performance segment in which her termination occurred, a payment equal to her prorated target LTIP award; and

•	Vesting of a prorated portion of her then-outstanding 2020 and 2021 ECP awards not already vested.

Additional Benefits

Perquisite Program

Our NEO perquisite program offers non-monetary benefits that are within the range of market practice as determined through a market study conducted by our independent compensation consultant. The Committee reviews our perquisite program on a bi-annual basis with its independent compensation consultant. Based on its last review, the Committee determined that the total value of our perquisite program is within the range of market practice. Additional details concerning perquisites are included in the footnotes to the All Other Compensation Table.

Under the perquisite program, our NEOs participate in our health and welfare benefits that are generally available to all employees, including group medical insurance, group life insurance, and group long-term disability insurance. In addition, our NEOs are generally eligible to receive certain benefits including:

•	Company car or allowance;

•	Annual physical exam;

•	Financial planning and tax preparation (up to $10,000 per year);

•	Estate planning (up to $4,000 over a three-year period); and

•	Fitness dues or membership (up to $3,000 annually).

IFF  |  2022 PROXY STATEMENT  65

 COMPENSATION DISCUSSION AND ANALYSIS

We may provide additional or modified perquisites to our NEOs in connection with their employment arrangements. In respect of 2021, Mr. Fibig was provided a Company driver, and an annual financial planning and tax preparation allowance of $25,000.

For 2022, the Committee changed our NEO perquisite program to provide an allowance of up to $15,000 for each NEO to be used for legal, estate planning, financial planning and tax preparation assistance and/or health and fitness, which will give NEOs additional flexibility. Pursuant to the terms of Mr. Clyburn’s letter agreement with the Company, dated January 18, 2022, Mr. Clyburn will be provided an annual perquisite allowance of up to $20,000, and the Committee approved an annual car allowance of $25,000 to be provided in lieu of a Company-purchased car provided in his employment agreement.

Expatriate Assignment Benefits

Pursuant to our Global Mobility Program, under limited circumstances we provide certain perquisites to executives who move from their home countries on assignment. In addition to the perquisites described above, Mr. Fortanet and Dr. Suarez Gonzalez are expatriates from the United States who work in the Netherlands and Spain, respectively and receive certain benefits, including a housing allowance, tax equalization, relocation benefits and tax preparation services in connection with their assignments.

Supplemental Long-Term Disability

In addition to our group long-term disability (“LTD”) insurance, we also offer Supplemental LTD insurance to those U.S.-based employees, including certain of our NEOs, who earn a base salary plus bonus in excess of the maximum base salary of $300,000 under our group plan. The Supplemental LTD insurance provides a maximum monthly benefit of $25,000. The Supplemental LTD insurance premium, like our basic group LTD policy, is fully paid by us and is taxable income to employees upon receipt of the benefit. Effective July 2019, the Supplemental LTD program was closed to new participants.

Executive Death Benefit Plan

Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan). For eligible participants, the plan also provides a post-retirement death benefit, or pre-retirement after attaining age 70, equal to the participant’s base salary for the year in which the participant retires or reaches the age of 70, less $12,500 of group coverage for retired participants and less $50,000 for senior participants (those who have attained the age of 70 and remain employed with us). NEOs appointed after July 2013 have not been eligible for a post-retirement death benefit.

66  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Setting Process

Roles and Responsibilities

Human Capital and Compensation Committee

The Committee is responsible for overseeing the determination, implementation, and administration of executive compensation (including equity awards, benefits and perquisites). The Committee recommends CEO compensation to the independent directors of the Board for their approval and approves the compensation of all other NEOs.

Compensation Consultant

Frederic W. Cook & Co., Inc. (“FW Cook”) is engaged as the Committee’s independent compensation consultant. Since August 2015, FW Cook has worked with the Committee to provide it with analyses, advice, guidance, and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook is engaged exclusively by the Committee on executive and non-employee director compensation matters and does not have other consulting arrangements with us. The Committee considers the independence of FW Cook on an annual basis, and in 2021 it determined FW Cook was independent and had no conflicts of interest.

Management

Our CEO evaluates individual performance and, with input from the Committee’s independent compensation consultant, the CEO and CHRO and D&I Officer evaluate the competitive pay positioning for senior management members that report directly to the CEO, including our NEOs, and make recommendations to the Committee concerning each such executive’s target compensation. Our CEO follows the same process with regard to the target compensation for our CHRO and D&I Officer, without her input, and the Committee follows the same process with regard to the target compensation for our CEO, without his input.

Shareholder Advisory Vote

As part of its compensation setting process, the Committee also considers the results of the prior year’s shareholder advisory vote on our executive compensation. The Committee believes these voting results provide useful insight as to whether shareholders agree that the Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase shareholder value. As part of its 2021 compensation setting process, the Committee reviewed the results of the 2020 shareholder advisory vote, in which 91.7% of the votes cast were voted in favor of our executive compensation program.

IFF  |  2022 PROXY STATEMENT  67

 COMPENSATION DISCUSSION AND ANALYSIS

Peer Group and Benchmarking

On an annual basis, the Committee reviews and approves the compensation of our NEOs. We use a global job level structure for our NEOs, with compensation ranges for each job level. Our NEOs are placed in a particular job level based on internal factors (including scope of responsibilities and job complexity) and an external market evaluation. The external market evaluation is based on published third-party general survey information and a review of similar positions within our selected peer groups described below. This process is referred to as “market benchmarking.”

Market Benchmarking

The Committee reviews its external market benchmarking and peer group data annually. The Committee’s goals are to position (1) target total cash compensation at median or slightly above and (2) target total direct compensation (salary, annual incentive compensation and long-term incentive compensation) between the median to 75th percentile of relevant market benchmarks. This philosophy reflects the Committee’s approach to setting stretch goals that require above median performance to generate target payouts.

In May 2020, the Committee reviewed with its independent compensation consultant the selected peer group for purposes of the 2021 target compensation setting process. In light of the N&B Transaction, the Committee wanted to ensure that companies in the selected peer group remained reasonable relative to the increased size of the Company following the completion of the N&B Transaction, and that the selected peer group as a whole would continue to be representative of the market for executive talent with reasonable overlap in key areas of business focus. As a result of this review, the Committee approved the following changes to the peer group for purposes of the 2021 target compensation setting process: (1) each of Ashland Global Holdings Inc, Brown-Forman Corporation, Catalent, Inc., Coty Inc., Edgewell Personal Care, The Hain Celestial Group, Inc., Herbalife Nutrition Ltd., Hormel Foods Corporation, Nu Skin Enterprises, Inc, Perrigo Company plc, and Post Holdings, Inc. were removed from the peer group; and (2) each of Archer-Daniels-Midland Company, Ball Corporation, Colgate-Palmolive Company, Constellation Brands, Eastman Chemical Company, Ecolab Inc., General Mills Inc., Ingredion Incorporated, Kellogg Company, Kimberly-Clark Corporation, Mondelez International, and Zoetis Inc. were added to the peer group.

The Committee’s independent compensation consultant provides the 25th percentile, median and 75th percentile “market reference” data for each executive position based on the average of the two relevant compensation benchmarks, as further explained below. This data is used to analyze the external competitiveness of each NEO’s base salary, target total cash compensation and target total direct compensation. This analysis is reviewed with the Committee and, in the case of the compensation of NEOs other than the CEO, with the CEO as well. In determining target total direct compensation for each executive in 2021, the Committee considered the consultant’s market reference analysis. In addition, the Committee considered a number of other important factors, including each executive’s:

•	individual experience and performance;

•	scope of responsibilities;

•	relative responsibilities compared with other senior Company executives;

•	contribution relative to overall Company performance;

•	compensation relative to his or her peers within the organization; and

•	long-term potential.

68  IFF  |  2022 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

The Committee uses the market reference range in order to establish a starting point for the compensation levels that the Committee believes would provide our NEOs with competitive compensation. However, the actual target total direct compensation approved by the Committee may be above or below the market reference range based on the Committee’s review of market compensation levels, its desire to create internal pay equity among our executives and the individual factors set forth above.

For 2021, the Committee targeted total direct compensation for our NEOs within the competitive range of the targeted median to 75th percentile, and all NEOs fell within or below median range. The total actual compensation paid for the year, as compared to target compensation approved at the beginning of the year, may differ depending on Company and individual performance. Consequently, the actual compensation received by an NEO may be higher or lower than his or her target market reference range.

For 2022, the Committee adopted a new compensation strategy under which total direct compensation for our NEOs is targeted to be within the median range of market practice. In determining 2022 increases and target total direct compensation (comprised of salary, target annual incentive compensation and target long-term incentive compensation) levels, the Committee considered the median compensation strategy, executive performance, experience and skill, market data for comparable roles, and other factors, including internal parity and criticality to retain and motivate key executives to continue to successfully execute our annual and longer-term objectives. For 2022, the CEO’s LTI award will be delivered 100% in stock and allocated 60% to performance-based LTIP awards and 40% to time-based ECP awards. For the other NEOs, LTI award values will be allocated 50% to performance-based LTIP stock and cash awards and 50% to time-based equity ECP.

For 2021 compensation decisions regarding our NEOs, the Committee benchmarked compensation of our NEOs against our peer group. Information about this benchmarking group is set forth below.

Selected Peer Group	Selection Criteria

➢     U.S. publicly traded companies of comparable size with a focus on consumer products (generally based on revenue of 0.4x to 2.5x and market capitalization of 0.33x to 3x compared to our Company’s estimated revenue and market capitalization following the N&B Transaction)

➢     Strong in-house R&D activities

➢     Global scope with significant international presence (international operations generally accounting for at least 25% of total revenues)

➢     Growth orientation, with positive revenue growth over the three years prior to the review and selection of the peer group

Component Companies

➢     Archer-Daniels Midland Company

➢     Ball Corporation

➢     Bausch Health Companies Inc.

➢     Celanese Corporation

➢     Church & Dwight Co., Inc.

➢     The Clorox Company

➢     Colgate-Palmolive Company

➢     Constellation Brands, Inc.

➢     Eastman Chemical Company

➢     Ecolab Inc.

➢     The Estee Lauder Companies Inc.

➢     General Mills, Inc.

➢     The Hershey Company

➢     Ingredion Incorporated

➢     Kellogg Company

➢     Keurig Dr Pepper Inc.

➢     Kimberly-Clark Corporation

➢     McCormick & Company, Inc.

➢     Mondelez International, Inc.

➢     Zoetis Inc.

	Position in Group	➢ Between median and the 75th percentile for revenue and market capitalization (based on our Company’s estimated revenue and market capitalization following the N&B Transaction)

IFF  |  2022 PROXY STATEMENT  69

 COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

All compensation under our 2015 Stock Award and Incentive Plan and our 2021 Stock Award and Incentive Plan, including AIP, LTIP, ECP and other cash and equity awards, as well as payments made under our ESP, is subject to clawback.

The triggers for recovery of compensation under our compensation recoupment and clawback policies include:

•	accounting restatements;

•	financial misstatements (without regard to fault);

•	an employee’s willful misconduct;

•	violation of a Company policy that is materially detrimental to our Company; and

•	an employee’s violation of non-competition, non-solicitation, confidentiality or similar covenants.

Tax Deductibility

Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. While the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the Committee determines it is in its best interests to do so.

Non-GAAP Reconciliation

This CD&A includes the following non-GAAP financial measures: currency neutral sales, adjusted operating EBITDA, and adjusted earnings per share. Please see Exhibit A of this proxy statement for a reconciliation of adjusted operating EBITDA and adjusted earnings per share. Currency neutral sales is calculated by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period.

Human Capital and Compensation Committee Report

The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the Human Capital and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Human Capital and Compensation

Committee

Roger W. Ferguson, Jr. (Chair)

Michael Ducker

Christina Gold

Ilene Gordon

70  IFF  |  2022 PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as “Say on Pay.”

The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. As such, our compensation program:

•	includes a significant equity component,

•	is variable and tied to multiple value-creating performance metrics,

•	reflects each executive’s position, role, responsibility and experience, and

•	rewards individual performance and contributions toward our financial performance objectives.

In 2021, 91.7% of the votes cast on our say-on-pay proposal relating to 2020 executive compensation voted for the proposal. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company’s executive compensation program, which is more fully discussed in this proxy statement under the heading “Compensation Discussion and Analysis.”

This vote is non-binding; however, we value the opinions of our shareholders and accordingly the Board and the Human Capital and Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For reasons set forth above, the Board recommends that you vote for the compensation paid to the NEOs in 2021.

Accordingly, we will ask our shareholders to vote on the following resolution at the 2022 Annual Meeting:

“RESOLVED, that, the compensation paid to the Company’s NEOs in 2021, as disclosed in this proxy statement for our 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

√ YOUR BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO OUR NEOS IN 2021

IFF  |  2022 PROXY STATEMENT  71

Summary Compensation Table

The following table sets forth the compensation for:

•	our CEO in 2021;

•	our current CFO;

•	our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2021;

•	our former CFO;

•	our former President, Nourish; and

•	our former General Counsel.

We refer to the executive officers included in the Summary Compensation Table as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in this proxy statement under the heading “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	SSARs (5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

Andreas Fibig	2021	1,300,000	5,723,445		2,315,150	—	428,786	9,767,380

Former Chair and CEO	2020	1,300,000	5,031,869		907,773	—	491,505	7,731,147

	2019	1,300,000	4,744,096		819,300	—	765,688	7,629,084

Glenn Richter (9)	2021	197,260	4,961,170		215,886	—	7,918	5,382,234

EVP, CFO

Nicolas Mirzayantz	2021	662,870	1,422,287		707,333	328,530	131,965	3,252,985

President, Nourish	2020	621,000	919,764		526,814	331,528	150,388	2,549,494

	2019	612,000	851,105		476,003	356,825	135,408	2,431,341

Francisco Fortanet (4)	2021	475,560	1,112,400		403,227	57,020	280,960	2,329,167

EVP, Global Operations Officer

Susana Suarez Gonzalez (4)	2021	480,200	909,547	138,482	407,200	—	370,100	2,305,529

EVP, CHRO and D&I Officer

Rustom Jilla	2021	491,079	1,070,567		—	—	3,152,683	4,714,329

Former CFO	2020	570,000	1,774,815	351,798	178,296	—	79,511	2,954,420

Kathy Fortmann (10)	2021	415,841	829,404		—	—	930,387	2,175,632

Former President, Nourish

Anne Chwat	2021	140,239	160,098		—	—	1,945,739	2,246,076

Former General Counsel	2020	493,250	754,588		151,028	—	163,856	1,562,722

	2019	485,000	716,070		134,270	—	158,866	1,494,206

72  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(1)

The 2021 amounts in this column include (i) the following amounts deferred under the DCP: Mr. Fibig — $1,004,130; Mr. Mirzayantz — $175,021; Dr. Suarez Gonzalez — $105,044; Mr. Jilla — $41,700; and Ms. Chwat — $72,333; and (ii) the following amounts deferred under the Retirement Investment Fund Plan (401(k)): Mr. Fibig — $26,000; Mr. Richter — $2,500; Mr. Mirzayantz — $26,000; Mr. Fortanet — $73,538; Dr. Suarez Gonzalez — $26,000; Mr. Jilla — $39,800; and Ms. Chwat — $5,787.

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair value of all equity awards granted during each respective fiscal year calculated in accordance with FASB ASC Topic 718, including the 50% portion of the 2021-2023 LTIP cycle awards that will be payable in our common stock if the performance conditions are satisfied. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The grant date fair value of LTIP equity incentive compensation is calculated based on the closing market price of a share of our common stock on the date of grant, with an adjustment to reflect the fact that such awards do not participate in dividend rights. The grant date fair value attributable to the 2021-2023 LTIP cycle awards is based on the probable outcome of the performance conditions. The maximum level of payout for the equity portion of the 2021-2023 LTIP is as follows: (i) Mr. Fibig: $4,601,973; (ii) Mr. Richter: $592,750; (iii) Mr. Mirzayantz: $591,541; (iv) Mr. Fortanet: $403,389; (v) Dr. Suarez Gonzalez: $403,389; and (vi) Mr. Jilla: $941,241. The actual number of shares earned and credited for the NEOs for the completed 2019-2021 LTIP cycle and for the 2021 segment of the 2021-2023 LTIP cycle can be found in the narrative following the Grants of Plan-Based Awards Table under the heading “Long-Term Incentive Plan.”

(3)

The grant date fair value attributable to PRSUs included in the Stock Awards column pertains to the value of the matching portion of the award, which is calculated based on the closing market price of a share of our common stock on the date of grant (May 5, 2021). Not reflected in this column is the value of shares delivered or cash paid by NEOs to purchase shares in fiscal year 2021 for the participant’s portion of the PRSUs award. As discussed in the Compensation Discussion and Analysis, participants in our ECP are permitted to satisfy the purchase price of PRSUs by tendering shares of our common stock or paying cash. The number of shares purchased or tendered by each NEO in fiscal year 2021, in each case at a price per share equal to the closing stock price on the date of grant, corresponds to the amount shown in the Grants of Plan-Based Awards Table for PRSUs.

(4)

With respect to Mr. Fortanet and Dr. Suarez Gonzalez, the amounts in the Stock Awards column include the one-time PSU awards granted on December 31, 2021. The grant date fair value is calculated based upon the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. The grant date fair value of the PSU awards is calculated assuming all performance conditions have been met and the market price of a share of our common stock on the date of grant (December 31, 2021), with an adjustment to reflect the fact that such awards do not participate in dividend rights.

(5)

The grant date fair value attributable to the SSARs is calculated in accordance with FASB ASC Topic 718 and based on the Binomial Option-Pricing Model that uses a range of assumptions related to volatility, risk-free interest rate, expected maturity, and dividend yield. Further information on SSARs may be found in Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(6)

The 2021 amounts in this column include (i) amounts earned under the 2021 AIP and (ii) the aggregate cash portion of the LTIP awards earned and credited for the 2021 segment of the 2021-2023 LTIP cycle. Amounts earned under the 2021 AIP can be found in the “2021 Individual AIP Payouts” table in the Compensation Discussion and Analysis. Aggregate amounts earned and credited for 2021 under the LTIP can be found below in the discussion under “Long-Term Incentive Plan.”

IFF  |  2022 PROXY STATEMENT  73

 EXECUTIVE COMPENSATION

(7)

The amounts in this column represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit under our U.S. Pension Plan (our qualified defined benefit plan) and our Supplemental Retirement Plan (our non-qualified defined benefit plan). Earnings in the interest bearing account in the DCP were not above-market, and earnings in other investment choices under the DCP were not preferential, and therefore are not included.

(8)	Details of the 2021 amounts set forth in this column are included in the All Other Compensation Table below.

(9)	The amount in the Stock Award column for Mr. Richter includes his one-time sign-on grant of restricted stock units with an aggregate grant date fair value equal to $4,664,795.

(10)	All amounts for Ms. Fortmann have been converted from Euros to US Dollars, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021).

2021 All Other Compensation

	Dividends on Stock Awards ($)(1)	Company Contributions to Savings and Defined Contribution Plans ($)(2)	Auto ($)(3)	Financial/ Estate Planning, Tax Preparation and Legal Services ($)(4)	Executive Death Benefit Program ($)(5)	Matching Charitable Contributions ($)	Expatriate Benefits ($)(6)	Severance (7)	Other ($)(8)	Total ($)
Andreas Fibig	192,842	148,627	18,146	22,000	34,931				12,239	428,786
Glenn Richter	—	2,500	5,418	—	—				—	7,918
Nicolas Mirzayantz	43,445	49,700	13,250	—	17,033				8,537	131,965
Francisco Fortanet	43,899	20,300	21,240	10,000	10,380		165,084		10,057	280,960
Susana Suarez Gonzalez	8,062	29,800	20,033	7,873	11,204		285,178		7,950	370,100
Rustom Jilla	11,426	47,135	3,014	15,200	14,041	1,000		3,049,959	10,908	3,152,683
Kathy Fortmann (9)	—	74,942	10,557	14,000	—			827,888	3,000	930,387
Anne Chwat	19,339	25,990	4,417	7,483	10,953	10,000		1,843,973	23,584	1,945,739

(1)	The amounts in this column represent dividend equivalents paid during 2021 on shares of PRSUs.

(2)

The amounts in this column represent: (i) matching amounts paid under our Retirement Investment Fund Plan (401(k)); (ii) amounts matched or set aside by our Company under our DCP (which are matching contributions that would otherwise be made under our 401(k) plan but for limitations under U.S. tax law) and (iii) the dollar value of premium shares credited to the accounts of participants in the DCP who elect to defer their cash compensation into the IFF Stock Fund. The premium shares may be forfeited if the executive does not remain employed by our Company for the full calendar year following the year during which such shares are credited. Dividend equivalents are credited on shares (including premium shares) held in accounts of participants who defer into the IFF Stock Fund. Dividend equivalents are included in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation Table and are not included in the amounts represented in this column.

(3)

With respect to Mr. Mirzayantz, Dr. Suarez Gonzalez, Mr. Jilla, and Ms. Chwat, the amounts in this column represent the personal use of automobiles provided by our Company. The value of such use was determined by using standard IRS vehicle value tables and multiplying that value by the percent of personal use. The value of fuel was determined by multiplying the overall fuel cost by the percent of personal use. In both cases personal use percentages were determined on a mileage basis. With respect to Mr. Fibig, the amounts in this column represent the cost paid by us for Mr. Fibig’s use of our Company driver. With respect to Mr. Richter, Mr. Fortanet and Ms. Fortmann, the amounts in this column represent auto allowances provided by our Company in lieu of a Company-provided vehicle.

74  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(4)	The amounts in this column represent, for each of our named executive officers, costs for financial planning and estate planning.

(5)

The amounts in this column represent costs for the corporate-owned life insurance coverage we have purchased to offset liabilities that may be incurred under our Executive Death Benefit Program. No participant in this program has or will have any direct interest in the cash surrender value of the underlying insurance policy.

(6)

The amounts in this column include certain benefits related to Mr. Fortanet’s status as an expatriate, including tax equalization payment ($77,737), housing allowance ($70,397), goods and services allowance ($12,578), global home leave airfare ($2,872) and tax preparation assistance ($1,500), and Dr. Suarez Gonzalez’s status as an expatriate, including a tax equalization payment ($196,290), housing allowance ($67,526), goods and services allowance ($19,862), and tax preparation assistance ($1,500). The amount disclosed in respect of tax equalization is an estimated amount. Any final tax equalization between the Company and each of Mr. Fortanet and Dr. Suarez Gonzalez will be determined in 2022 in connection with 2021 tax returns.

(7)

The amounts in this column represent (i) the severance amounts paid to each of Mr. Jilla and Ms. Chwat under our ESP in connection with their departures and (ii) the agreed upon severance amount paid to Ms. Fortmann in connection with her departure. With respect to Mr. Jilla, this amount includes: (i) a severance payment of $2,280,000, paid in a lump sum; (ii) the prorated portion of his target 2021 AIP award of $446,795, paid in a lump sum; (iii) in respect of the 2019-2021 and 2020-2022 LTIP cycles, the prorated cash portion of his target LTIP awards for the LTIP award cycles in progress at a value of $280,949, paid in a lump sum; and (iv) in respect of the 2021-2023 LTIP cycle, the prorated aggregate cash portion of the LTIP award earned and credited for the 2021 segment of the 2021-2023 LTIP cycle at a value of $42,215, payable on the vesting date of such award. With respect to Ms. Fortmann, this amount includes: (i) a severance payment of $315,797, paid in a lump sum; (ii) the prorated portion of her target 2021 AIP award of $379,993, paid in a lump sum; and (iii) the prorated cash portion of her target LTIP awards for the LTIP award cycles in progress at a value of $132,098. With respect to Ms. Chwat, this amount includes: (i) a severance payment of $1,587,200; (ii) the prorated portion of her target 2021 AIP award of $85,611, paid in a lump sum; and (iii) the prorated cash portion of her target LTIP awards for the LTIP cycles in progress at a value of $171,162.

(8)

The amounts in this column represent, for each of our executives (i) health club membership, (ii) annual physical examination, and (iii) amounts paid under our Supplemental Long-Term Disability Plan. For Mr. Jilla and Ms. Chwat, the amounts in this column also represent continuation of medical, dental, disability and life insurance coverage of $4,625 and $21,980, respectively, provided in connection with their departures pursuant to the ESP.

(9)	All amounts for Ms. Fortmann have been converted from Euros to US Dollars, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021).

Employment Agreements or Arrangements

Mr. Fibig

Pursuant to the terms of a letter agreement dated May 26, 2014 between our Company and Mr. Fibig, he became our CEO effective September 1, 2014 and Chairman of the Board as of December 1, 2014.

IFF  |  2022 PROXY STATEMENT  75

 EXECUTIVE COMPENSATION

Under this agreement, Mr. Fibig’s employment is on an at-will basis until terminated by either party. Mr. Fibig is entitled to the following compensation under the agreement:

•	A target AIP bonus of 120% of his base salary and a potential maximum annual bonus of 240% of his base salary;

•	An LTI target of $2,000,000 and a maximum of up to 200% of the LTIP target; and

•	Participation in the ECP program.

Mr. Fibig’s salary is reviewed by the Board periodically and may be increased, but not decreased. The letter agreement provides for non-competition, non-solicitation, non-disclosure, cooperation and non-disparagement covenants.

Mr. Fibig ceased serving as CEO and as a director and Chair of the Board as of February 14, 2022 and retired on March 14, 2022. Pursuant to the terms of a separation agreement and general release, dated March 14, 2022, between our Company and Mr. Fibig, Mr. Fibig’s retirement following the appointment of a successor CEO was treated as a qualifying event for purposes of the ESP and, in addition, all of his then outstanding unvested equity awards vested in full at target performance levels. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”

Mr. Richter

Pursuant to the terms of an offer letter dated September 15, 2021 between our Company and Mr. Richter, Mr. Richter became our CFO effective September 27, 2021.

Under this agreement, Mr. Richter’s employment is on an at-will basis until terminated by either party. Mr. Richter is entitled to the following compensation under the agreement:

•	A target AIP bonus of 90% of his base salary;

•	For 2022, an LTI target of $2,200,000 and a maximum of up to 200% of the LTIP target;

•	Participation in the ECP program; and

•	A one-time equity grant with an aggregate cash value, as of the grant date, of $5,000,000.

Mr. Richter’s one-time RSU award agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”

Other NEOs

The compensation of our other NEOs is approved by the Human Capital and Compensation Committee and is generally determined by the terms of the various compensation plans in which they are participants and which are described in this proxy statement more fully above in the Compensation Discussion and Analysis, in the narrative following the Grants of Plan-Based Awards Table and under the heading “Termination of Employment and Change in Control Arrangements.” In addition, their salary is reviewed, determined and approved on an annual basis by our Human Capital and Compensation Committee. Executives also may be entitled to certain compensation arrangements provided or negotiated in connection with their commencement of employment with our Company, or as required by local law.

76  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2021 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to our NEOs during 2021. The amounts reported in the table under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts under Equity Incentive Plan Awards” represent the threshold, target and maximum awards under our AIP and LTIP programs, respectively.

For a further understanding of the performance conditions applicable to the AIP and LTIP awards, the percentage of each award that was actually achieved for 2021 based on satisfaction of such conditions, and the amount earned in 2021 by each NEO under the 2021 AIP and the 2021-2023 LTIP cycle, please review the discussion under “Annual Incentive Plan” in the Compensation Discussion and Analysis above and the discussion under “Long-Term Incentive Plan” that immediately follows this table.

Name	Type of Award (1)	Grant Date (2)	Date of Compensation Committee / Board Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4) (5)			All Other Stock Awards: Number of Shares of Stock or Units (#) (6)	All other SSARs: number of securities underlying SSARs (#) (7)	Exercise or base price of SSARs ($/ share)	Grant Date Fair Value of Stock Awards and SSARs ($) (8)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andreas Fibig	AIP	1/23/2021	1/23/2021	455,000	1,820,000	3,640,000
	2021 LTIP	3/2/2021	3/2/2021	534,750	2,139,000	4,278,000	4,757	19,029	38,058				2,300,987
	PRSU	5/5/2021	1/23/2021	—		—				23,657			3,422,458

Glenn Richter	AIP	9/27/2021	6/13/2021	168,750	675,000	1,350,000
	2021 LTIP	9/27/2021	6/13/2021	88,442	353,767	707,534	613	2,451	4,902				296,375
	RSU	10/1/2021	6/13/2021	—		—				35,436			4,664,795

Nicolas Mirzayantz	AIP	1/23/2021	1/23/2021	140,320	561,279	1,122,559
	2021 LTIP	3/2/2021	3/2/2021	68,750	275,000	550,000	612	2,446	4,892				295,770
	PRSU	5/5/2021	1/23/2021							4,562			659,985
	RSU	10/1/2021	6/13/2021	—		—				3,544			466,532

Francisco Fortanet	AIP	1/23/2021	1/23/2021	84,000	336,000	672,000
	2021 LTIP	3/2/2021	3/2/2021	46,875	187,500	375,000	417	1,668	3,336				201,695
	PRSU	5/5/2021	1/23/2021	—		—				3,525			509,962
	PSU	12/31/2021	10/14/2021				—	2,776					400,743

Susana Suarez Gonzalez	AIP	1/23/2021	1/23/2021	84,875	339,500	679,000
	2021 LTIP	3/2/2021	3/2/2021	46,875	187,500	375,000	417	1,668	3,336				201,695
	PRSU	5/5/2021	1/23/2021	—		—				829			119,931
	RSU	5/5/2021	1/23/2021	—		—				1,382			187,178
	SSAR	5/5/2021	1/23/2021	—		—					3,456	144.67	138,482
	PSU	12/31/2021	10/14/2021				—	2,776					400,743

Rustom Jilla	AIP	1/23/2021	1/23/2021	135,000	540,000	1,080,000
	2021 LTIP	3/2/2021	3/2/2021	109,375	437,500	875,000	973	3,892	7,784				470,621
	PRSU	5/5/2021	1/23/2021	—		—				4,147			599,946

Kathy Fortmann (9)	AIP	1/23/2021	1/23/2021	142,108	568,433	1,136,866
	2021 LTIP	3/2/2021	3/2/2021	68,750	275,000	550,000	612	2,446	4,892				295,770
	RSU	5/5/2021	1/23/2021	—		—				3,940			533,634

Anne Chwat	AIP	1/23/2021	1/23/2021	74,400	297,600	595,200
	2021 LTIP	3/2/2021	3/2/2021	37,200	148,800	297,600	331	1,324	2,648				160,098

(1)	AIP = 2021 AIP

2021 LTIP = 2021-2023 Long-Term Incentive Plan Cycle

PRSU = Purchased Restricted Stock Unit

RSU = Restricted Stock Unit

SSAR = Stock-Settled Appreciation Right

PSU = Performance-Based Stock Unit

IFF  |  2022 PROXY STATEMENT  77

 EXECUTIVE COMPENSATION

(2)

Other than the equity grant to Mr. Richter under the LTIP, which was made under our 2021 SAIP, all equity grants under the LTIP were made under our 2015 SAIP and all ECP grants were made under our 2021 SAIP. The material terms of these awards are described in this proxy statement under the heading “Compensation Discussion and Analysis.”

(3)

AIP amounts in this column are the threshold, target and maximum dollar values under our 2021 AIP. 2021 LTIP amounts in this column are the threshold, target and maximum dollar values of the 50% portion of our 2021-2023 LTIP cycle that would be payable in cash if the performance conditions are satisfied.

(4)

2021 LTIP amounts in this column are the threshold, target, and maximum number of shares for the 50% portion of our 2021-2023 LTIP cycle that would be payable in stock if the performance conditions are satisfied. The number of shares of our common stock for the 50% portion payable in stock was determined (i) in respect of all of our NEOs other than Mr. Richter, at the beginning of the 2021 LTIP cycle, based on $112.41 per share, the average closing market price of a share of our common stock for the 20 trading days preceding January 3, 2021, the first trading day of the 2021-2023 LTIP cycle, and (ii) in respect of Mr. Richter (prorated 2021-2023 LTIP cycle), based on $144.33 per share, the average closing market price of a share of our common stock for the 20 trading days preceding his September 27, 2021 appointment. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of 2021 LTIP awards.

(5)

PSU amounts in this column are the target dollar value of the PSU awards that would be payable in stock if the performance conditions are satisfied. The target number of PSUs was determined by dividing the target dollar value of the PSU award by $144.08, the stock price on November 1, 2021. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of the PSU awards.

(6)

The amounts in this column represent the number of PRSUs and RSUs granted under the ECP. Dividend equivalents are paid on PRSUs. The material terms of the ECP awards are described in this proxy statement under the “Equity Choice Program” heading in the “Compensation Discussion & Analysis.”

(7)

The amounts in this column represent the number of SSARs granted under the ECP. The material terms of the ECP awards are described in this proxy statement under the “Equity Choice Program” heading in the “Compensation Discussion & Analysis.”

(8)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2021, calculated in accordance with FASB ASC Topic 718. The grant date fair value of LTIP awards pertains to the 50% portion of those awards that will be payable in shares of our common stock if the performance conditions are satisfied, and is based on the probable outcome of such conditions. For more information on the grant date fair value calculations, see the footnotes to the Summary Compensation Table above.

(9)

Ms. Fortmann was paid in Euros. The table above converts Ms. Fortmann’s 502,593 Euro AIP target to the US Dollar equivalent of 90% of her salary, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021). The actual AIP payout amount reported in the Summary Compensation Table above reflects the US Dollar equivalent using the same December 31, 2021 exchange rate as well as proration of her 2021 payout.

Long-Term Incentive Plan

As discussed above, the 2021-2023 LTIP cycle has four performance segments: (1) one for each of the three years in the LTIP cycle and (2) the cumulative results for the full three-year LTIP cycle. Our 2019-2021 LTIP cycle consists of two, three-year performance segments. Lastly, our 2020-2022 LTIP cycle has three performance segments: (1) the annual segment for 2020 performance, (2) the two-year cumulative segment for 2021-2022 performance, and (3) the cumulative results for the full three-year LTIP cycle.

78  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

For the 2020-2022 and 2021-2023 LTIP cycles, any amounts earned under a completed performance segment are credited on behalf of the executive at the end of the relevant segment, but such credited amounts are not paid until the completion of the three-year LTIP cycle and could be forfeited if an NEO leaves the Company prior to the payment date. As 50% of the LTIP award is payable in cash and 50% is payable in stock, (1) at the beginning of each cycle, the grant date fair market value of the 50% of the LTIP award payable in stock is included in the “Stock Awards” column of the Summary Compensation Table for that year and (2) each year, upon determination of the amount to be credited to the NEO for the annual segment or the cumulative segment, as the case may be, the cash portion of the NEO’s credited awards is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the year in which it is earned.

2019-2021 LTIP Payout

Because the cumulative net debt ratio and relative TSR for both cumulative three-year segments of the 2019-2021 LTIP cycle were not achieved, no amounts were paid out on behalf of any NEO.

2021-2023 LTIP Credit

Our NEOs (other than Ms. Fortmann and Ms. Chwat) earned 70% of the annual target based on the net debt ratio goal for 2021. The following table sets forth the total amount earned by each NEO (other than Ms. Fortmann and Ms. Chwat) based on achievement of the annual net debt ratio performance goals for the annual 2021 segment under the 2021-2023 LTIP cycle and based on each executive’s target amount (or reduced target amount for each NEO who was not employed in his or her current role for the entire one-year segment). The amount reported in the “Earned (2021)” column is the amount being credited on behalf of the NEOs (other than Ms. Fortmann and Ms. Chwat) and the amount that was paid to Ms. Fortmann and Ms. Chwat.

	Segment 1: Target (2021)(1)		Earned (2021)
	Cash ($)	Shares (#)	Cash ($)	Shares (#)
Andreas Fibig	356,357	3,170	249,450	2,219
Glenn Richter	20,550	142	14,385	99
Nicolas Mirzayantz	45,815	408	32,071	286
Francisco Fortanet	31,238	278	21,867	195
Susana Suarez Gonzalez	31,238	278	21,867	195
Rustom Jilla (2)	60,307	536	42,215	375
Kathy Fortmann (3)	28,166	272	56,348	545
Anne Chwat (4)	7,132	63	14,270	127

(1)

The amounts in these columns represent (i) with respect to Messrs. Fibig, Richter, Mirzayantz and Fortanet, as well as Dr. Suarez Gonzalez, the target award for the 2021 performance period and (ii) with respect to Mr. Jilla, Ms. Fortmann and Ms. Chwat, the prorated target award for the 2021 performance period.

(2)

In connection with Mr. Jilla’s departure on October 1, 2021, a prorated portion of Mr. Jilla’s 2021 segment of his 2021-2023 LTIP award was credited based on actual performance, to be paid on the original payment date.

(3)

In connection with Ms. Fortmann’s departure on September 1, 2021, a prorated portion of Ms. Fortmann’s 2021-2023 LTIP award was accelerated based on target performance. The earned cash amount for Ms. Fortmann has been converted from Euros to US Dollars, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021).

(4)	In connection with Ms. Chwat’s departure on April 15, 2021, a prorated portion of Ms. Chwat’s 2021-2023 LTIP award was accelerated and paid out based on target performance.

IFF  |  2022 PROXY STATEMENT  79

 EXECUTIVE COMPENSATION

Equity Compensation Plan Information

We currently grant equity awards under our 2021 Stock Award and Incentive Plan (the “2021 SAIP”), which replaced our 2015 Stock Award and Incentive Plan (the “2015 SAIP”). The following table provides information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,354,110 (2)	$107.48 (3)	2,574,731

Equity compensation plans not approved by security holders (4)(5)	247,639	$107.48 (3)	56,538

Total	1,601,749	$107.48 (3)	2,631,269

(1)

Represents the 2021 SAIP. The 2021 SAIP replaced the Company’s 2015 SAIP and the 2010 Stock Award and Incentive Plan (the “2010 SAIP”), and provides the source for future deferrals of cash into deferred stock under the Company’s Deferred Compensation Plan (with the Deferred Compensation Plan being deemed a subplan under the 2021 SAIP for the sole purpose of funding deferrals under the IFF Share Fund).

(2)

Includes options, RSUs, SSARs, and the maximum number of shares that may be issued under the 2020-2022 and 2021-2023 LTIP cycles if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2021 over the exercise price, and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2021.

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the LTIP.

(4)

We currently have two equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 64 and (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director. Although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized.

(5)

Includes 12,788 shares remaining available for issuance under the DCP and 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

80  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2021 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2021.

			Stock-Settled Appreciation Rights (SSARs)					Stock Award
Name	Grant Date	Grant Type (1)	Number of Securities Underlying Unexercised SSARs Exercisable (#)	Number of Securities Underlying Unexercised SSARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SSARs (#)	SSARs Exercise Price ($)	SSARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andreas Fibig (15)	5/1/2019	PRSU						20,026	(7)	3,016,917		—
	5/1/2019	RSU						4,172	(7)	628,512		—
	3/2/2020	2020 LTIP						0	(3)	0	19,648 (4)	2,959,971
	5/6/2020	PRSU						19,639	(8)	2,958,615		—
	5/6/2020	RSU						7,013	(8)	1,056,508		—
	3/2/2021	2021 LTIP						2,219	(5)	334,292	25,378 (6)	3,823,196
	5/5/2021	PRSU						23,657	(9)	3,563,927		—
Glenn Richter	3/2/2021	2021 LTIP						99	(5)	14,914	4,334 (5)	652,917
	10/1/2021	RSU						35,436	(10)	5,338,433		—
Nicolas Mirzayantz	5/1/2019	PRSU						4,353	(7)	655,779		—
	3/2/2020	2020 LTIP						0	(3)	0	3,200 (4)	482,080
	5/6/2020	PRSU						5,026	(8)	757,167		—
	3/2/2021	2021 LTIP						286	(5)	43,086	3,260 (6)	491,119
	5/5/2021	PRSU						4,562	(9)	687,265		—
	10/1/2021	RSU						3,544	(11)	533,904		—
Francisco Fortanet	5/1/2019	PRSU						5,006	(7)	754,154		—
	3/2/2020	2020 LTIP						0	(3)	0	1,630 (4)	245,560
	5/6/2020	PRSU						5,254	(8)	791,515		—
	3/2/2021	2021 LTIP						195	(5)	29,377	2,224 (3)	335,046
	5/5/2021	PRSU						3,525	(9)	531,041		—
	12/31/2021	PSU									2,776 (12)	418,204
Susana Suarez Gonzalez	5/2/2018	SSAR	4,015 (14)			140.10	5/2/2025			42,358		—
	5/1/2019	PRSU						620	(7)	93,403		—
	5/1/2019	RSU						2,412	(7)	363,368		—
	5/1/2019	SSAR		2,585		137.82	5/1/2026		(7)	33,166		—
	3/2/2020	2020 LTIP						0	(3)	0	1,632 (4)	245,861
	5/6/2020	PRSU						1,085	(8)	163,455		—
	5/6/2020	RSU						1,808	(8)	272,375		—
	5/6/2020	SSAR		4,521		131.31	5/6/2027		(8)	87,436		—
	3/2/2021	2021 LTIP						195	(5)	29,377	2,224 (6)	335,046
	5/5/2021	PRSU						829	(9)	124,889		—
	5/5/2021	RSU						1,382	(9)	208,198		—
	5/5/2021	SSAR		3,456		144.67	5/5/2028		(9)	20,667		—
	12/31/2021	PSU									2,776 (12)	418,204
Rustom Jilla (17)	2/3/2020	SSAR	11,042 (13)			135.84	2/3/2027			163,532		—
	3/2/2021	2021 LTIP						375	(5)	56,494	— (6)	—
	5/5/2021	PRSU						705	(9)	106,208		—
Kathy Fortmann (16)	5/6/2020	CRSU						1,199	(8)	180,629		—
	5/5/2021	RSU						433	(9)	65,231		—

(1)	2020 LTIP = 2020-2022 Long-Term Incentive Plan Cycle
2021 LTIP = 2021-2023 Long-Term Incentive Plan Cycle
PRSU = Purchased Restricted Stock Unit
RSU = Restricted Stock Unit
CRSU = Cash Settled Restricted Stock Unit
SSAR = Stock Settled Appreciation Right

(2)	The market value was determined based on the closing price of our common stock on December 31, 2021.

(3)	This amount represents the number of shares of stock that have been credited for the 2020 segment of the 2020-2022 LTIP cycle, which was zero.

IFF  |  2022 PROXY STATEMENT  81

 EXECUTIVE COMPENSATION

(4)

This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the remaining two open segments of the 2020-2022 LTIP cycle. Shares earned during any segment of the 2020-2022 LTIP cycle will remain unvested until the completion of the full three-year cycle.

(5)

This amount represents the number of shares of stock that have been credited for the 2021 segment of the 2021-2023 LTIP cycle. These shares will remain unvested until the completion of the full three-year cycle.

(6)

This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the remaining three open segments of the 2021-2023 LTIP cycle. Shares earned during any segment of the 2021-2023 LTIP cycle will remain unvested until the completion of the full three-year cycle.

(7)	This award vests on April 1, 2022.

(8)	This award vests on April 6, 2023.

(9)	This award vests on April 5, 2024.

(10)	This award vests in equal tranches on each of October 1, 2022, October 1, 2023, and October 1, 2024.

(11)	This award vests on May 5, 2024.

(12)	This award vests in equal tranches on each of December 31, 2022 and December 31, 2023, subject to the applicable performance conditions being achieved.

(13)

50% of the SSARs vested on January 2, 2021, and 25% would have vested on each of January 2, 2022 and January 2, 2023, but the full award accelerated and vested in full in connection with Mr. Jilla’s departure.

(14)	This award vested on April 2, 2021 and remains outstanding.

(15)

In connection with his departure on March 14, 2022, all of Mr. Fibig’s then-outstanding unvested equity awards accelerated and vested in full (and, to the extent subject to the achievement of performance criteria, such performance criteria was deemed met at target performance levels).

(16)

In connection with her departure on September 1, 2021, a prorated portion of Ms. Fortmann’s then-outstanding unvested equity awards will become vested on the applicable vesting date as though her employment with the Company had not been terminated.

(17)

In connection with his departure on September 27, 2021, a prorated portion of Mr. Jilla’s then-outstanding unvested equity awards granted after February 1, 2021 will become vested on the applicable vesting date as though his employment with the Company had not been terminated.

82  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

2021 Stock Vested

The following table provides information regarding stock vested during 2021 for each of our NEOs. None of our NEOs hold options and no SSARs were exercised by our NEOs during 2021.

	Stock Awards
Name	Type of Award (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andreas Fibig	PRSU (2)(3)	21,413	2,976,407
Nicolas Mirzayantz	PRSU (2)(3)	4,710	654,690
Francisco Fortanet	PRSU (2)(3)	4,282	595,198
Susana Suarez Gonzalez	PRSU (2)(3)	963	133,857
	RSU (2)	1,606	223,234
Rustom Jilla	PRSU (3)(5)	1,599	230,384
	RSU (5)	2,475	356,598
	RSU (6)	2,945	309,461
	RSU (7)	2,944	424,172
	2019 LTIP (4)	1,201	173,040
	2020 LTIP (8)	873	125,782
Kathy Fortmann	2020 LTIP (8)	485	72,973
	2021 LTIP (9)	545	82,001
Anne Chwat	PRSU (2)(3)	3,854	535,706
	PRSU (2)(3)	4,135	586,715
	PRSU (2)(3)	4,569	648,295
	2019 LTIP (4)	826	117,201
	2020 LTIP (8)	301	42,709
	2021 LTIP (9)	127	18,020

(1)	RSU = Restricted Stock Unit
PRSU = Purchased Restricted Stock Unit
2019 LTIP = 2019-2021 Long-Term Incentive Plan Cycle
2020 LTIP = 2020-2022 Long-Term Incentive Plan Cycle
2021 LTIP = 2021-2023 Long-Term Incentive Plan Cycle

(2)

The award represented in this row was granted in 2018 under the ECP and vested on April 2, 2021. The value realized is based on the closing market price of our common stock on April 5, 2021, the first business day following the vesting date ($139.00).

(3)

The amounts set forth in this table as the value realized attributable to vested PRSUs is the product of (a) the number of vested shares of PRSUs and (b) the closing price of our common stock on the vesting date, less the aggregate amount paid by the executive to purchase the PRSUs. The amounts shown in the Value Realized on Vesting column attributable to PRSUs do not take into account the amount paid by the respective executive for his or her PRSUs.

(4)

The award represented in this row is the equity portion of the 2019-2021 LTIP award, for which Mr. Jilla and Ms. Chwat received a prorated portion of their target LTIP awards in connection with their departures pursuant to the ESP.

(5)

The award represented in this row was granted in 2020 under the ECP. It would have vested on April 6, 2023, but it accelerated in full in connection with Mr. Jilla’s departure on October 29, 2021. The value realized is based on the closing market price of our common stock on November 1, 2021, the first business day following the vesting date ($144.08).

(6)

The award represented in this row was granted in 2020 under the ECP and vested on January 2, 2021. The value realized is based on the closing market price of our common stock on January 4, 2021, the first business day following the vesting date ($105.08).

(7)	The award represented in this row was granted on February 3, 2020. It would have vested in equal parts on January 2, 2022 and January 2, 2023, but it accelerated in full in connection with Mr. Jilla’s

IFF  |  2022 PROXY STATEMENT  83

 EXECUTIVE COMPENSATION

departure on October 29, 2021. The value realized is based on the closing market price of our common stock on November 1, 2021, the first business day following the vesting date ($144.08)

(8)

With respect to each of Mr. Jilla, Ms. Fortmann and Ms. Chwat, the award represented in this row is a prorated portion of the equity portion of the 2020-2022 LTIP target award, which vested in connection with each of their departures.

(9)

With respect to each of Ms. Fortmann and Ms. Chwat, the award represented in this row is a prorated portion of the equity portion of each of their 2021-2023 LTIP target awards, which vested in connection with their departures.

Pension Benefits

We provide a defined benefit pension plan (the “U.S. Pension Plan”) to eligible United States-based employees hired before January 1, 2006. Of our NEOs, only Mr. Mirzayantz and Mr. Fortanet currently participate in the U.S. Pension Plan. U.S. employees hired on or after January 1, 2006, including all of our other NEOs, are not eligible to participate in the U.S. Pension Plan. We pay the full cost of providing benefits under the U.S. Pension Plan.

Compensation and service earned after December 31, 2007 are not taken into account in determining an employee’s benefit under the U.S. Pension Plan except for employees whose combined age and years of service equaled or exceeded 70 as of December 31, 2007. As neither Mr. Mirzayantz nor Mr. Fortanet satisfied this requirement, Mr. Mirzayantz and Mr. Fortanet had their benefits frozen as of December 31, 2007.

The monthly pension benefit is equal to the number of years of credited service as of December 31, 2007 times the difference between (a) 1.7% times final average compensation and (b) 1.25% times the social security amount. Final average compensation for purposes of the U.S. Pension Plan is the average of the five consecutive years of compensation during the last ten years before December 31, 2007 that produce the highest average. The term “compensation” means the basic rate of monthly salary (as of April 1 each year) plus 1/12 of any AIP cash award received for the preceding year, reduced by any compensation deferred under our DCP. The normal retirement age under the U.S. Pension Plan is age 65.

Various provisions of the Internal Revenue Code of 1986, as amended (“IRC”) limit the amount of compensation used in determining benefits payable under our U.S. Pension Plan. We established a non-qualified Supplemental Retirement Plan to pay that part of the pension benefit that, because of these IRC limitations, cannot be paid under the U.S. Pension Plan to our U.S. senior executives. For purposes of the Supplemental Retirement Plan, “compensation” includes any salary and AIP amounts, including amounts deferred under our DCP.

Employees with at least 10 years of service are eligible for early retirement under the U.S. Pension Plan and the Supplemental Retirement Plan beginning at age 55. The benefit at early retirement is an unreduced benefit payable at age 62 or a reduced benefit (4% per year) if paid prior to age 62.

The following table provides information for Mr. Mirzayantz and Mr. Fortanet regarding our U.S. Pension Plan and Supplemental Retirement Plan. The present value of accumulated benefits payable under each of our retirement plans was determined using the following assumptions: an interest rate of 2.86%; mortality base table is PRI-2012 mortality table (total dataset for Pension Plan and white collar for Supplemental Retirement Plan) with MP-2021 mortality improvement projection scale; 13% of participants are receiving a straight life annuity, 25% of participants are receiving a 50% joint and survivor annuity, 6% of participants are receiving a 75% joint and survivor annuity, 50% of participants are receiving a 100% joint and survivor annuity and 6% of participants are receiving a straight life annuity with a five-year guarantee; spouse assumed to be three years younger for the joint and survivor. Additional information regarding the valuation method and material assumptions used to determine the accumulated benefits reported in the table is presented in Note 15 to our consolidated financial statements included in our 2021 Annual Report. The information provided in the columns other than the Payments During Last Fiscal Year column is presented as of December 31, 2021, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended December 31, 2021.

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Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits Assuming Retirement Age of 62 ($)(1)	Present Value of Accumulated Benefits Assuming Retirement Age of 65 ($)(2)	Payments During Last Fiscal Year ($)
Nicolas Mirzayantz (3)	U.S. Pension Plan	16.23	843,800	718,903	—
	Supplemental Retirement Plan	16.23	1,386,150	1,182,517	—

			2,229,950	1,901,420	—
Francisco Fortanet (4)	U.S. Pension Plan	8.23	340,065	290,008	—

	Supplemental Retirement Plan	8.23	47,638	40,675	—

			387,703	330,683	—

(1)

The amounts in this column assume benefit commencement at unreduced early retirement at age 62 (with at least 10 years of credited service) and otherwise were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(2)

The amounts in this column assume benefit commencement at normal retirement at age 65 and otherwise were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(3)

Under the U.S. Pension Plan and Supplemental Retirement Plan, benefits for Mr. Mirzayantz were frozen as of December 31, 2007 because his age and service as of December 31, 2007 did not equal or exceed 70.

(4)

Under the U.S. Pension Plan and Supplemental Retirement Plan, benefits for Mr. Fortanet were frozen as of December 31, 2007 because his age and service as of December  31, 2007 did not equal or exceed 70.

Non-Qualified Deferred Compensation

We offer our executives and other senior employees based in the United States an opportunity to defer compensation under our non-qualified deferred compensation plan, or DCP. The DCP allows these employees to defer salary, annual and long-term incentive awards and receipt of stock under some equity awards. There is no limit on the amount of compensation that a participant may elect to defer. Subject to certain limitations on the number of installments and periods over which installments will be paid, participants in the DCP elect the timing and number of installments as to which the participant’s DCP account will be settled. Deferred cash compensation may be treated at the election of the participant as invested in:

•	a variety of equity and debt mutual funds offered by Fidelity Workplace Services LLC, which administers the DCP,

•	a fund valued by reference to the value of our common stock with dividends reinvested (the “IFF Stock Fund”), or

•	an interest-bearing account.

Except for deferrals into the IFF Stock Fund, the participant may generally change his or her choice of funds at any time. For the interest-bearing account, our Human Capital and Compensation Committee establishes an interest rate each year that we intend to be equal to 120% of the applicable federal long-term interest rate. For 2020 this interest rate was 2.49% and for 2021 this interest rate is 1.57%.

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We make matching contributions under the DCP to make up for tax limitations on our matching contributions under our Retirement Investment Fund Plan, a 401(k) plan. The 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 4% of a participant’s salary plus $0.75 for each dollar of contribution above 4% up to 8% of a participant’s salary.

Tax rules limit the amount of the Company match under the 401(k) plan for our executives. The DCP matching contribution reflects the amount of the matching contribution that is limited by the tax laws. The same requirements under the 401(k) plan for matching, including vesting, apply to matching contributions under the DCP. These matching contributions automatically vest once a participant completes three years of service with our Company.

The DCP gives participants an incentive to defer compensation into the IFF Stock Fund by granting a 25% premium, credited in additional deferred stock, on all cash compensation deferred into the stock fund contingent upon the participant remaining employed by the Company (other than for retirement) for the full calendar year following the year when such credit was made. If the participant withdraws any deferred stock within one year of a deferral, any premium shares credited will be forfeited. Vesting of the premium deferred stock accelerates upon a change in control. RSUs granted to Directors under our equity compensation plans may also be deferred upon vesting, but no premium is added.

The following table provides information for our NEOs regarding participation in our DCP.

2021 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)

Andreas Fibig	1,004,130	130,966	2,885,265	—	11,012,475
Glenn Richter	—	—	—	—	—
Nicolas Mirzayantz	175,021	31,930	624,601	—	4,840,276
Francisco Fortanet	—	—	—	1,395,504	—
Susana Suarez Gonzalez	105,044	9,902	24,182	—	273,835
Rustom Jilla	41,700	25,738	23,795	—	160,987
Kathy Fortmann	—	—	—	—	—
Anne Chwat	72,333	18,083	264,375	99,522	1,329,898

(1)	The amounts in this column are included in the Salary column for 2021 in the Summary Compensation Table, and represent executive contributions deferred under the DCP during 2021.

(2)

The amounts in this column are included in the All Other Compensation column for 2021 in the Summary Compensation Table, and represent employer contributions credited to the participant’s account during 2021.

(3)

Amounts reported in this column for Mr. Fortanet include the aggregate balance held in our DCP as of February 1, 2021 that was accelerated and paid out in accordance with his existing elections within five days following the N&B Transaction (which constituted a CiC for purposes of the DCP).

(4)

Other than Mr. Fortanet, all of our NEOs who participate in the DCP made subsequent deferral elections and as such their aggregate balances under the DCP are shown in this column. Amounts reported in this column for each named executive officer include amounts previously reported in IFF’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary, AIP, LTIP, and matching and premium contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IFF contributions and investment experience.

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Termination and Change in Control Arrangements

Executive Severance Policy

Our ESP provides severance payments and benefits to our NEOs and other executives in the event of a termination of their employment in certain specified circumstances. In addition, under our incentive plans, the vesting of equity awards may also be accelerated in connection with certain terminations. The level of severance pay under the ESP is based on a tier system. Each executive’s assigned tier is based on the executive’s grade level. The Human Capital and Compensation Committee may also agree to provide enhanced severance payments and benefits to specific executives. All of our NEOs are in Tier I. Mr. Fibig’s separation agreement and general release has modified some of the relevant definitions, amounts and other terms regarding the benefits that he is eligible to receive under the ESP and Mr. Richter’s one-time RSU award agreement has modified some of the terms regarding the benefits that he is eligible to receive under the ESP. See “Other Separation Arrangements” below for a discussion of Mr. Fibig’s benefits and Mr. Richter’s benefits.

Our ESP provides for severance payments and continuation of benefits in connection with a Tier I executive’s termination (1) if his or her employment is terminated by us without Cause or (2) if he or she terminates his or her employment for Good Reason, and these benefits are enhanced to the extent that the termination occurs within two years after a Change in Control (or “CiC”).

Our ESP states that a “Change in Control” will be deemed to have occurred when any of the following has occurred:

•

a person or group becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities, other than beneficial ownership by us, any of our employee benefit plans or any person organized, appointed or established pursuant to the terms of any such benefit plan;

•

the directors of the Board as of November 1, 2017 (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that (i) any individual becoming a director subsequent to November 1, 2017 whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director and (ii) any individual initially elected or nominated as a director as a result of an actual or threatened election contest shall not be an Incumbent Director; or

•

the consummation of (A) a merger, consolidation, reorganization or similar transaction with us or in which our securities are issued, as a result of which the holders of our outstanding voting securities immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined voting power of the outstanding voting securities of the parent entity resulting from, or issuing its voting securities as part of, such event; (B) a complete liquidation or dissolution of the Company; or (C) a sale or other disposition of all or substantially all of our assets to any person, with certain exceptions.

The closing of the N&B Transaction on February 1, 2021 constituted a CiC under our ESP.

Severance Payments and Benefits Other than in Connection with a Change in Control

Payment for Termination Without Cause or for Good Reason. Pursuant to our ESP, if a Tier I executive’s employment is terminated by us without Cause or by a Tier I executive for Good Reason prior to or more than two years after a CiC, then such Tier I executive is entitled to receive the following:

•

A severance payment equal to (a) two times (2x) in case of our CEO, or (b) one and one-half times (1.5x) in case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the prorated portion of the executive’s target AIP award

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for the year in which termination occurs (payable to the executive in regular installments over 24 months for our CEO, or 18 months for other Tier I executives, following termination);

•	A prorated portion of the executive’s actual AIP award for the year in which termination occurs, payable when such AIP amounts otherwise become payable;

•	A prorated portion of the executive’s actual LTIP award for the cycles then in progress, payable when such LTIP amounts otherwise become payable;

•	Vesting of a prorated portion of any unvested equity award(s), settled on the applicable vesting date as if termination had not occurred; and

•

Continuation of medical, dental, disability and life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Severance Payments and Benefits in Connection with a Change in Control

Upon the occurrence of a termination of a Tier I executive by us without Cause or by the Tier I executive for Good Reason within two years following a CiC, such Tier I executive would be entitled to the following:

•

A severance payment equal to (a) three times (3x) in the case of our CEO, or (b) two times (2x) in the case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the higher of (1) his or her average AIP award for the three most recent years and (2) his or her target AIP award for the year in which termination occurs, payable in a lump sum;

•	A prorated portion of the executive’s target AIP award for the year in which termination occurs, payable in a lump sum;

•

For each performance segment that ended prior to the termination, a payment equal to the LTIP award payment the executive would have been entitled to receive for such performance segment had the termination not occurred, payable in a lump sum;

•

For each performance segment in which the executive’s date of termination occurs, a prorated portion of the executive’s target LTIP award for each performance segment in which the termination occurs, payable in a lump sum;

•	Vesting of any equity awards not already vested upon the CiC and, unless deferred by the executive, settlement of such equity awards;

•	Vesting of any benefits under our Supplemental Retirement Plan; and

•

Continuation of medical, dental, disability and life insurance coverage for 24 months for our CEO, and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Definitions. Our ESP defines Cause and Good Reason as follows:

•	“Cause” means:

○

failure of the executive to perform his or her material duties in any material respect which, if reasonably susceptible to cure, has continued after written notice of such failure has been provided and the executive has not cured such failure within 10 days of receipt of such written notice;

○	willful misconduct or gross negligence by the executive that has caused or is reasonably expected to result in material injury to our business, reputation or prospects;

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○

the engagement by the executive in illegal conduct or any act of serious dishonesty that could reasonably be expected to result in material injury to our business or reputation or that adversely affects the executive’s ability to perform his or her duties;

○	the executive being indicted or convicted of (or having pled guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or

○	a material and willful violation by the executive of our rules, policies or procedures.

•	“Good Reason” means any of the following:

○

a material decrease in the executive’s base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○	a material diminution in the executive’s authority, duties or responsibilities;

○	relocation of executive’s primary work location more than 50 miles from executive’s primary work location at the time of such requested relocation; or

○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.

However, “Good Reason” will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.

Tax Gross-Up. Executives are not entitled to receive a tax “gross-up” payment. Instead, their severance payments would be subject to a “modified cut-back” provision, where severance or other payments to that executive would be reduced if this reduction would produce a better after-tax result for the executive. There would be no reduction, however, if the executive (who would be responsible for any excise tax) would have a better after-tax result without the reduction.

Participant Obligations for the Protection of Our Business and Clawback. As a condition of the executive’s right to receive severance payments and benefits, the ESP requires that he or she:

•	not compete with us;

•	not solicit, induce, divert, employ, retain or interfere with or attempt to influence our relationship with any employee or person providing services to the Company; and

•	not interfere with or attempt to influence our relationship with any supplier, customer or other person with whom we do business.

These restrictions apply while an executive is employed and following a termination of employment during the period of 12 months in case of non-compete obligations and 24 months in case of non-solicitation obligations. In addition, executives are not entitled to severance if they engage in willful misconduct or a violation of a Company policy that is materially detrimental to us while employed by the Company. The ESP also conditions severance payments and benefits on the executive signing a release and termination agreement, and meeting continuing commitments relating to confidentiality, cooperation in litigation and return of our property.

As discussed above in “Compensation Discussion and Analysis—Clawback Policy,” compensation received under our ESP is subject to our clawback policy if the executive breaches the obligations noted above or if any of the other events triggering a clawback, such as a financial misstatement or restatement, occur.

Effect of IRC Section 409A. The timing of some payments and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to our NEOs or other participants under the ESP upon termination may be delayed until six months after termination.

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 EXECUTIVE COMPENSATION

Payments in connection with death, disability or retirement. Our executives may also receive payment if their employment terminates as a result of death, disability or retirement as set forth in the terms and conditions of their award agreements with the Company and, in the case of our CEO in 2021, his letter agreement and separation agreement as described below under “Other Separation Arrangements—Mr. Fibig.” Our NEOs are also entitled to payments under our Executive Death Benefit Plan as described in this proxy statement under the heading “Compensation Discussion and Analysis—Executive Death Benefit Plan.” In the event of disability, our NEOs would be entitled to payments under our Disability Insurance Program that applies to salaried employees generally (60% of monthly salary up to a maximum of $15,000 per month).

Other Separation Arrangements

Mr. Fibig

Details regarding Mr. Fibig’s letter agreement dated May 26, 2014 and separation agreement and general release dated March 14, 2022 are included in this proxy statement under the heading “Employment Agreements or Arrangements” following the Summary Compensation Table. For purposes of the “Potential Payments Upon Termination or Change in Control” Table set forth below in respect of Mr. Fibig, “Cause” and “Good Reason” are defined as set forth in Mr. Fibig’s letter agreement.

Under the terms of his separation agreement and general release, in exchange for the releases and covenants contained in such agreement, the Company has agreed to treat Mr. Fibig’s departure as a qualifying event for purposes of the ESP and, consistent with his letter agreement, agreed to accelerate, effective as of his separation date, the vesting of any of his then-outstanding unvested equity awards (and, to the extent subject to the achievement of performance criteria, such performance criteria shall be deemed met at target performance levels) and, unless deferred by Mr. Fibig, settlement of such equity awards. Mr. Fibig is not entitled to any payment (including any tax gross-up) respecting taxes he may owe under IRC Section 4999 (so-called “golden parachute taxes”).

The separation benefits payments are subject to Mr. Fibig’s delivery to us of an executed general release, resignation from all offices, directorships and fiduciary positions with us and continued compliance with restrictive covenants regarding non-competition, non-solicitation, confidentiality, cooperation and non-disparagement. His non-competition and non-solicitation covenants continue to apply for two years following termination.

If Mr. Fibig’s employment had terminated on account of death, disability or retirement, he (or his beneficiary or estate) would have been entitled to any unpaid base salary through the date of termination, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid to other senior executives, a pro-rata AIP bonus for the fiscal year in which the termination occurs, based on actual performance and payable when bonuses are paid to other senior executives, and all other payments, benefits or perquisites to which he may be entitled under the terms of the Company’s programs.

Mr. Richter

Details regarding Mr. Richter’s offer letter dated September 15, 2021 are included in this proxy statement under the heading “Employment Agreements or Arrangements” following the Summary Compensation Table. Pursuant to his letter agreement, Mr. Richter received a one-time equity grant of RSUs with an aggregate grant date value of $5,000,000, which deviates from our form of RSU award agreement in that (i) if Mr. Richter’s employment is terminated without Cause prior to March 14, 2022, then a pro-rata portion of all outstanding unvested RSUs will remain outstanding and continue to vest on the existing vesting schedule, and (ii) if Mr. Richter’s employment is terminated without Cause on or following March 14, 2022, then all outstanding unvested RSUs will remain outstanding and continue to vest on the existing vesting schedule.

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 EXECUTIVE COMPENSATION

Mr. Jilla

In connection with his separation from the Company, the Company and Mr. Jilla entered into a separation agreement and general release that specifies the terms of his departure from the Company and the payments and benefits he is eligible to receive under the ESP. Subject to his compliance with the post-separation covenants set forth in the separation agreement, Mr. Jilla (1) received a total of $4,340,038 in severance payments and benefits, consisting of (i) a severance payment of $2,280,000, less applicable withholdings, paid in a lump sum; (ii) a prorated portion of his target AIP award for 2021 of $446,795, paid in a lump sum; (iii) with respect to his LTIP awards outstanding as of February 1, 2021, a prorated portion of his target LTIP awards for the LTIP award cycles in progress at a value of $561,897, payable 50% in cash and 50% in shares; (iv) with respect to his ECP awards outstanding as of February 1, 2021, such outstanding ECP awards fully accelerated and vested upon termination, at a value of $1,011,153; and (v) continuation of medical, dental, disability and life insurance coverage for 18 months following his separation or until he obtains new employment providing similar benefits, with a value of $40,193 and (2) will receive severance payments and benefits, consisting of (i) with respect to his LTIP awards granted after February 1, 2021, a prorated portion of his LTIP awards for the LTIP award cycles in progress, calculated and paid in accordance with the LTIP and based on the achievement of pre-established performance goals, payable 50% in cash and 50% in shares and (ii) with respect to ECP awards granted after February 1, 2021, a prorated portion of such outstanding ECP awards at a value of $106,208 (based on the closing price of common stock on December 31, 2021 ($150.65)), payable on the vesting date of such awards. In addition, under the separation agreement, Mr. Jilla provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement.

Ms. Fortmann

In connection with her separation from the Company, Ms. Fortmann did not receive any payments or benefits under the ESP. Instead, the Company and Ms. Fortmann entered into an agreement that specifies the terms of her departure from the Company and the benefits she is eligible to receive. Subject to her compliance with the post-separation covenants set forth in the agreement, Ms. Fortmann will receive a total of $1,205,847 in severance payments and benefits, in each case converted from Euros to US Dollars, based on an exchange rate of 1.131 US Dollars to Euros (the exchange rate as of December 31, 2021), consisting of (1) a severance payment of $315,797, less applicable withholdings, paid in a lump sum; (2) a prorated portion of her target AIP award for 2021 of $379,993, paid in a lump sum; (3) a prorated portion of her target LTIP awards for the LTIP award cycles in progress at a value of $264,196, payable 50% in cash and 50% in shares, paid in a lump sum; and (4) a prorated portion of her outstanding ECP awards at a value of $245,861 (based on the closing price of common stock on December 31, 2021 ($150.65)), payable on the vesting date of such awards. Ms. Fortmann’s agreement includes a mutual grant of full and final discharge of claims related to her employment contract, its termination and anything directly or indirectly arising therefrom.

Ms. Chwat

In connection with her separation from the Company, the Company and Ms. Chwat entered into an agreement and general release that specifies the terms of her departure from the Company and the payments and benefits she is eligible to receive under the ESP. Subject to her compliance with the post-separation covenants set forth in the separation agreement, Ms. Chwat (1) received a total of $3,250,145 in severance payments and benefits, consisting of (i) a severance payment of $1,587,200, less applicable withholdings, paid in a lump sum; (ii) a prorated portion of her target AIP award for 2021 of $85,611, paid in a lump sum; (iii) a prorated portion of her target LTIP awards for the LTIP award cycles in progress at a value of $342,323, payable 50% in cash and 50% in shares in a lump sum; and (iv) all outstanding ECP awards fully accelerated and vested upon termination, at a value of $1,235,011; and (2) will receive continuation of medical, dental, disability, and life insurance coverage for 18 months following her separation or until she obtains new employment providing similar benefits, with a value of $46,286. In

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 EXECUTIVE COMPENSATION

addition, under the separation agreement, Ms. Chwat provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement.

Potential Payments upon Termination or Change in Control

With respect to Messrs. Fibig, Richter, Mirzayantz, and Fortanet, as well as Dr. Suarez Gonzalez, the following table shows the estimated payments and value of benefits that we would provide to such NEOs if the triggering events described in the heading of the table had occurred on December 31, 2021. With respect to Mr. Jilla, whose employment terminated on October 29, 2021, Ms. Fortmann, whose employment terminated on September 1, 2021, and Ms. Chwat, whose employment terminated on April 15, 2021, the narrative above describes the actual payments and value of benefits provided to each of Mr. Jilla and Mmes. Fortmann and Chwat in connection with their terminations of employment.

Other than as set forth in “Compensation Discussion and Analysis—Other Separation Agreements—Mr. Fibig,” we do not provide any additional benefits to our NEOs upon a voluntary resignation or termination for Cause. Certain assumptions made for purposes of presenting this information and certain amounts not reflected in the table are explained below or in the footnotes to the table.

With respect to the information in the following table, the per-share market price of our common stock is assumed to be $150.65, the actual closing price per share on the last trading day of 2021. In preparing the estimates in this table, we have assumed that any CiC would also constitute a “change in ownership and control” for purposes of the golden parachute excise tax rules. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. Except as noted in footnote 7 of the table, these amounts do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The salary, AIP award and LTIP award otherwise payable to each NEO through December 31, 2021 is included in the Summary Compensation Table.

In addition to the amounts set forth in the table below, in the event of a CiC and absent a subsequent deferral election, the aggregate balance held in our DCP for each of our NEOs who participate in that plan will be automatically accelerated and settled within five business days of the CiC. The closing of the N&B Transaction on February 1, 2021 constituted a CiC under the DCP, and as a result Mr. Fortanet’s aggregate balance held in our DCP as of February 1, 2021 was accelerated and paid out in accordance with his existing election within five days following the N&B Transaction. The amount that was accelerated in connection with the N&B Transaction is shown in the Aggregate Withdrawals/Distributions column of the Non-Qualified Deferred Compensation Table. All of our other NEOs who participate in the DCP made subsequent deferral elections and as such their aggregate balances under the DCP are shown in the Aggregate Balance at Fiscal Year-End column of the Non-Qualified Deferred Compensation Table.

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 EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

	Involuntary Termination Not for Cause or for Good Reason Prior to or More Than 2 Years After a CiC		Termination Due to Death (1)	Separation Due to Retirement or Disability Prior to or More Than 2 Years After a CiC (2)	Involuntary Termination Not for Cause or for Good Reason Within 2 Years After a CiC		Separation Due to Retirement or Disability Within 2 Years After a CiC (2)
Andreas Fibig (11)
Salary	$2,600,000		$—	$—	3,900,000	(3)	$—
AIP	3,640,000	(4)	—	—	5,460,000	(5)	—
LTIP (6)	1,479,329		1,479,329	1,479,329	1,479,329		1,479,329
Equity (7)	8,255,889		15,571,184	—	15,571,184		15,571,184
Benefits Continuation (8)	53,591		—	—	53,591		—
Executive Death Benefit (9)	—		2,600,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$16,028,809		$19,650,513	$1,599,329	$26,464,104		$17,170,513
Glenn Richter
Salary	$1,125,000		$—	$—	$1,500,000	(3)	$—
AIP	264,375	(4)	—	—	1,350,000	(5)	—
LTIP (6)	79,393		79,393	79,393	79,393		79,393
Equity (7)	526,103		5,421,229	—	5,421,229		5,421,229
Benefits Continuation (8)	40,193		—	—	40,193		—
Executive Death Benefit (9)	—		1,500,000	—	—		—
Disability Insurance (10)	—		—	—	—		—

Total	$2,035,064		$7,000,622	$79,393	$8,390,815		$5,500,622
Nicolas Mirzayantz
Salary	$1,072,500		$—	$—	$1,430,000		$—
AIP	965,250	(4)	—	—	1,287,000	(5)	—
LTIP (6)	216,503		216,503	216,503	216,503		216,503
Equity (7)	1,502,655		2,901,391	—	2,901,391		2,901,391
Benefits Continuation (8)	46,286				46,286
Executive Death Benefit (9)	—		1,430,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$3,803,194		$4,547,894	$336,503	$5,881,180		$3,237,894
Francisco Fortanet
Salary	$720,000		$—	$—	$960,000		$—
AIP	504,000	(4)	—	—	672,000	(5)	—
LTIP (6)	126,075		126,075	126,075	126,075		126,075
Equity (7)	1,415,509		2,652,234	—	2,652,234		2,652,234
Benefits Continuation (8)	37,803		—	—	37,803		—
Executive Death Benefit (9)	—		960,000	—	—		—
Disability Insurance	—		—	120,000	—		120,000

Total	$2,803,387		$3,738,309	$246,075	$4,448,112		$2,898,309
Susana Suarez Gonzalez
Salary	$727,500		$—	$—	$970,000		$—
AIP	509,250	(4)	—	—	679,000	(5)	—
LTIP (6)	126,150		126,150	126,150	126,150		126,150
Equity (7)	981,950		1,942,581	—	1,942,581		1,942,581
Benefits Continuation (8)	37,803		—	—	37,803		—
Executive Death Benefit (9)	—		970,000	—	—		—
Disability Insurance (10)	—		—	120,000	—		120,000

Total	$2,382,653		$3,038,731	$246,150	$3,755,534		$2,188,731

(1)

The amounts in this column represent payments made in the event of the death of the executive either prior to, within two years or more than two years after a CiC, assuming a termination date of December 31, 2021. With respect to amounts shown in the AIP row, if the death of an executive occurred within two years of a CiC, this amount may change as it is the prorated amount of the executive’s target bonus in the year of termination.

IFF  |  2022 PROXY STATEMENT  93

 EXECUTIVE COMPENSATION

(2)	Pursuant to the terms of the ESP, an executive who elects to retire after attaining age 62 is entitled to the benefits in this column (less any disability insurance proceeds).

(3)

Pursuant to the terms of our ESP, if severance payments are deemed to trigger the excise tax imposed by IRC Section 4999, the executive would receive the greater net after-tax benefit of either (i) receipt of full severance payments and executive pays the excise tax or (ii) a reduction to cash severance to the “safe harbor” level so as not to trigger the excise tax. In Mr. Fibig’s case, reduction to cash severance to the “safe harbor” level results in the greater net after tax benefit to him. In Mr. Richter’s case, payment of the excise tax would result in a greater benefit to him.

(4)

This amount represents (i) for Mr. Fibig, 2.0x the greater of the average AIP award paid for performance in the three years preceding the year of the presumed December 31, 2021 termination or the executive’s target annual incentive under the AIP for 2021, prorated for the number of active days of employment with the Company during the performance period and (ii) for Messrs. Richter, Mirzayantz, and Fortanet and Dr. Suarez Gonzalez, 1.5x the executive’s target annual incentive under the AIP for 2021 prorated for the number of active days of employment with the Company during the performance period. This amount does not take into account any actual AIP amounts paid for 2021, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(5)

This amount represents for Mr. Fibig, 3.0x, and for Messrs. Richter, Mirzayantz, and Fortanet and Dr. Suarez Gonzalez, 2.0x, the greater of: (i) the average AIP award paid for performance in the three years preceding the year of the presumed December 31, 2021 termination or (ii) the executive’s target annual incentive under the AIP for 2021. This amount does not take into account any actual AIP amounts paid for 2021, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)

The amounts in this row are the LTIP amounts that would be payable as severance in cash with respect to the 2020-2022 and 2021-2023 LTIP cycles, based on prorated target LTIP for the relevant LTIP cycles in progress. Prorated amounts are based on the number of days worked in each performance period divided by the total number of days in each performance period for each relevant LTIP cycle.

(7)

For termination due to involuntary termination not for cause or by the executive for good reason absent a CiC, this amount represents the value of equity that would continue to vest on a prorated basis. For termination due to death or disability more than two years prior to a CiC, the amounts in this row represent the aggregate value of RSU, SSARs, and PRSU awards that would immediately vest upon occurrence of the termination event. For termination events within two years after a CiC, the amounts in this row represent the aggregate in-the-money value of the SSARs, RSUs, PRSUs and other equity awards that would become immediately vested (in the case of LTIP stock on a prorated basis for NEOs other than Mr. Fibig) as a direct result of the CiC before the stated vesting date specified in the applicable equity award document. The calculation of these amounts does not discount the value of awards based on the portion of the vesting period elapsed at the date of the CiC.

(8)

Amounts in this row are the costs to provide benefits continuation, including medical, dental, group life insurance and group long-term disability. The amounts for medical and dental benefits are the COBRA costs for the covered period based on assumptions used for financial reporting purposes. The life insurance and long-term disability costs are the premiums to provide the benefit for the covered period.

(9)	The amounts in this row are the amounts that would be payable under our Executive Death Benefit Plan upon the death of the NEO.

94  IFF  |  2022 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(10)

The amounts in this row are the amounts that would be payable under our Supplemental LTD program upon the disability of the NEO. Although long-term disability coverage is generally available to our employees, only certain executives, including our NEOs (other than Mr. Richter), participate in the Supplemental LTD program.

(11)

In connection with Mr. Fibig’s departure on March 14, 2022, Mr. Fibig’s departure was treated as a qualifying event for purposes of the ESP and, all of his then-outstanding unvested equity awards vested (and, to the extent subject to the achievement of performance criteria, such performance criteria shall be deemed met at target performance levels).

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO in 2021, Andreas Fibig.

We selected December 31, 2021 as the date for identifying the median employee. On that date, our employee population consisted of approximately 24,133 individuals working at our parent company and consolidated subsidiaries, of which approximately 5,255 were located in the United States and 18,878 were located outside the United States.

We identified our median employee by calculating the amount of base pay paid to all of our employees (other than the CEO). We did not include annual incentive compensation or equity-based awards for our employees. We did not make any cost of living adjustments, but did annualize the compensation of any employees hired during 2021.

As permitted by the pay ratio rules, we excluded employees from India, totaling 1,025 employees (or approximately 4% of our global workforce). Based on this methodology, the median employee was a full-time, non-exempt employee in our TastePoint North, Pennsylvania location in the United States. We calculated the 2021 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $66,105.

Utilizing the same executive compensation rules, and consistent with the amount reported in the “Total” Column of our 2021 Summary Compensation Table above for our CEO in 2021, the annual total compensation of our CEO in 2021 was 9,767,380. The resulting ratio of the annual total compensation of our CEO in 2021 to the annual total compensation of the median employee was 148 to 1.

IFF  |  2022 PROXY STATEMENT  95

What am I voting on?

At the 2022 Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation
1. To elect 14 members of the Board of Directors, each to hold office for a one-year term expiring at the 2023 Annual Meeting of Shareholders.	FOR each Director Nominee
2. To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the 2022 fiscal year.	FOR
3. To approve, on an advisory basis, the compensation of our named executive officers in 2021, which we refer to as “Say on Pay.”	FOR

We also will consider other business that properly comes before the meeting in accordance with New York law and our By-Laws.

Who can vote?

Holders of our common stock at the close of business on March 8, 2022, are entitled to vote their shares at the 2022 Annual Meeting. As of March 8, 2022, there were 254,744,721 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, online or by proxy, of the holders of a majority of the 254,744,721 shares entitled to vote on the record date (127,372,361 shares) will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and withhold votes are counted as present for purposes of determining a quorum. Shares of common stock for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

What is the difference between a “shareholder of record” and a “street name” holder / “beneficial owner” ?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “shareholder of record” or a “registered shareholder” of those shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian (each, a “Broker”), including shares you may own as a participant in one of our 401(k) plans, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been forwarded to you by or on behalf of your Broker, who is considered the shareholder of record of those shares. As the beneficial owner (or street name holder), you have the right to direct your Broker how to vote your shares by following the instructions for voting set forth in the Notice.

96  IFF  |  2022 PROXY STATEMENT

 INFORMATION ABOUT THE MEETING

How do I vote?

If you are a shareholder of record, you may vote:

•	via the Internet;

•	by telephone;

•	by mail; or

•	during the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2022.

Detailed instructions for Internet and telephone voting are set forth in the proxy card and the Notice.

If your shares are held in one of our 401(k) plans, your proxy will serve as a voting instruction for the trustee of the 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by 11:59 pm Eastern Daylight Time on May 3, 2022. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) plan in the same proportion as those shares in the 401(k) plan for which voting instructions were received.

If you are a beneficial owner/street name holder, you must follow the voting procedures of your Broker.

What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Proposal	Vote Required
1. Electionof Directors	Majority of Votes Cast

2. Ratificationof Independent Registered Public Accounting Firm	Majority of Votes Cast

3. Sayon Pay	Majority of Votes Cast

Proposal 1

Under our By-Laws, in an uncontested election of directors, as the one we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes “FOR” his or her election than votes “AGAINST” in order to be elected. Abstentions are not counted as votes “FOR” or “AGAINST” a director nominee.

Proposal 2

The votes cast “FOR” must exceed the votes cast “AGAINST” the ratification of PwC as our independent registered public accounting firm for the 2022 fiscal year. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and thus will have no effect on the outcome of this proposal.

Proposal 3

Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.

IFF  |  2022 PROXY STATEMENT  97

 INFORMATION ABOUT THE MEETING

What if I am a beneficial owner and I do not give the nominee voting instructions?

If you are a beneficial owner (i.e., your shares are held in “street name”), the Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the Broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a Broker returns a proxy but does not vote on a particular proposal because the Broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.

The table below sets forth, for each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non- Vote
1. Electionof Directors	No	None

2. Ratificationof Independent Registered Public Accounting Firm	Yes	Counted

3. Sayon Pay	No	None

What if I sign and return my proxy without making any selections?

If you sign and return your proxy card without making any selections, your shares will be voted “FOR” each of the director nominees, and “FOR” Proposals 2 and 3. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion. If your shares are held in “street name”, see the question above on how to vote your shares.

How do I change my vote?

If you are a shareholder of record, you may revoke your proxy by giving written notice of revocation to our Corporate Secretary before the 2022 Annual Meeting, by delivering a later-dated proxy (either by mail, telephone or over the Internet), or by voting online at the 2022 Annual Meeting.

If your shares are a beneficial owner (i.e., your shares are held in “street name”), you may change your vote by following your Broker’s procedures for revoking or changing your proxy.

What shares are covered by my proxy card?

Your proxy card reflects all shares owned by you at the close of business on March 8, 2022. For participants in our 401(k) plans, shares held in your account as of that date are included in your proxy.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote separately for each proxy card or voting instruction form you receive.

98  IFF  |  2022 PROXY STATEMENT

 INFORMATION ABOUT THE MEETING

Who can attend the 2022 Annual Meeting?

Only shareholders and our invited guests are permitted to attend the 2022 Annual Meeting.

Even if you plan to attend the 2022 Annual Meeting, we strongly urge you to vote in advance by proxy by voting via the Internet or by telephone by following the instructions provided on the enclosed proxy card or by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.

To gain admittance to our virtual 2022 Annual Meeting, please visit www.virtualshareholdermeeting.com/IFF2022 and enter the 16 digit Control Number that we have provided to you.

What do I need to do to attend the virtual 2022 Annual Meeting?

A summary of the information you need to attend the virtual 2022 Annual Meeting is provided below:

•	Any Shareholder can attend the 2022 Annual Meeting

•	We encourage you to access the 2022 Annual Meeting online 15 minutes prior to its start time

•	Shareholders may vote electronically and submit questions online while attending the 2022 Annual Meeting

•	You will need the 16 digit Control Number that we have provided to you in order to join the virtual 2022 Annual Meeting

•	Instructions on how to attend and participate in the virtual 2022 Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/IFF2022

•	The Rules of Conduct, proxy materials and shareholder list will be available on the meeting site

Why a virtual meeting?

We have decided to offer a virtual meeting, as part of our effort to maintain a safe and healthy environment at our 2022 Annual Meeting and after closely monitoring statements issued by the World Health Organization (who.int), the Centers for Disease Control and Prevention (cdc.gov) and the New York State Department of Health (health.ny.gov) regarding the novel coronavirus disease, COVID-19. For that reason, our Board of Directors and management team will be attending the 2022 Annual Meeting by remote communication as permitted by New York state law.

Note that the decision to proceed with a virtual-only meeting this year does not necessarily mean that we will utilize a virtual-only format or any means of remote communication for future annual meetings.

What if I have technical difficulties or trouble accessing the virtual 2022 Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual 2022 Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

IFF  |  2022 PROXY STATEMENT  99

 INFORMATION ABOUT THE MEETING

If I plan to attend the 2022 Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the 2022 Annual Meeting. If you send in your proxy card and also attend the meeting (by visiting www.virtualshareholdermeeting.com/IFF2022), you do not need to vote again at the meeting unless you want to change your vote. Online ballots will be available at the virtual 2022 Annual Meeting at www.virtualshareholdermeeting.com/IFF2022 for shareholders of record.

100  IFF  |  2022 PROXY STATEMENT

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for $25,000 plus expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.

Shareholder Proposals for the 2023 Annual Meeting

In order for a shareholder proposal under Rule 14a-8 to be considered for inclusion in our proxy materials for next year’s annual meeting of shareholders, the Secretary of our Company must receive the written proposal no later than November 22, 2022. The proposal must meet the requirements under Rule 14a-8 to be valid.

Under Article I, Section 3 of our By-Laws, in order for a shareholder to submit a proposal or to nominate any director at next year’s annual meeting of shareholders, the shareholder must give written notice to the Secretary of our Company not less than 90 days nor more than 120 days prior to the anniversary date of this year’s annual meeting of shareholders provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice of an intention to introduce a nomination or other item of business at that meeting between January 4, 2023 and February 3, 2023. The notice must also meet all other requirements contained in our By-Laws, including the requirement to contain specified information about the proposed business or the director nominee and the shareholder making the proposal. In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than IFF nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2023.

As of the date of this proxy statement, we do not know of any matters to be presented at the 2022 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.

Shareholder Communications

Shareholders and other parties interested in communicating directly with the non-executive Chair, the non-management directors as a group or all directors as a group may do so by writing to the non-executive Chair or the non-management directors or the Board, in each case, c/o Corporate Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder of our Company.

The Board has approved a process for handling correspondence received by our Company on behalf of the non-executive Chair, the non-management directors as a group or all directors as a group. Under that process, the General Counsel reviews all such correspondence and maintains a log of, and forwards to the appropriate Board member, correspondence that is relevant to (i) the functions of the Board or committees thereof or (ii) other significant matters involving our Company. The General Counsel may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel at any time.

IFF  |  2022 PROXY STATEMENT  101

 OTHER MATTERS

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Electronic Delivery

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our 2022 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 25, 2022. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact Broadridge Financial Solutions, by calling 1-800-542-1061, or by forwarding a written request addressed to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Broadridge Financial Solutions as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2022 Annual Report on Form 10-K filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—Financials & Filings—SEC Filings link on our website at, www.iff.com. A request for a copy of such report should be directed to International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019, Attention: Investor Relations. A copy of any exhibit to the Form 10-K for the year ended December 31, 2021 will be forwarded following receipt of a written request to Investor Relations.

102  IFF  |  2022 PROXY STATEMENT

This proxy statement includes certain non-GAAP financial measures, including: (1) adjusted operating EBITDA and adjusted diluted EPS, which exclude restructuring costs and other significant items of a non-recurring and/or non-operational nature such as Frutarom integration related costs, gain on sale of assets, shareholder activism related costs, business divestiture costs, gain on business disposal, employee separation costs, pension income adjustment, pension settlement, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs and N&B integration related costs; and (2) adjusted EPS ex amortization, which excludes Items Impacting Comparability and the amortization of acquisition related intangible assets. These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP.

DOLLARS IN MILLIONS	Year Ended December 31, 2021
Income Before Taxes (GAAP)	$354
Depreciation & Amortization	1,156
Interest Expense	289
Other Income, net	(58)
Frutarom Integration Related Costs (a)	4
Restructuring and Other Charges, net	41
Gains on Sale of Assets	(1)
Shareholder Activism Related Costs (b)	7
Business Divestiture Costs (c)	42
Employee Separation Costs (d)	29
Frutarom Acquisition Related Costs (g)	2
N&B Inventory Step-Up Costs	368
N&B Transaction Related Costs (h)	91
N&B Integration Related Costs (i)	101

Adjusted Operating EBITDA (Non-GAAP)	$2,425

IFF  |  2022 PROXY STATEMENT  103

 EXHIBIT A - GAAP TO NON-GAAP RECONCILIATIONS

	Year Ended December 31, 2021
DOLLARS IN MILLIONS	Income before taxes	Taxes on income (k)	Net Income Attributable to IFF (l)	Diluted EPS

Adjusted Net Income/Diluted EPS

Reported (GAAP)	$354	$75	$270	$1.10

Frutarom Integration Related Costs (a)	4	—	4	0.01

Restructuring and Other Charges	41	9	32	0.13

Gains on Sale of Assets	(1)	—	(1)	—

Shareholder Activism Related Costs (b)	7	2	5	0.02

Business Divestiture Costs (c)	42	10	32	0.12

Gain on Business Disposal	(13)	(14)	1	0.01

Employee Separation Costs (d)	29	2	27	0.11

Pension Income Adjustment (e)	(17)	(4)	(13)	(0.05)

Pension Settlement (f)	2	—	2	0.01

Frutarom Acquisition Related Costs (g)	2	—	2	0.01

N&B Inventory Step-Up Costs	368	79	289	1.19

N&B Transaction Related Costs (h)	91	19	72	0.29

N&B Integration Related Costs (i)	101	24	77	0.32

Redemption value adjustment to EPS (j)	—	—	—	0.01

Adjusted (Non-GAAP)	$1,010	$202	$799	$3.28

Year Ended December 31, 2021

Adjusted Net Income/EPS ex Amortization

Adjusted (Non-GAAP) Net Income	$799

Amortization of Acquisition related Intangible Assets	732

Tax Impact on Amortization of Acquisition related Intangible Assets	158

Amortization of Acquisition related Intangible Assets, net of tax (m)	574

Adjusted (Non-GAAP) Net Income ex. Amortization	$1,373

Denominator

Weighted average shares assuming dilution (diluted)	244

Adjusted (Non-GAAP) EPS ex. Amortization	$5.63

(a)	Represents costs related to the integration of the Frutarom acquisition, primarily related to performance stock awards.

(b)	Represents shareholder activist related costs, primarily professional fees.

(c)	Represents costs related to the Company’s sales and planned sales of businesses, primarily legal and professional fees.

(d)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.

(e)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.

(f)	Represents pension settlement charges incurred in one of the Company’s UK pension plans.

(g)	Represents transaction-related costs and expenses related to the acquisition of Frutarom, For 2021, amount primarily includes earn-out payments, net of adjustments.

104  IFF  |  2022 PROXY STATEMENT

 EXHIBIT A - GAAP TO NON-GAAP RECONCILIATIONS

(h)	Represents transaction costs and expenses related to the transaction with N&B, primarily legal and professional fees.

(i)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, primarily consulting fees.

(j)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.

(k)

The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.

(l)	For 2021, net income is reduced by income attributable to noncontrolling interest of $9 million.

(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

IFF  |  2022 PROXY STATEMENT  105

INTERNATIONAL FLAVORS & FRAGRANCES INC.

521 WEST 57TH STREET

NEW YORK, NY 10019

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you access the web site and follow the instructions.

During The Meeting - Go to www.virtualshareholdermeeting.com/IFF2022

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, by the date and time indicated on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68793-P67629                             KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  INTERNATIONAL FLAVORS & FRAGRANCES INC.

The Board of Directors recommends you vote FOR all listed nominees, and FOR Proposals 2 and 3.

1.	Elect fourteen members of the Board of Directors for a one-year term expiring at the 2023 Annual Meeting of Shareholders.

	Nominees:		For	Against	Abstain

	1a.	Kathryn J. Boor	☐	☐	☐

	1b.	Edward D. Breen	☐	☐	☐

	1c.	Barry A. Bruno	☐	☐	☐

	1d.	Frank Clyburn	☐	☐	☐

	1e.	Carol Anthony Davidson	☐	☐	☐

	1f.	Michael L. Ducker	☐	☐	☐

	1g.	Roger W. Ferguson, Jr.	☐	☐	☐

	1h.	John F. Ferraro	☐	☐	☐

	1i.	Christina Gold	☐	☐	☐

	1j.	Ilene Gordon	☐	☐	☐

			For	Against	Abstain

	1k.	Matthias J. Heinzel	☐	☐	☐

	1l.	Dale F. Morrison	☐	☐	☐

	1m.	Kåre Schultz	☐	☐	☐

	1n.	Stephen Williamson	☐	☐	☐

2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2022 fiscal year.		☐	☐	☐

3.	Approve, on an advisory basis, the compensation of our named executive officers in 2021.		☐	☐	☐

NOTE: Proxies, when properly executed, will be voted as directed, or if no direction is given, will be voted as the Board of Directors recommends. The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D68794-P67629

INTERNATIONAL FLAVORS & FRAGRANCES INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 4, 2022

The undersigned hereby appoint(s) each of Mr. Frank Clyburn, Mr. Glenn Richter and Ms. Jennifer Johnson as the attorney and proxy of the undersigned, each acting singly, with full power of substitution, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of International Flavors & Fragrances Inc. to be held via live webcast at www.virtualshareholdermeeting.com/IFF2022 Wednesday, May 4, 2022 at 10:00 A.M. Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof (the “Meeting”).

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 3, 2022.

If you are a participant in the International Flavors & Fragrances Inc. Retirement Investment Fund Plans (the “401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 P.M. Eastern Daylight Time on May 3, 2022, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD/VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE